UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

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Newmont Mining Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Newmont Proxy Statement 2017

Annual Meeting of Stockholders

The Annual Meeting of Stockholders of

Newmont Mining Corporation will be held at:

The St. Regis New York

Two East 55th Street, at Fifth Avenue

New York, New York 10022

On Thursday, April 20, 2017

At 11:00 a.m., local time

Newmont Mining Corporation 6363 South Fiddler’s Green Circle Greenwood Village, Colorado 80111 USA

Notice of 2017 Annual Meeting of Stockholders

March 3, 2017

The Annual Meeting of Stockholders of Newmont Mining Corporation will be held at 11:00 a.m., local time, on Thursday, April 20, 2017 at The St. Regis New York, Two East 55th Street, at Fifth Avenue, New York, New York 10022, to:

1.	Elect Directors;

2.	Ratify the Audit Committee’s appointment of Ernst & Young LLP as Newmont’s independent registered public accounting firm for 2017;

3.	Approve, on an advisory basis, the compensation of the Named Executive Officers;

4.	Conduct an advisory vote on the frequency of stockholder vote on executive compensation;

5.	Consider and act upon a stockholder proposal regarding a human rights risk assessment, as set forth in the accompanying Proxy Statement, if properly introduced at the meeting; and

6.	Transact such other business that may properly come before the meeting.

Record	Date: February 21, 2017

Under the Securities and Exchange Commission rules, we have elected to use the Internet for delivery of Annual Meeting materials to our stockholders, enabling us to provide them with the information they need while lowering the costs of delivery and reducing the environmental impact associated with our Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. If you are unable to attend, please promptly vote your shares by telephone or Internet or by signing, dating and returning the enclosed proxy card at your earliest convenience. Voting by the Internet or telephone is fast, convenient, and enables your vote to be immediately confirmed and tabulated, which helps Newmont reduce postage and proxy tabulation costs. Your vote is important so that your shares will be represented and voted at the Annual Meeting even if you cannot attend.

By Order of the Board of Directors,	Scan this QR code to view digital versions of our Proxy Statement and 2016 Annual Report.

STEPHEN P. GOTTESFELD
Executive Vice President and General Counsel

You can vote in one of four ways:

Visit the website listed on your proxy card to vote VIA THE INTERNET

Call the telephone number on your proxy card to vote BY TELEPHONE

Sign, date and return your proxy card in the enclosed envelope to vote BY MAIL

Attend the meeting to vote IN PERSON

Our Notice of Meeting, Proxy Statement and Annual Report are available at www.envisionreports.com/nem

Newmont Mining Corporation 2017 Proxy Statement   •  TOC

2017 Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

Voting Overview Items of Business:	Board Vote Recommendation	Page # for Additional Information
1 Election of 10 Director Nominees	FOR each nominee	5
Management Proposals:
2 Ratification of independent registered public accounting form for 2017	FOR	82
3 Advisory Vote to Approve Named Executive Officer Compensation	FOR	86
4 Advisory Vote to Approve the Frequency of Stockholder Vote On Executive Compensation	ONE YEAR frequency	89
Stockholder Proposal:
5 Human Rights Risk Assessment	AGAINST	90

Corporate Governance Highlights
(See pages 23 - 25)

✓   Independent Chair

✓  Diverse Board

✓  Commitment to Board Refreshment

✓  Annual Board and Committee Evaluations

✓   Annual Director Elections

✓  Majority Voting In Uncontested Director Elections

✓  Director Overboarding Policy

✓  Strong Director Attendance Record

✓  Active Shareholder Outreach

✓  Voluntarily Adopted Proxy Access

✓  Stockholder Right to Call Special Meetings

✓  Stockholder Right to Act by Written Consent

✓  No Shareholder Rights Plan

Director Independence (See pages 5 - 17)

•    9 of our 10 Director nominees are independent
(all except CEO)

•     All 4 main Board committees comprised of independent Directors only

•    Independent Directors met in executive session at each of the regular 2016 Board Meetings

Newmont Mining Corporation 2017 Proxy Statement   •  i

Director Nominee Highlights, Diversity of Background & Skills

50% of the Board are female or ethnically diverse

Director Nominees

Name	Director Since	Indp	Occupation	Board Committees (As of February 21, 2017)
				Audit	LDC	CGN	S&S	Exec Fin
Noreen Doyle	2005	✓	Non-Executive Chair of Newmont Mining Corporation Retired First Vice President of the European Bank for Reconstruction and Development	✓		C		C
Gregory H. Boyce	2015	✓	Retired Executive Chairman and Chief Executive Officer of Peabody Energy Corporation		✓		✓
Bruce R. Brook	2011	✓	Retired Chief Financial Officer of WMC Resources Limited	C		✓		✓
J. Kofi Bucknor	2012	✓	Chief Executive Officer of J. Kofi Bucknor & Associates; Former Managing Partner of Kingdom Africa Management	✓
Vincent A. Calarco	2000	✓	Retired Chairman, President and Chief Executive Officer of Crompton Corporation (now known as Chemtura Corporation)		✓
Joseph A. Carrabba	2007	✓	Retired Chairman, President and Chief Executive Officer of Cliffs Natural Resources Inc.			✓	C
Veronica M. Hagen	2005	✓	Retired Chief Executive Officer of Polymer Group, Inc.		C	✓
Gary J. Goldberg	2013		President and Chief Executive Officer of Newmont Mining Corporation					✓
Jane Nelson	2011	✓	Founding Director of the Harvard Kennedy School’s Corporate Responsibility Initiative				✓
Julio M. Quintana	2015	✓	Retired Director, President and Chief Executive Officer of Tesco Corporation	✓

ii  •  Newmont Mining Corporation 2017 Proxy Statement

2016 Business Performance and Compensation Highlights About our business

•        A leading gold producer with revenue of $6.7 billion and a workforce of approximately 23,000 across the US, Australia, Peru, Ghana and Suriname

•        An industry leader in value creation and the only gold producer listed in the S&P 500 and the Fortune 500

•       Rated the top mining company in the Dow Jones Sustainability World Index (DJSI) in 2015 and 2016

•       Founded in 1921 and publicly traded since 1925

•       Newmont’s purpose is to create value and improve lives through responsible and sustainable mining

Key performance results in 2016

Improving the underlying business

•        Among the best safety records in the mining sector with no fatalities – lowered total injury rates by 50% since 2012

•       Increased net cash from operating activities of $1.9 billion and more than doubled free cash flow[1] to $784 million

Strengthening the portfolio

•        Built two new mines on schedule and $200 million below budget, progressed profitable expansions in the Americas and Australia, and added higher grade ounces to our reserve base

•        Generated $920 million in gross cash proceeds from the sale of Indonesian assets

Creating value for shareholders

•        Generated GAAP attributable net loss from operations of $220 million due to a non-cash impairment charge – delivered adjusted net income[1] of $619 million, up 89 percent from prior year

•        Delivered $2.4 billion in adjusted EBITDA,[1] up 25 percent from the prior year, improved share price by 89 percent and doubled dividend pay-out

•       Reduced debt by $1.6 billion, increased liquidity to nearly $6 billion, and maintained an investment-grade balance sheet

Compensation program supports long-term value creation

Mining is a long-term business with commitments and investments that can span decades; our stock price is influenced by gold and other commodity prices that are driven by macroeconomic factors. To address this, we have developed a balanced program to support our strategy, operating objectives and values, as well as our focus on sustainability and profitable growth.

Annual incentive measures – mining cycle and value creation

•       Strategic objectives – strategic, personal, talent and leadership priorities

•       Operating and Financial objectives:

Health & Safety	Exploration	Project Execution	Operating Cost	Earnings	Sustainability
Culture of zero harm; industry leading health risk management	Growth – resources for a sustainable inventory pipeline	Growth – future operations; disciplined capital investment process	Efficiency – lowering operating costs through continuous improvement	Value creation – cash to fund projects, dividends, debt reduction	Leading environmental, social and governance performance

Long-term incentives – share price performance and relative Total Shareholder Return (TSR) versus gold competitors

•       Executing strategic and operating objectives supports long-term value creation and superior share price performance; relative TSR supports the goal to deliver top quartile performance within the gold sector

[1]	Non-GAAP measure, please see Annex A for a reconciliation of these measures to U.S. GAAP.

Newmont Mining Corporation 2017 Proxy Statement   •  iii

Executive compensation overview

Pay aligned with performance

•    88 percent of CEO pay is tied to performance measures – aligned with Stockholder returns in years of decreasing or increasing market performance

•    Top quartile industry performance supported by above-target performance on strategic and operating objectives from 2014 to 2016

•     Total 3-year realized pay was 9 percent above target; stock price increased 50 percent over the same period

CEO pay for 2016

•     The table below illustrates Mr. Goldberg’s salary, bonus and stock for 2016 on an on-target basis, performance adjusted “realized” basis, and on a Summary Compensation Table-equivalent approach

This table is not intended to supersede the Summary Compensation Table information on page 67 of this proxy statement, but provides alternate perspectives on pay for enhanced understanding.

Pay summary type		Annual incentives	Long-term incentives
	Annual salary	Total bonus	Total stock awards	Total compensation
2015 target compensation	$1,150,000	$1,725,000	$5,500,000	$8,375,000
2016 target compensation(1)	$1,300,000	$1,950,000	$7,150,000	$10,400,000
2016 Summary Compensation Table(2)	$1,270,742	$2,704,393	$11,778,962	$15,940,896
2016 realized compensation(3)	$1,270,742	$2,704,393	$10,783,428	$14,758,563

(1)  Mr. Goldberg was awarded an increase in 2016 after considering 3 years of sustained, top quartile performance; see CD&A for details.

(2)  Represents the salary received in 2016, total bonus for 2016 performance, and the value of RSUs granted and PSUs granted in 2016 (presumes a future value of 151.4% of grant date value.)

(3)  Represents the salary received in 2016, total bonus for 2016 performance, and the value of RSUs vested in 2016 and PSUs for the three-year cycle ending in 2016 based on Newmont’s stock price as of 12/30/16.

Shareholder engagement and Committee activity in 2016

•     We actively engage investors and solicit feedback specifically on our executive compensation programs as part of our annual governance process

•     The Leadership Development and Compensation Committee holds a separate executive compensation strategy meeting and reviews results on Say on Pay and investor feedback as input to plan design

•     An additional meeting is held in advance of approving annual incentive results to discuss performance holistically, covering individual, team and other business or industry context to ensure payouts/programs are aligned with intent

94% Average Say on Pay vote* (5 year average)
*Votes For / (For + Against)

Sample of 2016 activity and actions
• Oversight of effective senior leadership transition • Robust review of leadership, succession, diversity	• Increased oversight and rigor on target setting • Reduced Change of Control multiple

Please reference the CD&A for details of our Executive Pay Program

iv  •  Newmont Mining Corporation 2017 Proxy Statement

PROXY STATEMENT

General Information

This Proxy Statement is furnished to the stockholders of Newmont Mining Corporation (“Newmont,” the “Company” or “we”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) to be voted at the Company’s 2017 Annual Meeting of Stockholders to be held on Thursday, April 20, 2017 (the “Annual Meeting”). The Annual Meeting is being held for the purposes set forth in the accompanying Notice of 2017 Annual Meeting of Stockholders. The Proxy Statement, proxy card and 2016 Annual Report to Stockholders are being made available to stockholders on or about March 3, 2017.

Notice of Internet Availability of Proxy Materials.

On or about March 9, 2017, we will furnish a Notice of Internet Availability of Proxy Materials (“Notice”) to most of our stockholders containing instructions on how to access the proxy materials and to vote online. In addition, instructions on how to request a printed copy of these materials may be found on the Notice. For more information on voting your stock, please see “Voting Your Shares” below. If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained on the Notice. Your vote is important no matter the extent of your holdings.

Stockholders Entitled to Vote.

The holders of record of common stock of Newmont, par value $1.60 per share, at the close of business on February 21, 2017 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 531,499,105 shares outstanding.

Voting Your Shares.

Newmont Common Stock. Each share of common stock that you own entitles you to one vote. Your Notice or proxy card shows the number of shares of common stock that you own. You may elect to vote in one of the following methods:

By Mail - If you have received or requested a paper copy of the proxy materials, please date and sign the proxy card and return it promptly in the accompanying envelope.

By Internet - If you received a Notice of Internet Availability of Proxy Materials, you can access our proxy materials and vote online. Instructions to vote online are provided in the Notice.

By Telephone - You may vote your shares by calling the telephone number specified on your proxy card. You will need to follow the instructions on your proxy card and the voice prompts.

In Person - You may attend the Annual Meeting and vote in person. We will give you a ballot when you arrive. If your stock is held in the name of your broker, bank or another nominee (a “Nominee”), then you must present a proxy from that Nominee in order to verify that the Nominee has not already voted your shares on your behalf.

Newmont Mining Corporation 2017 Proxy Statement   •  1

If you hold Newmont Common Stock at your Broker - If your shares are held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or proxy materials, as applicable, are being forwarded to you by that organization. Your Voting Instruction Form from Broadridge or your Notice provides information on how to vote your shares. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on “routine” matters such as ratification of auditors but cannot vote on “non-routine” matters, which now include matters such as votes for the Election of Directors proposal and the
Say on Pay proposal. Thus, if the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Quorum, Tabulation and Broker Non-Votes and Abstentions.

Quorum. The holders of a majority of the outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. For purposes of determining the presence of a quorum, “shares of capital stock of the Company” include all shares of common stock entitled to vote at the Annual Meeting.

Tabulating Votes and Voting Results. Votes at the Annual Meeting will be tabulated by one or more inspectors of election who will be appointed by the Chair of the meeting and who will not be candidates for election to the Board of Directors. The inspectors of election will treat shares of capital stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Broker Non-Votes and Abstentions. Abstentions and “broker non-votes” as to particular matters are counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders (except with respect to the Election of Directors, where abstentions are excluded), whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Except with respect to the Election of Directors, where abstentions are excluded, abstentions have the same effect as votes against proposals presented to stockholders. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions to do so from the beneficial owner.

As such, please be reminded that if you hold your shares in “street name” it is critical that you cast your vote if you want it to count in the Election of Directors (Proposal 1). If you hold your shares in “street name” and you do not instruct your bank or broker how to vote in the Election of Directors, no votes will be cast on your behalf. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 2). They will not have discretion to vote uninstructed shares on the advisory vote to approve named executive officer compensation (Proposal 3), the advisory vote to approve the frequency of stockholder vote on executive compensation (Proposal 4), or the stockholder proposal regarding human rights risk assessment (Proposal 5).

2  •  Newmont Mining Corporation 2017 Proxy Statement

Votes Required to Approve the Proposals.	Proposal	Vote Required
	Election of Directors	Majority of votes cast for the Nominees

	Ratification of independent registered public accounting firm for 2017	Majority of stock present in person or by proxy and entitled to vote

	Approve, on an advisory basis, the compensation of the Named Executive Officers	Non-binding advisory vote — majority of stock present in person or by proxy and entitled to vote

	Approve, on an advisory basis, the frequency of stockholder vote on executive compensation	Non-binding advisory vote — majority of stock present in person or by proxy and entitled to vote

	Stockholder proposal regarding human rights risk assessment	Majority of stock present in person or by proxy and entitled to vote

Election of Directors. Brokers, banks and other financial institutions can no longer vote your stock on your behalf for the Election of Directors if you have not provided instructions on your voting instruction form, by telephone or by Internet. For your vote to be counted, you must submit your voting instructions to your broker or custodian.

Ratify Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2017. The affirmative vote of a majority of the shares present and entitled to vote, in person or by proxy, at the Annual Meeting is required to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal.

Advisory Say-On-Pay and Advisory Say-On-Frequency Votes. Because the votes on Compensation of the Named Executive Officers and frequency of stockholder vote on executive compensation are advisory in nature, they will not: (1) affect any compensation already paid or awarded to any Named Executive Officer, (2) be binding on or overrule any decisions by the Board of Directors, (3) create or imply any additional fiduciary duty on the part of the Board of Directors, and (4) restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. If you do not instruct your broker how to vote with respect to these items, your broker may not vote with respect to these proposals. For your vote to be counted, you must submit your voting instructions to your broker or custodian.

Other Items. If any other items are presented at the Annual Meeting, they must receive an affirmative vote of a majority of the shares present and entitled to vote, in person or by proxy, in order to be approved.

Revocation of Proxy or Voting Instruction Form.

Revocation of Newmont Common Stock Proxy or Voting Instruction Form. A stockholder who executes a proxy or Voting Instruction Form (“VIF”) may revoke it by delivering to the Secretary of the Company, at any time before the proxies are voted, a written notice of revocation bearing a later date than the proxy or VIF, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). A stockholder also may substitute another person in place of those persons presently named as proxies. Written notice revoking or revising a proxy should be sent to the attention of the Corporate Secretary (attention: Logan Hennessey), Newmont Mining Corporation, at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA.

Newmont Mining Corporation 2017 Proxy Statement   •  3

Solicitation Costs.

The cost of preparing and mailing the Notice, requests for proxy materials, and the cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. The Notice will be furnished to the holders of the Company’s common stock on or about March 9, 2017. In addition, solicitation of proxies and Voting Instruction Forms may be made by certain officers and employees of the Company by mail, telephone or in person. The Company has retained Okapi Partners LLC to aid in the solicitation of brokers, banks, intermediaries and other institutional holders for a fee of $15,000. The Company also will reimburse brokerage firms and others for their expenses in forwarding proxy materials to beneficial owners of common stock.

Notes to Participants in Newmont Employee Retirement Savings Plans.

Participants in the Retirement Savings Plan of Newmont and Retirement Savings Plan for Hourly-Rated Employees of Newmont. If you are a participant in the Retirement Savings Plan of Newmont or Retirement Savings Plan for Hourly-Rated Employees of Newmont (the “401(k) Plans”) and hold the Company’s common stock under either of the 401(k) Plans, the shares of Newmont common stock which are held for you under the 401(k) Plans may be voted through the proxy card accompanying this mailing. The 401(k) Plans are administered by Fidelity Investments, as trustee. The trustee, as the stockholder of record of the Company’s common stock held in the plans, will vote the shares held for you in accordance with the directions you provide. If you do not vote your shares by 11:59 p.m. Eastern time on April 17, 2017, the trustee will not vote your common shares in the 401(k) Plans.

Stockholder Proposals for the 2018 Annual Meeting of Stockholders.	For a stockholder proposal to be included in the proxy statement and form of proxy for the 2018 Annual Meeting, the proposal must have been received by us at our principal executive offices no later than November 9, 2017. Proposals should be sent to the attention of the Corporate Secretary of the Company (attention: Logan Hennessey) at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA. Proposals must conform to and include the information required by SEC Rule 14a-8. We are not required to include in our proxy statement and form of proxy a stockholder proposal that was received after that date or that otherwise fails to meet the requirements for stockholder proposals established by Securities and Exchange Commission (“SEC”) regulations.

Our Board recently amended our By-Laws to permit a stockholder (or a group of no more than 20 stockholders) who has maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years and has complied with the other requirements set forth in our By-Laws, to submit Director nominees (up to the greater of 2 Directors or 20% of the Board) for inclusion in our proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements set forth in our By-Laws. Notice of Director nominees submitted under these By-Law provisions must be received by the Corporate Secretary of the Company (attention: Logan Hennessey) at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA by no earlier than October 10, 2017, and no later than November 9, 2017. Notice must include the information required by our By-Laws, which are available on our website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/.

In addition, under our By-Laws, stockholders not using proxy access in connection with Director nominations must give advance notice of nominations for Directors or other business to be addressed at the 2018 Annual Meeting and must be received at the principal executive offices of the Corporation no later than the close of business on February 19, 2018, and not earlier than the close of business on January 20, 2018. The advance notice must be delivered to the attention of the Corporate Secretary of the Company (attention: Logan Hennessey) at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA. Notice must include the information required by our By-Laws.

Voting Results.	The results of the voting at the Annual Meeting will be reported on Form 8-K and filed with the SEC within four business days after the end of the meeting.

4  •  Newmont Mining Corporation 2017 Proxy Statement

Proposal No. 1 — Election of Directors

Voting for Directors. If you hold your Newmont stock through a broker, bank or other financial institution, your Newmont stock will not be voted on your behalf on the Election of Directors unless you complete and return the Voting Instruction Form or follow the instructions provided to you to vote your stock via telephone or the Internet. If you do not instruct your broker, bank or other financial institution how to vote, your votes will be counted as “broker non-votes” and your shares will not be represented in the Election of Directors vote at the Annual Meeting.

Majority Vote Standard for the Election of Directors. Our By-Laws provide that in an uncontested election each Director will be elected by a vote of the majority of the votes cast, which means the number of votes cast “for” a Director’s election exceeds 50% of the number of votes cast with respect to that Director’s election. Votes cast shall include votes to withhold authority, but shall exclude abstentions. Votes will not be deemed cast if no authority or direction is given.

If a nominee for Director does not receive the vote of at least a majority of votes cast at the Annual Meeting, it is the policy of the Board of Directors that the Director must tender his or her resignation to the Board. In such a case, the Corporate Governance and Nominating Committee will make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken, taking into account all of the facts and circumstances. The Director who has tendered his or her resignation will not take part in the deliberations. For additional information, our Corporate Governance Guidelines are available on our website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/ .

Director Skills and Qualifications. In addition to meeting the minimum qualifications set out by the Board of Directors under “Director Nomination Process and Review of Director Nominees,” on page 16, each nominee also brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas, including board service, corporate governance, compensation, executive management, private equity, finance, mining, operations, manufacturing, marketing, government, international business and health, safety, environmental and social responsibility. The unique background, skills and qualifications that led the Board of Directors and the Corporate Governance and Nominating Committee to the conclusion that each of the nominees should serve as a Director for Newmont are set forth in the “Nominees” section below.

Board of Directors Recommendation. The Board of Directors recommends that the stockholders vote “FOR” all of the following nominees and, unless a stockholder gives instructions on the proxy card to the contrary, the proxies named thereon intend so to vote.

Nominees. Each of the ten persons named below is a nominee for election as a Director at the Annual Meeting for a term of one year or until his/her successor is elected and qualified. Unless authority is withheld, the proxies will be voted for the election of such nominees. All such nominees are currently serving as Directors of the Company and were elected to the Board of Directors at the last Annual Meeting. If any such nominees cannot be a candidate for election at the Annual Meeting, then the proxies will be voted either for a substitute nominee designated by the Board of Directors or for the election of only the remaining nominees.

Newmont Mining Corporation 2017 Proxy Statement   •  5

The following sets forth information as to each nominee for election, including his or her age (as of the Record Date), and background (including his or her principal occupation during the past five years, current directorships and directorships held during at least the past five years, and skills and qualifications):

Director Since: 2015 Independent Board Committees: Safety and Sustainability Leadership Development and Compensation

GREGORY H. BOYCE

Gregory H. Boyce, 62, retired Executive Chairman of Peabody Energy Corporation from 2007 to 2015. Mr. Boyce joined Peabody in 2003 as Chief Operating Officer, and served as Chief Executive Officer from 2006 to 2015. Prior to his service with Peabody, Mr. Boyce served in various executive roles with Rio Tinto Group from 1989 to 2003.

Director Qualifications:

•    CEO/Executive Management Skills — Experience as former President and Chief Executive Officer of Peabody Energy Corporation and other executive management positions noted above.

•    Operational and Industry Expertise — Over 38 years of experience in the global energy and mining industries. Past Chair of the Coal Industry Advisory Board, past member of the National Coal Council, and past Chairman of the National Mining Association. Member of the Advisory Council of the University of Arizona’s Department of Mining and Geological Engineering, and the School of Engineering and Applied Science National Council at Washington University. Awarded a Bachelor’s Degree in Mining Engineering from the University of Arizona and completed the Advanced Management Program from the Graduate School of Business at Harvard University.

•    Health, Safety, Environmental and Social Responsibility Experience — Experience managing matters related to regulatory, policy and social responsibility in executive roles, as well as during service on ESR committees of both Marathon Oil and Monsanto Company. Past member of Board of Trustees of Washington University of St. Louis and past member of Civic Progress in St. Louis.

•    International Experience — Extensive senior executive experience working with multinational energy and mining operations, including with Peabody Energy Corporation and Rio Tinto plc (an international natural resource company) as Chief Executive Officer – Energy. Prior to his service with Rio Tinto, Mr. Boyce worked for over 10 years in various operational roles of increasing responsibility with Kennecott, a global natural resources company. Current service on the Board of Monsanto Company, a multinational agrochemical and agricultural biotechnology company.

•    Compensation Expertise — Experience serving as a Chair of Marathon Oil’s Compensation Committee. Participation in compensation, benefits and related decisions in senior executive roles.

Board Experience:

Service on the Company’s Board of Directors since October 2015, as well as on the boards of several other companies, including as Executive Chairman of Peabody Energy Company from 2007 to 2015 and as a director from 2005 to 2015; Marathon Oil Corporation from 2008 to present and Monsanto Company from April 2013 to present.

6  •  Newmont Mining Corporation 2017 Proxy Statement

Director Since: 2011 Independent Board Committees: Audit (Chair) Corporate Governance and Nominating

BRUCE R. BROOK

Bruce R. Brook, 61, currently serves as Chairman for Programmed Group and as a Director for CSL Limited. He served as a Director of Boart Longyear from 2007 to 2015. In addition, Mr. Brook retired in 2012 after six years of service as a member of the Financial Reporting Council in Australia, an agency of the Australian Commonwealth which oversees the work of the Accounting Standards Board and the Auditing Standards Board, and advises the Australian Government on matters relating to corporate regulation. In 2013 Mr. Brook was appointed to the Director Advisory Panel of the Australian Securities and Investment Commission, the Australian Corporate Regulator.

Director Qualifications:

•   Financial Expertise — Prior service as the Chairman of the Audit Committee of Lihir Gold Limited and as Chief Financial Officer of WMC Resources Limited, Deputy CFO of ANZ Banking Group Limited, Group Chief Accountant of Pacific Dunlop Limited, and General Manager, Group Accounting positions at CRA Limited and Pasminco Limited. Former Chairman of the Audit Committee of Boart Longyear Limited and current Chairman of the Audit and Risk Management Committee of CSL Limited. Former member of the Financial Reporting Council, an agency of the Australian Commonwealth, which oversees the work of the Accounting Standards Board and the Auditing Standards Board, and advises the Australian Government on matters relating to corporate regulation.

•   International Experience — Extensive international experience as a director of multiple international companies, including Boart Longyear Limited, Programmed Group and CSL Limited.

•   Operational and Industry Expertise — Experience as a Director of Lihir Gold Limited, Energy Developments Limited and Consolidated Minerals Limited. Currently serves as a Director of Deep Exploration Technologies Cooperative Research Centre, a collaborative research program researching safer, more advanced and more cost effective geological exploration and drilling methods.

Board Experience:

Service on the Company’s Board of Directors since 2011 and as Chair of the Audit Committee since April 2016. Currently also serves on the boards of CSL Limited and as Chairman of Programmed Group. Former Director and Chairman of the Audit Committees of Boart Longyear Limited, Lihir Gold Limited, Consolidated Minerals Limited, Energy Developments Limited and Snowy Hydro Limited and former independent Chairman of Energy Developments Limited.

Newmont Mining Corporation 2017 Proxy Statement   •  7

Director since: 2012 Independent Board Committees: Audit

J. KOFI BUCKNOR

J. Kofi Bucknor, 61, Chief Executive Officer of J. Kofi Bucknor & Associates, a Ghanaian corporate finance advisory and propriety investing firm established in 2000. Former Treasurer of the African Development Bank, former Executive Director, Lehman Brothers, former Managing Director of CAL Merchant Bank, Ghana, former Vice President, Chemical Bank, former Chairman of Ghana’s Investment Advisory Committee and former Chairman of the Ghana Stock Exchange. Mr. Bucknor’s interests in Ghana include investments in fishing and telecommunications. Managing Partner of Kingdom Africa Management (and its’ predecessor Kingdom Zephyr Africa Management), a private equity fund manager from 2003 to 2016.

Director Qualifications:

•   CEO/Executive Management Skills — Experience as CEO of J. Kofi Bucknor & Associates since 2000; Treasurer, African Development Bank 1986 – 1994; Executive Director, Corporate Finance with Lehman Brothers International, London from 1994 – 1997; Managing Director of CAL Merchant Bank, Ghana, from 1997 – 2000; Managing Partner of Kingdom Africa Management from 2003 – 2016; and other executive management positions.

•   Financial Expertise — Over 30 years of international banking experience including as managing partner of two African private equity funds in Africa. Member of the Commonwealth Secretary General’s Special Advisory Panel on the 1996 Asian Financial Crisis, former Chairman of the Ghana Stock Exchange, former Treasurer, African Development Bank, former Executive Director of Lehman Brothers, former Managing Director of CAL Merchant Bank and former Vice President, Chemical Bank.

•   International Experience — Extensive senior executive experience in global banking and treasury management as noted above, as well as service on the boards of National Investment Bank (Ghana), Saham Assurances Limited (Morocco), Mixta Africa (Spain), ARM (Nigeria), Ecobank Transnational Corporation, Consolidated Infrastructure Group (South Africa),Letshego (Botswana) and Kingdom Hotels (Ghana). Service on boards in Ghana, Botswana, Morocco, Spain, South Africa and Nigeria.

•   Operational and Industry Expertise — Experience with multinational mining operations including as a former Director of Ashanti Goldfields Corporation and Chirano Gold Mines and as a member of the International Advisory Board of Normandy Mining Corporation. Served as a Director of Chirano Gold Mines. Former Chairman of Ghana’s Investment Advisory Committee established to advise on the management of Ghana’s oil revenues.

Board Experience:

Service on the Company’s Board of Directors since 2012, as well as on the boards of several companies, including ARM (Nigeria), Saham Assurances Limited (Morocco) and Consolidated Infrastructure Group (South Africa). Formerly served as a Director of Chirano Gold Mines, Ashanti Goldfields Corporation, National Investment Bank (Ghana), Ecobank Transnational Corporation, Mixta Africa (Spain), Letshego (Botswana), Baker Hughes (Ghana) and Kingdom Hotels (Ghana).

8  •  Newmont Mining Corporation 2017 Proxy Statement

Director since: 2000 Independent Board Committees: Leadership Development and Compensation

VINCENT A. CALARCO

Vincent A. Calarco, 74, Non-Executive Chairman of Newmont Mining Corporation from 2008 through the 2016 Annual Meeting of Stockholders. Former Chairman of Crompton Corporation (now known as Chemtura Corporation), a specialty chemical company, having served in that position from 1996 to 2004. President and Chief Executive Officer thereof from 1985 to 2004.

Director Qualifications:

•   CEO/Executive Management Skills — Experience as Chairman, President and Chief Executive Officer of Crompton Corporation and Non-Executive Chairman of Newmont.

•   Financial Expertise — Experience serving on the Company’s Audit Committee and as the Chairman of the Audit Committee of the Board of Directors of Consolidated Edison of New York. Extensive financial oversight experience in senior management roles.

•   International Experience — Extensive senior executive experience working with multinational operations at Crompton Corporation, which has global manufacturing facilities on five continents and conducts business in over 120 countries, as well as experience establishing inter-industry relationships and negotiating product safety regulations as Chairman of several domestic and international chemical industry trade associations.

•   Operational and Industry Expertise — Extensive experience in the chemical industry, a process industry with similar operating characteristics and issues, and prior service on the Board of Directors of a copper mining company, Asarco Corporation.

•   Compensation Expertise — Participation in compensation, benefits and related decisions in senior executive roles. Current service as a member of the Company’s Leadership Development and Compensation Committee. Current member of the Consolidated Edison Management Development and Compensation Committee.

Board Experience:

Service on the Company’s Board of Directors since 2000, as well as on the boards of several other companies, including as a current director of Consolidated Edison, Inc., and prior service as a director at Asarco Corporation.

Newmont Mining Corporation 2017 Proxy Statement   •  9

Director since: 2007 Independent Board Committees: Safety and Sustainability (Chair) Corporate Governance and Nominating

JOSEPH A. CARRABBA

Joseph A. Carrabba, 64, retired Chairman, President and Chief Executive Officer of Cliffs Natural Resources Inc., formerly Cleveland-Cliffs Inc., from May 2007 to November 2013. Served as Cliffs Natural Resources Inc.’s President and Chief Executive Officer from 2006 to 2007 and as President and Chief Operating Officer from 2005 to 2006. Previously served as President and Chief Operating Officer of Diavik Diamond Mines, Inc. from 2003 to 2005.

Director Qualifications:

•   CEO/Executive Management Skills — Experience as former Chairman, President and Chief Executive Officer of Cliffs Natural Resources Inc. and other executive management positions noted above.

•   Financial Expertise — Extensive financial management experience in senior executive roles.

•   Operational and Industry Expertise — Operational experience in the mining industry, including as former President and Chief Operating Officer of Cliffs Natural Resources Inc., former President and Chief Operating Officer of Diavik Diamond Mines, Inc. and former General Manager of Weipa Bauxite Operation of Comalco Aluminum. Awarded a Bachelor’s Degree in Geology from Capital University and a MBA from Frostburg State University.

•   International Experience — Extensive senior executive experience working with multinational mining operations, including with Cliffs Natural Resources Inc., which has operations in North America, Australia, Latin America and Asia.

•   Health, Safety, Environmental and Social Responsibility Experience — Experience serving on the Company’s Operations and Safety Committee and the Environmental and Social Responsibility Committee and current Chair of the Company’s Safety and Sustainability Committee. Current service on the Safety Committee of Aecon.

•   Compensation Expertise — Experience serving as a member of the Company’s Leadership Development and Compensation Committee. Participation in compensation, benefits and related decisions in senior executive roles. Current Chair of the Compensation Committee of KeyCorp and of NioCorp Developments Ltd.

Board Experience:

Service on the Company’s Board of Directors since 2007, as well as on the boards of several other companies, including as a current director of the following exchange listed companies KeyCorp, Aecon and Timken Steel. He is also a director of NioCorp Developments Ltd. and Lithium-X, a TSX:V listed company.(1) Formerly served as a Director of Cliffs Natural Resources Inc. from 2006 through 2013.

(1)	The Company’s corporate governance guidelines related to director service on other boards provides an exemption for Board service with less onerous listing requirements and less burdensome time commitments, such as in connection with secondary exchange listings. The Corporate Governance and Nominating Committee has considered his other commitments and determined that no conflict exists and that service on other boards has not negatively impacted Mr. Carrabba’s attendance, participation or effectiveness.

10  •  Newmont Mining Corporation 2017 Proxy Statement

Director since: 2005 Independent Chair Board Committees: Corporate Governance and Nominating (Chair) Audit

NOREEN DOYLE

Noreen Doyle, 67, retired First Vice President of the European Bank for Reconstruction and Development (“EBRD”), having served in that position from 2001 to 2005, and in other executive positions with the EBRD since 1992. Currently serves as the Company’s independent Chair of the Board of Directors.

Director Qualifications:

•    Financial Expertise — Extensive experience in banking and finance at Bankers Trust Company and at the EBRD, including experience as head of risk management and head of banking at EBRD. Experience serving on the Company’s Audit Committee, including as Chair, and the Audit Committees of QinetiQ Group plc, Rexam PLC, and Credit Suisse Group.

•    International Experience — Extensive senior executive experience working with businesses, global and local, and governments throughout Europe including Eastern Europe and the former Soviet Union. Current service as the Chair of the BBA, a leading trade association for the UK banking sector with member banks with operations in 180 jurisdictions worldwide, and as a member of the U.K. Panel on Takeovers and Mergers.

•    Health, Safety, Environmental and Social Responsibility Experience — Experience at EBRD included specific focus on environmental specifications of projects and attention to the social dimensions of investment. Experience serving on the Company’s Environmental and Social Responsibility Committee.

•   Compensation Expertise — Current chair of the Remuneration Committee of Credit Suisse International and Credit Suisse Securities (Europe) Ltd; served as Chair of the QinetiQ Remunerations committee; participated in compensation and benefits decisions as an executive at EBRD.

Board Experience:

Service on the Company’s Board of Directors since 2005, as well as on the boards of several other companies, including as the current Vice Chair and Lead Independent Director of the Board of Credit Suisse Group. Previous service as a director of QinetiQ plc and Rexam PLC and as a former member of advisory panels for Macquarie European Infrastructure Fund and Macquarie Russia and CIS Infrastructure Fund.

Newmont Mining Corporation 2017 Proxy Statement   •  11

Director since: 2013 Management: President and CEO

GARY J. GOLDBERG

Gary J. Goldberg, 58, was appointed President and Chief Executive Officer and joined Newmont’s Board of Directors on March 1, 2013. Previously, Mr. Goldberg served as President and Chief Operating Officer of Newmont Mining Corporation from July 2012 until March 1, 2013, and as Executive Vice President and Chief Operating Officer from December 2011 to July 2012.

Director Qualifications:

•   CEO/Executive Management Skills — Served as President and Chief Executive Officer of Rio Tinto Minerals 2006 – 2011; President and Chief Executive Officer of Rio Tinto Borax 2004 – 2006; Managing Director, Coal and Allied Industries Ltd. 2001 – 2004; President and Chief Executive Officer, Kennecott Energy 1999 – 2001; and other leadership roles in Rio Tinto’s coal, copper, industrial minerals and gold businesses.

•   Operational and Industry Expertise — More than 35 years of mining industry experience with senior executive oversight of operations, marketing, mergers and acquisitions, divestments, procurement, labor relations and regulatory issues. Served as Chairman of the United States National Mining Association from 2008 to 2010 and currently serving as Co-Chair for the World Economic Forum Mining and Metals Governors. Awarded Bachelor of Science degree in Mining Engineering from the University of Wisconsin-Platteville.

•    International Experience — Extensive senior executive experience with responsibility for businesses in Africa, Australia, Asia, Europe, North America and South America; served in senior executive roles based in Australia, the UK and the US.

•   Health, Safety, Environmental and Social Responsibility Experience — Formed and led the United States National Mining Association’s CEO Task Force on Safety; under his leadership Rio Tinto Borax was the first mining company to receive California Governor Schwarzenegger’s Environmental and Economic Leadership Award for sustainable practices; Director of California’s Climate Action Registry; appointed to the Australian Government’s Business Roundtable on Sustainable Development. 2013 recipient of the coveted Daniel C. Jackling Award, for his lifelong commitment to health and safety and his demonstrable progress at both Newmont and Rio Tinto towards achieving zero harm.

•    Financial Expertise — Extensive financial management experience in senior executive roles. Awarded MBA from the University of Utah.

Board Experience:

Former service as a director at Coal & Allied Industries Ltd. and Rio Tinto Zimbabwe.

12  •  Newmont Mining Corporation 2017 Proxy Statement

Director since: 2005 Independent Board Committees: Leadership Development and Compensation (Chair) Corporate Governance and Nominating

VERONICA M. HAGEN

Veronica M. Hagen, 71, Chief Executive Officer of Polymer Group, Inc. from April 2007 through August 2013. President and Chief Executive Officer of Sappi Fine Paper North America from 2004 to 2007. Executive positions with Alcoa, Inc. from 1998 to 2004, including Vice President and Chief Customer Officer from 2003 to 2004 and President, Alcoa Engineered Products from 2001 to 2003.

Director Qualifications:

•   CEO/Executive Management Skills — Experience as former President and Chief Executive Officer of Polymer Group, Inc., and former President and Chief Executive Officer of Sappi Fine Paper North America.

•   Industry and Operational Expertise — Extensive mining industry experience, including in executive positions with Alcoa, Inc., an international aluminum producer, for over 8 years, including as former Vice President and Chief Customer Officer and former President, Alcoa Engineered Products.

•    International Experience — Extensive senior executive experience including former Chief Executive Officer of Polymer Group Inc., a company operating manufacturing facilities in nine countries.

•    Health, Safety, Environmental and Social Responsibility Experience — Experience serving on the Company’s Safety and Sustainability Committee, formerly the Operations and Safety Committee, and prior experience on the Environmental and Social Responsibility Committee.

•   Compensation Expertise — Experience serving as a member of the Company’s Compensation Committee and current Chair of the Leadership Development and Compensation Committee. Past Chair of Southern Company Compensation and Management Succession Committee. Participation in compensation, benefits and related decisions in senior executive roles.

Board Experience:

Service on the Company’s Board of Directors since 2005, as well as on the boards of several other companies, including as current Chair of the Governance Committee of Southern Company and current director of American Water Works Company, Inc. Former director of Jacuzzi Brands, Inc.

Newmont Mining Corporation 2017 Proxy Statement   •  13

Director since: 2011 Independent Board Committees: Safety and Sustainability

JANE NELSON

Jane Nelson, 56, Founding Director of the Corporate Responsibility Initiative at Harvard Kennedy School, and a nonresident senior fellow at the Brookings Institution. A former senior associate of the Programme for Sustainability Leadership at Cambridge University and former Director at the International Business Leaders Forum from 1993 to 2009, and a senior advisor until 2013.

Director Qualifications:

•   International Experience — Former director at the International Business Leaders Forum, previously worked in the office of the United Nations Secretary-General with the UN Global Compact, and for the World Business Council for Sustainable Development in Africa, for FUNDES in Latin America, and as a Vice President at Citibank working in Asia, Europe and the Middle East. Service on the Economic Advisory Board of the International Finance Corporation (IFC) and previously on the Leadership Council of the Initiative for Global Development.

•    Health, Safety, Environmental and Social Responsibility Expertise — Director of Harvard Kennedy School’s Corporate Responsibility Initiative. One of the five track leaders for the Clinton Global Initiative in 2009, leading the track on Developing Human Capital. Served on advisory committees to over 45 global corporations, non-governmental organizations and government bodies since 1992. Current service on the Company’s Safety and Sustainability Committee.

•    Academic Experience — Director, Corporate Responsibility Initiative and adjunct lecturer in Public Policy, Harvard Kennedy School. Former faculty, Corporate Social Responsibility executive education program, Harvard Business School. Nonresident senior fellow at the Brookings Institution and a former senior associate at Cambridge University’s Programme for Sustainability Leadership. Author of five books, including the Academy of Management’s 2015 Best Book Award in Social Issues in Management division, and over 80 publications on the topics of corporate responsibility, sustainability and international development.

•    Industry Expertise — Service on ExxonMobil’s External Citizenship Advisory Panel; GE’s Sustainability Advisory Council; previously on Independent Advisory Panel, International Council on Mining and Metals Resource Endowment initiative; former external adviser to World Bank Group on social impacts in mining, oil and gas sector.

Board Experience:

Service on the Company’s Board of Directors since 2011. Currently serves on the Boards of Directors of the following non-public entities: the Abraaj Group, FSG, and Chevron’s Niger Delta Partnership Initiative Foundation. Prior service on the Boards of Directors of SITA (now SUEZ Environment) and the World Environment Center.

14  •  Newmont Mining Corporation 2017 Proxy Statement

Director Since: 2015 Independent Board Committees: Audit

JULIO M. QUINTANA

Julio M. Quintana, 57, retired President and Chief Executive Officer of Tesco Corporation from September 2005 to December 2014 and as a Director from September 2004 to May 2015. Served as Tesco’s Executive Vice President and Chief Operating Officer from 2004 to 2005. Served in various executive roles for Schlumberger Technology Corporation from 1999 to 2004. Prior to Schlumberger, Mr. Quintana spent nearly 20 years in the oil and gas exploration and production business in various operational roles for Unocal Corporation.

Director Qualifications:

•    CEO/Executive Management Skills — Experience as former President and Chief Executive Officer of Tesco Corporation, a public company listed on NASDAQ, and other executive management positions noted above.

•    Operational and Industry Expertise — Over 35 years of experience in various aspects of the oil and gas exploration and production industry, including strong experience in upstream operations, a deep understanding of drilling and asset management technologies as former President and Chief Executive Officer and as Executive Vice President and Chief Operating Officer of Tesco Corporation, former Vice President of Exploitation of Schlumberger and as a current director of SM Energy since 2006. Awarded a Bachelor’s Degree in Mechanical Engineering from University of Southern California, Los Angeles.

•    International Experience — Extensive senior executive experience working with multinational drilling and exploration operations, including with Tesco Corporation. Drove the Latin America business for Schlumberger. Prior to Schlumberger, worked for almost 20 years in various operational roles for Unocal Corporation, a global petroleum exploration company.

•    Financial Experience — Extensive financial management experience in senior executive roles and as a member of the Audit Committee for SM Energy.

•    Compensation Expertise — Experience serving as a member of SM Energy’s and Basic Energy’s Compensation Committees. Participation in compensation, benefits and related decisions in senior executive, public company roles.

Board Experience:

Service on the Company’s Board of Directors since October 2015, as well as on the boards of several other companies, including as a current director of SM Energy Company since 2006 and Basic Energy Services since December 2016. Formerly served as a Director of Tesco Corporation from 2004 through 2015.

The Board of Directors recommends a vote FOR election of each of the above-named nominees.

Newmont Mining Corporation 2017 Proxy Statement   •  15

Director Nomination Process and Review of Director Nominees. We have established a process for identifying and nominating Director candidates that has resulted in the election of a highly-qualified and dedicated Board of Directors. The following is an outline of the process for nomination of candidates for election to the Board: (a) the Chief Executive Officer, the Corporate Governance and Nominating Committee or other members of the Board of Directors identify the need to add new Board members, with careful consideration of the mix of qualifications, skills and experience represented on the Board of Directors; (b) the Chair of the Corporate Governance and Nominating Committee coordinates the search for qualified candidates with input from management and other Board members; (c) the Corporate Governance and Nominating Committee engages a candidate search firm to assist in identifying potential nominees, if it deems such engagement necessary and appropriate; (d) selected members of management and the Board of Directors interview prospective candidates; and (e) the Corporate Governance and Nominating Committee recommends a nominee and seeks full Board endorsement of the selected candidate, based on its judgment as to which candidate will best serve the interests of Newmont’s stockholders.

The Board of Directors has determined that Directors should possess the following minimum qualifications: (a) the highest personal and professional ethics, integrity and values; (b) commitment to representing the long-term interest of the stockholders; (c) broad experience at the policy-making level in business, government, education, technology or public interest; and (d) sufficient time to effectively fulfill duties as a Board member. The Board will endeavor to recommend qualified individuals who provide the mix of Director characteristics and diverse experiences, perspectives and skills appropriate for the Company. The Corporate Governance and Nominating Committee would consider any candidates submitted by stockholders on the same basis as any other candidate. Any stockholder proposing a nomination should submit such candidate’s name, along with curriculum vitae or other summary of qualifications, experience and skills to the Corporate Secretary, Newmont Mining Corporation, 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA (attention: Logan Hennessey).

Newmont considers skills, diversity and age in deciding on nominees. The Corporate Governance and Nominating Committee considers a broad range of diversity, including diversity in terms of professional experience, skills and background, as well as diversity of domicile, nationality, race and gender, when evaluating candidates. We consider this through discussions at the Corporate Governance and Nominating Committee meetings. In evaluating a Director candidate, the Corporate Governance and Nominating Committee considers factors that are in the best interests of the Company and its stockholders.

Independence of Directors. The Board affirmatively determines the independence of each Director and each nominee for election as Director. For each individual deemed to be independent, the Board has determined (a) that there is no relationship with the Company, or (b) the relationship is immaterial. The Board has considered the independence standards of the New York Stock Exchange and adopted the categorical independence standards described below.

The Board has determined that the relationships that fall within the standards described in its independence standards are categorically immaterial. As such, provided that no law, rule or regulation precludes a determination of independence, the following relationships are not considered to be material relationships with the Company for purposes of assessing independence: service as an officer, executive director, employee or trustee or greater than five percent beneficial ownership in: (i) a supplier of goods or services to the Company if the annual sales to the Company are less than $1 million or two percent of the gross revenues or sales of the supplier, whichever is greater; (ii) a lender to the Company if the total amount of the Company’s indebtedness is less than one percent of the total consolidated assets of the lender; (iii) a charitable organization if the total amount of the Company’s total annual charitable contributions to the organization is less than $1 million or two percent of that organization’s total annual gross receipts (excluding any amounts received through the Company’s employee matching program for charitable contributions), whichever is greater; or (iv) any relationship arising out of a transaction, or series of transactions, in which the amount involved is less than $120,000 in aggregate during the last three years. For the avoidance of doubt, the foregoing is intended to identify certain (but not all) relationships which are not considered material relationships for purposes of assessing independence. Any relationships falling outside of those categories are not necessarily deemed material, rather they will be specifically considered by the Corporate Governance and Nominating Committee and the Board in connection with individual independence determinations.

In making its independence determinations, the Board considered the circumstances described below.

Mr. Brook is a director of Programmed Group, which provides certain staffing to the Company. The relationship with Programmed Group was carefully considered by the Corporate Governance and Nominating Committee and the Board. Given that the relationship arises only as a result of Mr. Brook’s position as an independent outside director and that no other financial, personal or other relationship exists that might influence a reasonable person’s objectivity, the Corporate Governance and Nominating Committee and the Board determined that the relationship is not material for independence purposes.

16  •  Newmont Mining Corporation 2017 Proxy Statement

Based on the foregoing analysis, the Board determined that the following Directors are independent:

Gregory H. Boyce	Vincent A. Calarco	Veronica M. Hagen
Bruce R. Brook	Joseph A. Carrabba	Jane Nelson
J. Kofi Bucknor	Noreen Doyle	Julio M. Quintana

In addition, based on these standards, the Board has affirmatively determined that Gary J. Goldberg is not independent because he is President and Chief Executive Officer of the Company.

Stock Ownership of Directors and Executive Officers. As of February 21, 2017, the Directors and executive officers of the Company as a group beneficially owned, in the aggregate, 1,712,021 shares of the Company’s outstanding capital stock, constituting, in the aggregate, less than 1% of the Company’s outstanding capital stock.

No Director or executive officer (a) beneficially owned more than 1% of the outstanding shares of the Company’s common stock or (b) shares voting power in excess of 1% of the voting power of the outstanding capital stock of the Company. Each Director and executive officer has sole voting power and dispositive power with respect to all shares beneficially owned by them, except as set forth below.

The following table sets forth the beneficial ownership of common stock as of February 21, 2017, held by (a) each then current Director and nominee; (b) the Chief Executive Officer, the Chief Financial Officer and each of the other highly compensated executive officers (the “Named Executive Officers”); and (c) all then current Directors and executive officers as a group. The address for each of the named individuals below is c/o Newmont Mining Corporation, 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA.

Name of Beneficial Owner	Common Stock(1)	Restricted Stock, Restricted Stock Units and Director Stock Units(2)(3)	401(k) Plan(4)	Option Shares(5)	Beneficial Ownership Total
Non-Employee Directors
Gregory H. Boyce	—	12,443	—	—	12,443
Bruce R. Brook	24,933	—	—	—	24,933
J. Kofi Bucknor	23,383	—	—	—	23,383
Vincent A. Calarco	4,686	37,380	—	—	42,066
Joseph A. Carrabba	—	34,886	—	—	34,886
Noreen Doyle	—	37,201	—	—	37,201
Veronica M. Hagen	—	37,201	—	—	37,201
Jane Nelson	—	24,993	—	—	24,993
Julio M. Quintana	—	12,443	—	—	12,443
Named Executive Officers
Gary Goldberg(6)	409,441	79,072	519	—	489,032
Nancy Buese(7)	2,500	—	—	—	2,500
Randy Engel	194,513	24,177	4,071	134,845	357,606
Stephen Gottesfeld	110,403	17,905	1,582	67,760	197,650
Thomas Palmer	49,174	18,732	—	—	67,906
Laurie Brlas	—	—	—	—	—
All Directors and executive officers as a group, including those named above (18 persons)(8)	1,086,797	390,546	8,073	226,605	1,712,021

(1)

Represents shares of the Company’s common stock held, or which the officer has the right to acquire within 60 days after February 21, 2017, pursuant to Performance Leveraged Stock Units (“PSUs”). PSUs are awards granted by the Company and payable, subject to performance and vesting requirements, as set forth more fully below in the CD&A, in shares of the Company’s common stock. Shares underlying PSUs vesting within 60 days after February 21, 2017, for which the performance measurements have been met, are included in this column as follows: Gary Goldberg, 255,327; Randy Engel, 84,800; Stephen Gottesfeld, 64,134; Thomas Palmer, 38,708; and all executive officers as a group, 601,692.

(2)

For 2016, director stock units (“DSUs”) were awarded to all non-employee Directors under the 2013 Stock Incentive Compensation Plan, except Messrs. Brook and Bucknor elected to receive shares of the Company’s common stock. The DSUs represent the right to receive shares of common stock and are immediately fully vested and non-forfeitable. The holders of DSUs do not have the right to vote the underlying shares; however, the DSUs accrue dividend equivalents, which are paid at the time the common shares are issued. Upon retirement from the Board of Directors, the holder of DSUs is entitled to receive one share of common stock for each DSU. The amounts noted in this column for non-employee Directors represent DSUs.

Newmont Mining Corporation 2017 Proxy Statement   •  17

(3)

Restricted Stock Units (“RSUs”) of the Company’s common stock granted prior to April 24, 2013, were awarded under the Company’s 2005 Stock Incentive Plan and RSUs and Strategic Stock Units (“SSUs”) of the Company’s common stock granted after April 24, 2013, are awarded under the Company’s 2013 Stock Incentive Plan. The RSUs do not have voting rights, and are subject to forfeiture risk and other restrictions. The RSUs accrue dividend equivalents, which are paid at the time the units vest and common stock is issued. Shares underlying SSUs granted in the form of RSUs vesting within 60 days after February 21, 2017, for which the performance metrics have been met, are included in this column as follows: Gary Goldberg, 23,106; Randy Engel, 7,672; Stephen Gottesfeld, 5,802; Thomas Palmer, 3,502; and all executive officers as a group, 54,980. Shares underlying RSUs vesting within 60 days after February 21, 2017, are included in this column as follows: Gary Goldberg, 55,966; Randy Engel, 16,505; Stephen Gottesfeld, 12,103; Thomas Palmer, 15,230; and all executive officers as a group, 139,079. This column does not include RSUs that vest more than 60 days after February 21, 2017.

(4)

Includes equivalent shares of the Company’s common stock held by the trustee in the Company’s 401(k) Plans for each participant as of the January 31, 2017, plan statement date and is based on the Company’s estimation of the share value correlated with the number of units in the fund. Each participant in such plan has the right to instruct the trustee as to how the participant’s shares should be voted.

(5)	Includes shares of the Company’s common stock that the executive officers have the right to acquire through stock option exercises within 60 days after February 21, 2017.

(6)	Mr. Goldberg’s ownership includes 154,114 shares held in the Gary J and Beth A Goldberg Revocable Trust.

(7)	Ms. Buese’s ownership includes 2,500 shares held in the Timothy J. and Nancy K. Buese Revocable Trust.

(8)	Includes only the beneficial ownership of those persons serving as directors and executive officers as of February 21, 2017.

Stock Ownership of Certain Beneficial Owners. The following table sets forth information with respect to each person known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities. The share information contained herein is based solely on investor filings with the SEC pursuant to Section 13(d) of the Securities Exchange Act of 1934.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class
BlackRock, Inc.	Common Stock	(1)	12.3%
55 East 52nd Street
New York, NY 10055
The Vanguard Group Inc.	Common Stock	(2)	9.65%
100 Vanguard Blvd.
Malvern, PA 19355
Van Eck Associates Corporation	Common Stock	(3)	6.52%
666 Third Ave. — 9th Floor
New York, NY 10017
State Street Corporation	Common Stock	(4)	5.54%
State Street Financial Center, One Lincoln Street
Boston, MA 02111

(1)

As reported on Schedule 13G/A as filed on January 11, 2017, as of December 31, 2016, BlackRock, Inc. and its subsidiaries beneficially owned 65,203,305 shares, had sole voting power of 57,750,412 shares and sole dispositive power of 65,203,305 shares of Newmont common stock.

(2)

As reported on Schedule 13G/A as filed on February 10, 2017, as of December 31, 2016, The Vanguard Group and its subsidiaries beneficially owned 51,253,019 shares, had sole voting power of 838,932 shares and sole dispositive power of 50,242,949 shares of Newmont common stock.

(3)

As reported on Schedule 13G/A as filed on February 14, 2017, as of December 31, 2016, 34,514,748 Common Shares are held within mutual funds and other client accounts managed by Van Eck Associates Corporation (“Van Eck”), one of which individually owns more than 5% of the outstanding shares. Van Eck had sole voting power of 34,380,848 shares and sole dispositive power of 34,514,748 shares of Newmont common stock.

(4)

As reported on Schedule 13G as filed on February 8, 2017, as of December 31, 2016, State Street and its subsidiaries beneficially owned 29,419,284 shares, had shared voting and shared dispositive power over all 29,419,284 shares of Newmont common stock.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and Directors and holders of greater than 10% of the Company’s outstanding common stock to file initial reports of their ownership of the Company’s equity securities and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of the copies of such reports furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that all Section 16(a) filing requirements were complied with in 2016.

18  •  Newmont Mining Corporation 2017 Proxy Statement

Director Compensation. The annual compensation for non-employee Directors for their service on the Board of Directors for 2016 is set forth below:

Annual Retainer:	$115,000 for each Director
$25,000 for the Chair of the Audit Committee
$12,000 for each Audit Committee Member
$20,000 for the Chair of the Leadership Development and Compensation Committee
$12,000 for each Leadership Development and Compensation Committee Member
$15,000 for the Chair of the Corporate Governance and Nominating Committee
$10,000 for each Corporate Governance and Nominating Committee Member
$15,000 for the Chair of the Safety and Sustainability Committee
$10,000 for each Safety and Sustainability Committee Member
$300,000 for the Non-Executive Chair of the Board
Stock Award(1):	$150,000 of common stock or director stock units each year under the 2013 Stock Incentive Plan. The fair market value is determined on the first business day following election by the Board or re-election at the Company’s Annual Meeting, or as soon as administratively possible.

(1)	For 2017, the annual stock award will be increased to $160,000. All other elements of Director Compensation are expected to remain the same for 2017.

The following table summarizes the total compensation paid to or earned by the Company’s non-employee Directors during 2016:

2016 Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation ($)(3)	Total ($)
Gregory H. Boyce	$131,495	$150,000	–0–	$281,495
Bruce R. Brook	$151,327	$150,000	$3,423	$304,750
J. Kofi Bucknor	$127,000	$150,000	–0–	$277,000
Vincent A. Calarco	$226,107	$150,000	$5,000	$381,107
Joseph A. Carrabba	$152,456	$150,000	–0–	$302,456
Noreen Doyle	$363,566	$150,000	$5,000	$518,566
Veronica M. Hagen	$157,000	$150,000	$5,000	$312,000
Jane Nelson	$125,000	$150,000	–0–	$275,000
Julio M. Quintana	$127,000	$150,000	–0–	$277,000

(1)	Mr. Goldberg, the only Director who is also an employee, receives no additional compensation for his service on the Board. His compensation is shown in the Summary Compensation Table.

(2)

For 2016, all non-employee Directors elected to receive $150,000 in the form of director stock units (“DSUs”), except Messrs. Brook and Bucknor who elected to receive their awards in the form of the Company’s common stock. The amounts set forth next to each award represent the aggregate grant date fair value of such award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”) which was the average of the high and low sales price on the date of grant, which was April 21, 2016 of $31.77. There are no other assumptions made in the valuation of the stock awards.

(3)

The amount shown as All Other Compensation represents contributions made under the Company’s charitable Matching Gifts Program. Non-Employee Directors are eligible to participate in the Company’s Matching Gifts Program on the same basis as employees, pursuant to which the Company will match dollar-for-dollar, contributions to qualified tax-exempt organizations, not more than $5,000 per eligible donor per calendar year. The amount for Mr. Brook assumes an Fx conversion rate of 0.7441 for AUD to USD for donations made in AUD.

Newmont Mining Corporation 2017 Proxy Statement   •  19

Outstanding Awards. The following table shows outstanding equity compensation for all non-employee Directors of the Company as of December 30, 2016, calculated with the closing price of $36.57:

	Stock Awards
Name	Aggregate Director Stock Units Outstanding (#)	Market Value of Outstanding Director Stock Units ($)
Gregory H. Boyce	12,443	$455,041
Bruce R. Brook(1)	—	—
J. Kofi Bucknor(1)	—	—
Vincent A. Calarco	37,380	$1,366,987
Joseph A. Carrabba	34,886	$1,275,781
Noreen Doyle	37,201	$1,360,441
Veronica M. Hagen	37,201	$1,360,441
Jane Nelson	24,933	$911,800
Julio M. Quintana	12,443	$455,041

(1)

In 2016, Messrs. Brook and Bucknor elected to receive their director equity awards in the form of common stock rather than in the form of DSUs, which amount is included in the Common Stock column of the Stock Ownership of Directors and Executive Officers Table set forth above. See footnote 2 to such table.

Share Ownership Guidelines. All Directors are encouraged to have a significant long-term financial interest in the Company. To encourage alignment of the interests of the Directors and the stockholders, each Director is expected to beneficially own shares of common stock (or hold director stock units) of the Company having a market value of five times the annual cash retainer payable under the Company’s Director compensation policy. Newly elected Directors are expected to meet this requirement within five years of first becoming a Director of the Company. Taking into consideration the volatility of the stock market, the impact of gold, copper and other commodity price fluctuations on the Company’s share price and the long-term nature of the ownership guidelines, it would be inappropriate to require Directors to increase their holdings because of a temporary decrease in the price of the Company’s shares. As such, once the guideline is achieved, future fluctuations in price are not deemed to affect compliance. Specifically, if a decline in the Company’s share price causes a Director’s failure to meet the guideline, the Director will not be required to purchase additional shares, but such Director will refrain from selling any shares until the threshold has again been achieved. Compliance is evaluated on a once-per-year basis, as of December 31 of each year. As of December 31, 2016, all Directors either met the share ownership guidelines or fell within the exceptions to the guidelines.

Compensation Consultant. The Board of Directors engaged Pay Governance LLC during 2016 to assist in the evaluation of independent Director compensation. For executive compensation consulting services in 2016, the Board of Directors engaged Frederic W. Cook & Co. (“Cook & Co”). For a description of the executive compensation consulting services provided by Cook & Co to the Leadership Development and Compensation Committee of the Board of Directors, see “Use of Independent Compensation Advisors” in the Compensation Discussion and Analysis.

20  •  Newmont Mining Corporation 2017 Proxy Statement

Committees of the Board of Directors

and Attendance

Attendance at Meetings. During 2016, the Board of Directors held ten meetings and Committees of the Board held a total of 23 meetings. Overall attendance by incumbent Director nominees at such meetings was approximately 98%. Each incumbent Director attended 75% or more of the aggregate of all meetings of the Board of Directors and Committees of the Board of Directors on which he or she served. It is the policy and practice of the Company that nominees for election at the Annual Meeting of Stockholders attend the meeting. All of the Board members at the time of the 2016 Annual Meeting of Stockholders held on April 20, 2016, attended the meeting.

Board Committees. The Board of Directors has, in addition to other committees, Audit, Leadership Development and Compensation, Corporate Governance and Nominating, and Safety and Sustainability Committees. All members of these four Committees are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. Each Committee functions under a written charter adopted by the Board, which are available on our website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/ . The current members of these Committees and the number of meetings held in 2016 are shown in the following table:

Audit Committee Members(1)	Functions of the Committee	Meetings in 2016
Bruce R. Brook, Chair J. Kofi Bucknor Noreen Doyle Julio M. Quintana	• assists the Board in its oversight of the integrity of the Company’s financial statements	7
	• assists the Board in its oversight of the Company’s compliance with legal and regulatory requirements and corporate policies and controls
	• provides oversight of the Company’s internal audit function
	• authority to retain and terminate the Company’s independent auditors
	• approves auditing services and related fees and pre-approve any non-audit services
	• responsible for confirming the independence and objectivity of the independent auditors
	• please refer to “Report of the Audit Committee” on page 85

Leadership Development and Compensation Committee Members	Functions of the Committee	Meetings in 2016
Veronica M. Hagen, Chair Gregory H. Boyce Vincent A. Calarco	• determines the components and compensation of the Company’s key employees, including its executive officers, subject to ratification by the full Board for CEO compensation	6
	• reviews plans for management development and senior executive succession
	• determines awards of stock based compensation, which for the CEO are subject to ratification by the full Board of Directors
	• please refer to “Report of the Leadership Development and Compensation Committee on Executive Compensation” and the “Compensation, Discussion and Analysis” beginning on pages 26 and 27, respectively

Newmont Mining Corporation 2017 Proxy Statement   •  21

Corporate Governance and Nominating Committee Members	Functions of the Committee	Meetings in 2016
Noreen Doyle, Chair Bruce R. Brook Joseph A. Carrabba Veronica M. Hagen	• proposes slates of Directors to be nominated for election or re-election	4
	• proposes slates of officers to be elected
	• conducts annual Board, Director Peer and Committee evaluations
	• conducts evaluations of the performance of the Chief Executive Officer
	• responsible for recommending amount of Director compensation
	• advises Board of corporate governance issues

Safety and Sustainability Committee Members	Functions of the Committee	Meetings in 2016
Joseph A. Carrabba, Chair Gregory H. Boyce Jane Nelson	• assists the Board in its oversight of safety issues	6

•    assists the Board in its oversight of sustainable development, environmental affairs, community relations, human rights, operational security and communications issues, including oversight of the Company’s Beyond the Mine Report

•    assists the Board in furtherance of its commitments to adoption of best practices in promotion of a healthy and safe work environment, and environmentally sound and socially responsible resource development

	• administers the Company’s policies, processes, standards and procedures designed to accomplish the Company’s goals and objectives relating to these issues

(1)

While all of the Audit Committee members are considered financially literate, the Board of Directors has determined that each of Noreen Doyle, Bruce R. Brook and J. Kofi Bucknor is an Audit Committee Financial Expert, as a result of his or her knowledge, abilities, education and experience.

22  •  Newmont Mining Corporation 2017 Proxy Statement

Corporate Governance

Corporate Governance Guidelines and Charters. The Company has adopted Corporate Governance Guidelines that outline important policies and practices regarding the governance of the Company. In addition, each of the committees has adopted a charter outlining responsibilities and operations. The Corporate Governance Guidelines and the charters are available on our website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/ .

Board Leadership and Independent Chair. The Board of Directors selects the Chair of the Board in the manner and upon the criteria that it deems best for the Company at the time of selection. The Board of Directors does not have a prescribed policy on whether the roles of the Chair and Chief Executive Officer should be separate or combined. At all times, the Board of Directors has either a Non-Executive Chair or Lead Director of the Board, which Chair or Lead Director will meet the Company’s independence criteria and will be elected annually by the independent members of the Board of Directors.

Before 2008, the positions of Chair of the Board and Chief Executive Officer were held by a single person. Due to the potential efficiencies of having the Chief Executive Officer also serve in the role of Chair of the Board and the long tenure of the Chief Executive Officer, the Board of Directors determined that the interests of the Company and its stockholders were best served by the leadership and direction provided by a single person as Chair and Chief Executive Officer. In 2007, the Board of Directors considered a stockholder proposal included in the 2007 Proxy Statement regarding the separation of such roles. The Board agreed to separate the roles as of January 1, 2008, in response to the stockholder vote and the Board’s determination regarding what was in the best interest of the Company at such time. The Board will continue to evaluate whether this leadership structure is in the best interests of the stockholders on a regular basis.

In January 2008, the independent members of the Board of Directors elected Vincent Calarco as independent Non-Executive Chair of the Board in connection with the separation of Chair and Chief Executive Officer roles. The Board has had an Independent Non-Executive Chair since that time.

Noreen Doyle succeeded Mr. Calarco in the role of Non-Executive Chair, effective April 20, 2016, following the Annual Meeting of Stockholders, and continues to serve in that role. The Non-Executive Chair presides at all Board meetings and all Independent Directors sessions scheduled at each regular Board meeting. The Non-Executive Chair serves as liaison between the Chief Executive Officer and the other Independent Directors, approves meeting agendas and schedules and notifies other members of the Board of Directors regarding any significant concerns of stockholders or interested parties of which he or she becomes aware. The Non-Executive Chair presides at stockholders meetings and provides advice and counsel to the Chief Executive Officer.

Board Oversight of Risk Management. The Board of Directors is engaged in company-wide risk management oversight. Directors are entitled to rely on management and the advice of the Company’s outside advisors and auditors, but must at all times have a reasonable basis for such reliance. The Board of Directors relies upon the Chief Executive Officer, Chief Financial Officer and Executive Leadership Team to supervise the risk management activities within the Company, each of whom may provide reports directly to the Board of Directors and certain Board Committees, as appropriate. The Company has a global Enterprise Risk Management (“ERM”) team. The ERM team’s objectives include, but are not limited to, reporting on the ERM process and risk findings to the Disclosure Committee on a quarterly basis, the Audit Committee and the Safety and Sustainability Committee regularly, and to the full Board of Directors on at least an annual basis.

The Board of Directors also delegates certain risk oversight responsibilities to its Board Committees. For a description of the functions of the various Board Committees, see “Board Committees” above. For example, while the primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company, the Audit Committee provides risk oversight with respect to the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, the independent auditor’s selection, retention, qualifications, objectivity and independence, and the performance of the Company’s internal audit function. Additionally, the Leadership Development and Compensation Committee provides risk oversight with respect to the Company’s compensation program. For a discussion of the Leadership Development and Compensation Committee and Enterprise Risk Management team’s assessments of compensation-related risks, see “Compensation Discussion and Analysis —Executive Compensation Risk Assessment.” The Safety and Sustainability Committee provides oversight and direction with regard to environmental, social responsibility, community relations, human rights, operational security and safety risks.

Newmont Mining Corporation 2017 Proxy Statement   •  23

Board, Committee & Director Assessment. In alignment with the Company’s Corporate Governance Guidelines, the Corporate Governance and Nominating Committee leads the Board in its annual review of the performance and effectiveness of the Board and each of its Committees.

The Company’s Board of Directors Self-Assessment process focuses on numerous aspects of corporate governance and performance of the Board’s duties and responsibilities. Among other topics, the related questionnaire focuses on: (i) the Board’s overall responsibilities and effectiveness; (ii) the structure and composition of the Board (including organization, size, operation, diversity and tenure policies); (iii) the Board culture (both in executive session, as well as in connection with management and advisors); (iv) oversight of the Company’s key issues, opportunities and risks; (v) the adequacy and quality of information provided to the Board; and (vi) the overall Board policies, processes and procedures. Additionally, on an annual basis, the Chair of each Committee of the Board leads his or her respective Committee in a self-assessment and charter review and related discussions. In 2016, each Committee of the Board, as well as the full Board of Directors, was determined to be operating effectively.

The annual Director Peer Evaluation process is utilized as a tool to solicit confidential feedback from fellow members of the Board regarding individual director performance. In 2016, all current Directors were assessed as meeting or exceeding expectations by their peers. The Chair and the Corporate Governance and Nominating Committee use these results in conjunction with the assessment of the skills and characteristics of Board members, as well as in connection with making recommendations to the Board regarding the slate of directors for inclusion in the Company’s Proxy Statement for election at the Annual Meeting of Stockholders.

Communications with Stockholders or Interested Parties. Any stockholder or interested party who desires to contact the Company’s Chair, the non-management directors as a group or the other members of the Board of Directors may do so by writing to the Corporate Secretary (attention: Logan Hennessey), Newmont Mining Corporation, at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA. Any such communication should state the number of shares owned, if applicable. The Secretary will forward to the Chair any such communication addressed to the Chair, the non-employee Directors as a group or to the Board of Directors generally, and will forward such communication to other Board members, as appropriate, provided that such communication addresses a legitimate business issue. Any communication relating to accounting, auditing or fraud will be forwarded immediately to the Chair of the Audit Committee.

Proxy Access. In 2016, the Board amended and restated the Company’s By-Laws to implement a proxy access by-law, which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three (3) years to nominate and include in the Company’s proxy materials directors constituting up to the greater of two (2) members or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws, which are available on our website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/.

Majority Voting Policy. The Company’s By-Laws require that in an uncontested election each Director will be elected by a vote of the majority of the votes cast, which means the number of votes cast “for” a Director’s election exceeds 50% of the number of votes cast with respect to that Director’s election. Notwithstanding the foregoing, in the event of a “contested election” of the Directors (as defined in the Company’s By-Laws), Directors shall be elected by the vote of a plurality of the votes cast at any meeting for the Election of Directors at which a quorum is present. If a nominee for Director does not receive the vote of at least a majority of votes cast at an Annual Meeting, it is the policy of the Board of Directors that the Director must tender his or her resignation to the Board. In such a case, the Corporate Governance and Nominating Committee will make a recommendation to the Board, whether to accept or reject the tendered resignation, taking into account all of the facts and circumstances. The Director who has tendered his or her resignation will not take part in the deliberations. For additional information, our Corporate Governance Guidelines describing this policy are available on our website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/ .

Retirement Age. The Company’s retirement policy for non-employee Directors provides that, except at the request of the Board of Directors, no non-employee Director may stand for re-election to the Board after reaching age 75. As of December 31, 2016, the average age of members of our Board of Directors was approximately 63 and the average tenure of our Board of Directors was approximately 7.1 years.

24  •  Newmont Mining Corporation 2017 Proxy Statement

Code of Conduct. Newmont’s Code of Conduct (the “Code”) publicly sets out the high standards of conduct expected of all of our Directors, employees and officers (including the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and other persons performing financial reporting functions), as well as by our partners, vendors and contractors when they are working with us or on our behalf. The Code, which has been adopted by Newmont’s Board of Directors, sets out Newmont’s basic standards for ethical and legal behavior. The Code is available on our website at http://www.newmont.com/about-us/governance-and-ethics/code-of-conduct-and-policies/. The Code is designed to deter wrongdoing and promote: (a) honest and ethical conduct; (b) full, fair, accurate, timely and understandable disclosures; (c) compliance with laws, rules and regulations; (d) prompt internal reporting of Code violations; and (e) accountability for adherence to the Code. Newmont will post on its website a description of any amendment to the Code and any waiver, including any implicit waiver, by Newmont of a provision of the Code to a Director or executive officer (including senior financial officers), the name of the person to whom the waiver was granted and the date of the waiver.

Related Person Transactions. The Board has adopted written policies and procedures for approving related person transactions. Any transaction with a related person, other than transactions available to all employees generally or involving aggregate amounts of less than $120,000, must be approved or ratified by the Audit Committee, the Leadership Development and Compensation Committee for compensation matters, or disinterested members of the Board. The policies apply to all executive officers, Directors and their family members and entities in which any of these individuals has a substantial ownership interest or control.

Newmont Mining Corporation 2017 Proxy Statement   •  25

Report of the Leadership Development and Compensation Committee on Executive Compensation

The Leadership Development and Compensation Committee of the Board of Directors (the “LDCC”) is composed entirely of Directors who are not officers or employees of the Company or any of its subsidiaries, and are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The LDCC has adopted a Charter that describes its responsibilities in detail, and the LDCC and Board review and assess the adequacy of the Charter on a regular basis. The LDCC has the responsibility of taking the leadership role with respect to the Board’s responsibilities relating to compensation of the Company’s key employees, including the Chief Executive Officer, the Chief Financial Officer and the other executive officers. Additional information about the LDCC’s role in corporate governance can be found in the LDCC’s Charter, available on the Company’s website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/.

The LDCC has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the LDCC has recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Submitted by the following members of the LDCC of the Board of Directors:

Veronica M. Hagen, Chair

Gregory H. Boyce

Vincent A. Calarco

26  •  Newmont Mining Corporation 2017 Proxy Statement

Compensation Discussion

and Analysis

Our Compensation Discussion and Analysis (“CD&A”) describes Newmont’s executive compensation programs and compensation decisions in 2016 for our Named Executive Officers (“Officers”), who for 2016 includes:

Name	Title
Gary Goldberg	President and Chief Executive Officer
Nancy Buese	Executive Vice President and Chief Financial Officer
Randy Engel	Executive Vice President, Strategic Development
Stephen Gottesfeld	Executive Vice President and General Counsel
Thomas Palmer	Executive Vice President and Chief Operating Officer
Laurie Brlas	Former Executive Vice President and Chief Financial Officer

Page

Table of Contents: • Executive Summary: Provides the highlights of the Company’s business performance, executive compensation structure and the alignment of pay and performance, as well as foundational executive compensation practices	28
Overview of Company Performance and CEO Compensation	28
Company Overview and Summary of Results	31
Compensation Framework	33
Summary of Incentive Plan Performance	34
LDCC Matters: Say on Pay and Stockholder Engagement	35
Executive Compensation Practices	35
Key 2016 LDCC Actions	36
• Philosophy and Principles: Overview of the compensation philosophy and principles for executive compensation at Newmont	37
• Components of Total Compensation: Provides details of the components of executive pay, how they are structured and why they are used	38
• 2016 Compensation: Provides the details regarding 2016 pay and incentive programs	44
• “Realizable” Compensation for 2016: This table is provided as a supplement to assist stockholders with understanding the incentive compensation awarded or granted to executives as of December 31, 2016	61
• Looking Ahead to 2017: Provides a summary of executive compensation program changes planned for 2017	61
• Post-Employment Compensation: Provides information on separation and retirement policies	62
• Other Policies and Considerations: Provides information on other policies, governance, risk and related items	64

Newmont Mining Corporation 2017 Proxy Statement   •  27

Executive Summary

The information in this CD&A is provided to assist our Stockholders in understanding executive pay and to provide the information needed for Proposal No. 3: Advisory Vote to Approve Named Executive Officer Compensation. The Board of Directors recommends a vote “FOR” this proposal (provided on page 86 of this Proxy Statement). Compensation is an important and effective tool to reinforce our culture and align our efforts; we aim to structure programs to support objectives, reflect performance, and align with stockholder interests.

OVERVIEW OF COMPANY PERFORMANCE AND CEO COMPENSATION

Newmont continued its progress in 2016, becoming a safer and more profitable business, ending the year with robust cash flow, strong growth prospects, and improved balance sheet strength. These results were achieved by executing against three key tenets of our strategy: improving the underlying business through safe and efficient operations; strengthening our portfolio of assets; and creating long-term value for stockholders through cash generation, paying dividends, and reducing debt.

The following information highlights the business results and illustrates the relationship between performance and CEO pay. Strong operational and financial results in 2016 helped deliver Total Shareholder Return (TSR) in the top quartile of gold industry peers and performance that outpaced gold price. As long-term incentives represent the largest portion of executive pay, overall results reflect, and are aligned with, stockholder returns.

Pay Component	Performance Highlights	Pay Results
Market Performance: Long-term Incentives (LTI)

•Includes Performance Stock Units (PSU), Restricted Stock Units (RSU)

•2016 Stock price increased 89%

•4th best performing stock in the S&P 500 for 2016

•2014-2016 Stock price increased 50%

•Top quartile relative TSR versus gold industry peers 2014-2016

•Paid $67 million in dividends; announced improved dividend program

		200% (realized pay)
Strategic, Financial, Operating: Short-term Incentives (STI)	•Industry leading results for safety and sustainability •Major capital projects completed under budget with an IRR > 25% •Adjusted EBITDA* increased 25% over 2015; doubled Free Cash Flow* •Improved inventory pipeline by adding high grade reserves and resources •Reduced operating costs while increasing production year-over-year	138%
Leadership Results: Salary	•Salary increase provided to adjust pay from the 25th percentile of the peer group to approximately the 50th — 65th (13% salary increase) based on leadership results and sustained above-market performance 2013-2015	113%
Overall Results	2016 Realized Pay(1)	172%
	3 Year Average Realized Pay, 2014-2016	109%

*	Non-GAAP measure. For a reconciliation to the nearest GAAP measure, see Annex A.

SUMMARY OF THREE-YEAR CEO PAY AND TOTAL SHAREHOLDER RETURN – 2014-2016

Following is a summary of total CEO Realized Pay1 for the prior three years. Pay from operating and financial performance was generally above plan; however 3-year average pay was moderated due to below target results for the PSU program 2014-2015.

•   2016 Total realized pay as a percent of target pay was 172%; share price increased 89%

•   2014-2016 average realized pay as a percent of target pay was 109%; share price increased 50%

(1)  “Realized Pay” includes actual salary paid, actual bonus earned for the performance period, restricted stock units that vested in 2016, and performance stock units earned and to be paid for the performance period ending 2016. Stock compensation valued as of December 30, 2016 which was $34.07.

28  •  Newmont Mining Corporation 2017 Proxy Statement

2016 CEO Compensation. The following chart illustrates CEO compensation in 2016 for 1) target compensation, as set by the Leadership Development and Compensation Committee (LDCC), 2) Summary Compensation Table compensation, which aligns with pay disclosed in the Summary Compensation Table later in this proxy, and, 3) Realized Compensation.

Realized Compensation illustrates the pay actually earned related to the performance results for the year, as noted on the previous page, and as further described in the section “2016 Business Results.”

Pay Summary Type		Annual Incentives			Long-Term Incentives
	Annual Salary	Corporate Performance	Personal Objectives	Total Bonus	Restricted Stock Units	Performance Stock Units	Total Compensation
2016 Target Compensation(1)	$1,300,000	$1,365,000	$585,000	$1,950,000	$2,383,333	$4,766,667	$10,400,000
2016 Summary Compensation Table(2)	$1,270,742	$1,846,642	$857,751	$2,704,393	$2,383,326	$9,395,636	$15,754,096
2016 Realized Compensation(3)	$1,270,742	$1,846,642	$857,751	$2,704,393	$2,084,437	$8,698,991	$14,758,563

This table is not intended to replace the Summary Compensation Table, but as a supplement to assist stockholders in understanding target compensation and performance adjusted compensation.

(1)	Target Compensation as set by the LDCC for on-target performance.
(2)	Excludes Change in Pension Value and All Other Compensation. Long-term incentives are based on the estimated accounting/ fair value of the 2016 awards which vest/are payable over the period 2016-2019.
(3)

Value of long-term incentives based on actual performance using Newmont’s closing stock price on December 30, 2016 of $34.07. Includes the RSUs vesting in 2016 and the 2014-2016 PSU, as this was the grant payable for 2016.

Details regarding Mr. Goldberg’s compensation are provided in the section “2016 Compensation” and in the Summary Compensation Table located on page 67.

Newmont Mining Corporation 2017 Proxy Statement   •  29

Reviewing the Effectiveness of Our Compensation Programs. As the commodity markets, and specifically gold price, vary over time (as discussed in the section “Recent Market and Industry Context”), we review the performance elements of our compensation programs to understand if they are reflecting business results over the long-term. As illustrated in the table below, average CEO pay during the three years from 2014-2016 was 109% of target pay. Considering operating and market performance over this period, we believe the compensation structure, with refinements we have made over time, is operating effectively.

During 2014 through 2016, the Company delivered strategic and operating results through improved cash flow; sustained industry leadership and improved performance in safety and sustainability; continued portfolio optimization which has improved value and risk profile; increased efficiency by reducing our all-in sustaining cost* profile; and efficient capital allocation through our disciplined value assurance process aimed at delivering industry leading return on capital employed.

While operating results were consistent over the period, market volatility impacted stock price performance. We believe our operating performance supports the recent stock price and relative TSR results and also feel that the three year average compensation aligns with long-term performance experienced by our stockholders.

CEO Incentive Plan Average Performance as a Percent of Target 2014-2016:

Performance Trend Overview	Annual		Long-Term
Plan Year	Personal Objectives Strategic & Leadership Results	Corporate Performance Operating and Financial Results	Restricted Stock Units Market Performance	Performance Stock Units(1) Relative TSR Performance, Market Performance
2014	125%	160%	39%	17%
2015	150%	143%	53%	32%
2016	150%	138%	115%	243%
3 Year Wtd. Average(2)	139%	145%	73%	112%

3 Year Total All Programs(3),(4)	109%

(1)	Represents the value provided by plan performance as well as the change in stock price on the last day of the performance cycle to provide a representative view of compensation received.

(2)	Percent of target compensation weighted based on annual eligible compensation.

(3)	Percent of target compensation weighted based on each program’s percent of total compensation and on annual eligible compensation.

(4)	Three year weighted average total of all programs plus salary (total compensation) results in 109% of total target compensation.

*	Non-GAAP measure. For a reconciliation to cost applicable to sales, see Annex A.

30  •  Newmont Mining Corporation 2017 Proxy Statement

COMPANY OVERVIEW

Newmont is one of the world’s largest gold producers and is the only gold company included in the S&P 500 Index and Fortune 500. The Company was rated the top mining company in the Dow Jones Sustainability World Index (DJSI) in 2015 and 2016 and has adopted the World Gold Council’s Conflict-Free Gold Policy. The Company is also engaged in the exploration for and acquisition of gold and copper properties. The Company has significant operations and/or assets in the United States, Australia, Peru, Ghana and Suriname.

Our purpose is to create value and improve lives through sustainable and responsible mining.

RECENT MARKET AND INDUSTRY CONTEXT

The past five years have witnessed significant volatility in the mining industry and for gold-focused companies in particular. Gold price remained under pressure through 2015 largely related to macroeconomic forces. For 2016, this trend changed as gold price stabilized and modestly recovered ending 8% up for the year, driven by new investment demand. This resulted in increased market interest in gold stocks and saw prices recover from prior years.

While Newmont’s stock price is correlated with gold price, Newmont significantly outperformed gold and key gold company indices in 2016; stock price increased 89%, ending the year as the 4th best performing stock in the S&P 500. Additionally, total shareholder return (“TSR”) ended 2016 in the top quartile of our gold competitors. This share price performance was supported by the operational, financial and strategic improvements realized during the year as summarized in the following sections.

Newmont’s performance (NEM) relative to gold price and the HUI Gold Index (HUI) are displayed in the following chart:

FOCUS ON CREATING LONG-TERM SHAREHOLDER VALUE

Since implementing our revised strategy in 2013, Newmont has made significant changes in operations, corporate structure and asset portfolio. These changes led to our strong financial results in 2016 and supported our stock price performance as shown above.

We continue to focus on improving safety and efficiency at our operations, maintaining leading environmental, social and governance practices, and building a stronger portfolio of longer-life, lower cost mines to generate the financial flexibility we need to fund our best projects, reduce debt, and return cash to shareholders. Building on the performance achieved in 2016, we will continue to focus on the following:

•	World class performance in safety and sustainability

•	Generating top quartile returns while sustaining investment grade balance sheet

•	Ongoing investment in profitable growth — next generation projects representing upside

•	Cash generation to enable the self-funding of projects and the payment of dividends

•	Steady long-term gold production while maintaining cost and capital discipline to support strong performance over the next decade and beyond

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2016 BUSINESS RESULTS — OPERATING PERFORMANCE HIGHLIGHTS

In 2016 Newmont achieved the following:

Financial and Operating Results:

•  Share price growth of 89% in 2016 — top quartile performance relative to our gold peer group and above the 2016 gold price increase of 8%

•  GAAP net income attributable to shareholders from continuing operations of $(220) million or $(0.41) per diluted share, achieved adjusted net income(1) of $619 million or $1.16 per diluted share

•  Increased consolidated Adjusted EBITDA(1) of $2.4 billion, a 25% increase year-over-year

• Generated gains in net cash from operating activities of continuing operations to $1.9 billion and more than doubled 2015 free cash flow(1) to $784 million

•  Leading financial flexibility and credit rating — reduced debt and increased cash on hand to $2.8 billion strengthening our balance sheet to fund profitable future growth projects and return cash to stockholders through our dividend of which we paid $67 million in 2016

• Cost applicable to sales per ounce increased slightly, while gold All-In Sustaining Costs(1) (“operating costs”) continued to improve year-over-year

•  Improved gold production by 7% over 2015 results, producing 4.9 million ounces on an attributable basis

Safety, Sustainability and Growth Results:

•  Maintained status as a leader in safety and progressed systems to further improve the health and safety of our employees

•  Industry leading performance in sustainability — named mining sector sustainability leader in the Dow Jones Sustainability Index (DJSI) for the second year in a row

•  Built 2 new mines in prospective districts at $200M below budget with an internal rate of return (IRR) of over 25%, supporting our focus on allocating capital efficiently and effectively for our stockholders

•  Optimized portfolio to 12 mines in 4 key regions — divested our Indonesia operations generating $920 million in gross cash proceeds

•  Improved the inventory pipeline by adding 4.1Moz of reserves

(1)     Non-GAAP measure. For a reconciliation to the nearest GAAP measure, see Annex A.

In addition to the business results stated above, based on our succession planning and leadership selection process, we effectively transitioned the roles of Chief Operating Officer and Chief Financial Officer. These transitions are further discussed in “Introduction: Executive Transitions in 2016” in the section “2016 Compensation.”

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COMPENSATION FRAMEWORK — BALANCING EXECUTIVE COMPENSATION IN THE COMMODITIES INDUSTRY

Newmont’s compensation program is designed to focus management’s efforts and reward for results in areas where they have the most influence on driving business performance, as well as to motivate and retain leadership through various economic and commodity price cycles. We believe this approach aligns the incentive structure with business elements that support providing long-term performance gains for our stockholders.

To promote long-term performance and sustainability as well as manage risk, the Company utilizes a comprehensive performance-based compensation structure with an appropriate balance of operational, financial and share price incentives based on:

While providing incentives for performance, the design of our program is intended to mitigate excessive risk taking by executives. Our LDCC believes that the mix and structure of compensation as described in this CD&A strike an appropriate balance to promote sustained performance without motivating or rewarding excessive risk. (See “Executive Compensation Risk Assessment” in the “Other Policies and Considerations” section of this CD&A for additional information on our risk analysis.)

2016 PAY FOR PERFORMANCE STRUCTURE

Company results on operational, financial and relative stockholder return measures have a direct link to our incentive compensation plans. We believe our incentive measures are key drivers for business results, support sustained long-term performance, and promote stockholder alignment as shown in our executive compensation structure below.

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SUMMARY OF 2016 INCENTIVE MEASURES, COMPANY PERFORMANCE AND RESULTING COMPENSATION

The Company had strong 2016 operating performance which resulted in an above-target Corporate Performance Bonus. We believe that if we are able to execute on the key measures in the short-term, long-term results will follow.

As our leadership is responsible for long-term performance aligned with stockholder interests, our compensation is substantially weighted to long-term results. With this, incentive compensation value for the year measured as of December 30, 2016, was above target at approximately 168.6% of target value as noted below:

The above table represents an average of current Named Executive Officer (NEO) incentive pay (excludes salary). The table excludes the former CFO; the COO is reflected based on time in role.

(1)	Percent of total target incentive pay; based on NEO incentive mix with the exception of Ms. Brlas due to transition.

(2)	Includes actual Personal Bonus paid to each NEO for 2016 based on the achievement of their personal objectives.

(3)

Reflects shares granted in 2016; realized value determined using the closing stock price as of December 30, 2016 of $34.07; grant date fair value was $24.785 for all NEOs with exception of Ms. Buese; grant date fair value for Ms. Buese was $37.85 on November 1, 2016, related to her sign-on grant award.

Description of Above-Target Achievement for the Corporate Performance Bonus and Corresponding Bonus Plan Funding. The following table describes the above-target performance achieved in 2016 and the corresponding additional percentage of Corporate Performance Bonus plan funding above target. This is an additional point of review to ensure performance and pay are aligned, and that a return-on-investment (“ROI”) perspective is incorporated in our pay-for-performance review:

Performance Metric	2016 CPB Performance	Additional Bonus % Above Target	All Employee Additional Funding(1)	Return on Investment / Results of Above Target Performance
Safety	114.0%	2.8%	$1.3 M	Safety performance among the best of the ICMM(2)
CPB EBITDA(3)	153.2%	16.0%	$7.5 M	Earnings performance exceeded CPB EBITDA Target by over $260 Million
Cash Sustaining Cost	131.9%	9.6%	$4.5 M	Reduced operating cost below target by $110 Million
Project Execution	135.1%	3.5%	$1.6 M	Two projects moved to commercial production at or ahead of schedule and under budget
Reserves and Resources	148.0%	2.4%	$1.1 M	Exceeded target additions to reserves and resources to support sustainable inventory pipeline
Sustainability	182.7%	4.1%	$1.9 M	Industry leader for Dow Jones Sustainability index for second year, “Gold Class” and “Industry Mover” distinction

Total Result:	138.4%	38.4%	$17.9 M	Over $508 Million in benefit; $17.9 Million additional bonus funding for all eligible employees
(1)	Represents additional Company bonus funding above target for all bonus eligible employees; reflects corporate results applied to global population.

(2)	International Council of Mining and Metals (ICMM).

(3)	See Annex A for calculation of this non-GAAP compensation measure.

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2016 Say on Pay Vote and stockholder engagement

Newmont has historically received strong support from stockholders in favor of the “Advisory Vote on the Compensation of the Named Executive Officers” (Say on Pay). For the past five years, our “vote in favor” results have been 94% or greater (excluding abstentions). Additional information regarding the Say on Pay vote is on pages 64 and 86-88.

While our historical results indicate strong support for Newmont’s Officer compensation, the LDCC continues to review our executive compensation structure to increase its effectiveness and further align with stockholder interests in light of changing industry dynamics.

Stockholder Engagement. To further ensure alignment with stockholder interests, we actively engage our largest investors and solicit feedback on our executive compensation programs. We have reached out to many of our largest stockholders with the intent of communicating our programs, governance and performance, as well as obtaining feedback to be considered in future designs, and fostering open dialogue and regular communication to support alignment with stockholder interests. We will continue this practice as a critical component of our annual governance review process.

Overall, results from stockholders’ feedback indicate support for Newmont’s structure, performance alignment and disclosure. During the course of our discussions, we received feedback regarding the types of metrics used in short-term and long-term incentive plans. As part of our process, all feedback is summarized and discussed with management and the LDCC during our annual LDCC strategy session, and is considered for future plans and/or disclosure of executive compensation to align with their interests.

FOUNDATIONAL EXECUTIVE COMPENSATION PRACTICES

The following policies and practices highlight foundational elements of our compensation governance model. Our intent is to ensure pay programs incent performance in a manner that supports sustainable business results which align with stockholder interests.

Best Practice Features of Our Program
✓ Competitive Stock Ownership Requirements — 5x base salary for the CEO	✓ Committee Operating and Governance Model
✓ Well-Managed “Burn Rate” — below 1%	✓ Regular Committee Charter Review
✓ Appropriate Vesting Terms — standard awards with at least a 3-year vesting cycle	✓ Risk Management Review of Executive Compensation
✓ Compensation Clawback Provision	✓ Independent Committee Advisor
✓ No Hedging, Pledging or Margin Policy	✓ Audit of Incentive Plan Processes, Results and Payments
✓ Double-Trigger Change of Control	✓ Regular Executive Sessions
✓ Discontinued Excise Tax Gross-ups for Employees Hired/Promoted into Change of Control Eligible Roles in or after 2012	✓ Annual Executive Compensation Strategy Meeting with the Committee — review stockholder/Say on Pay feedback and potential plan improvements
✓ Reduced Change of Control benefits (Details are provided in the section “Post Employment Compensation”)	✓ Succession Planning Reviews Completed Beyond CEO Staff
✓ No Employment Agreements	✓ Talent, Global Inclusion and Diversity Reviews — serve as input for succession and compensation planning
✓ No Repricing of Options	✓ Annual Benefits Review Covering Health, Welfare and Retirement

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SUMMARY OF KEY 2016 LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE ACTIONS

The following highlights some of the key actions by the LDCC in 2016 as a supplement to ongoing practices noted in “Foundational Executive Compensation Practices” below:

2016 LDCC Action	Description
The LDCC held joint sessions with the other Committees on relevant talent and compensation program topics.

In select circumstances, the LDCC held joint sessions with the other Committees where 1) the input and expertise of the other Committees would add value to the LDCC’s decision making process, 2) efficiencies could be gained through collaboration, or 3) the other Committees would benefit from visibility to talent-related discussions. Examples include:

•  Joint session with the Corporate Governance and Nominating Committee to review CEO performance and pay; and

•  Review of short-term incentive plan metrics with the relevant Committees in advance of plan approval.

Held annual executive compensation strategy meeting to plan and identify continuous improvement opportunities.

The LDCC Chair, Management and the Committee’s independent consultant conducted planning around key operational, governance and strategic items; outcomes for 2016 included:

•   Increase focus on performance, succession and diversity, as well as further integrate talent and rewards programs, in alignment with the Company’s human capital strategy;

•   Continue proactive focus on total rewards design to ensure continued effectiveness of incentive design and governance trends; and

•   Perform proactive and holistic review of compensation plans to ensure they support future business objectives and drive stockholder value.

Held additional meeting outside of regular LDCC meetings to review the target development process for Newmont’s short-term incentive plans.

•  The LDCC discussed the process for setting performance targets and ranges for the Company’s short-term incentive plans. Historical results and details on the statistical modeling that takes place to ensure rigor and stretch in the targets was reviewed; and

•   Details regarding the target setting process can be found in “Target Setting and Calculation of Corporate Performance Bonuses.”

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Philosophy and Principles

Compensation Philosophy. Newmont’s executive compensation programs are designed to effectively link the actions of our executives to business outcomes that drive value creation for stockholders. In designing these programs, we are guided by the following principles:

•	Maintaining a clear link between the achievement of business goals and compensation payout. We believe that:

(1)	Officers should be evaluated and paid based on performance that leads to long-term success and relative stock price improvement; and

(2)	Officer compensation programs can be an effective means of driving the behavior to accomplish our objectives, but only if each executive clearly understands how achievement of predetermined business goals influences his or her compensation.

•

Selecting the right performance measures. Equally important is the selection of those performance measures which need to be measurable and linked to both increased stockholder value and Newmont’s short-and long-term success.

•

Sharing information and encouraging feedback. Focused and clear program design supports transparency for our stockholders. It is important for stockholders to understand the basis for our Officers’ compensation, as this provides stockholders insight into our goals, direction and the manner in which resources are being used to increase stockholder value. We invite stockholder input and actively engage stockholders in matters related to Newmont’s executive compensation programs.

Transparency and open disclosure are core components of Newmont’s values.

Structural Principles that Guide Appropriate Compensation Design. The following table outlines the guiding principles in structuring our executive compensation plans:

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Components of Total Compensation

The components of target total direct compensation for our Officers are described in the Executive Summary and stated below. We emphasize performance-based “at-risk” compensation, based on operational, financial and share price performance.

Developing Our Executive Compensation Program. Each year the LDCC conducts a detailed analysis of executive compensation designed to:

•	Assess the competitiveness of the Company’s executive compensation levels against peer groups;

•	Consider the desired target benchmark for total executive compensation levels; and

•	Make necessary refinements to the compensation components to further align executive compensation with performance goals and ensure good governance practices.

Roles within the review process. The LDCC meets on a regular basis with the Chief Executive Officer and representatives from the Company’s Human Resources and Corporate Legal departments. The role of management is to provide the LDCC with perspectives on the business context and individual performance of our Officers to assist the LDCC in making its’ decisions. The Company’s Human Resources Department supports the LDCC by providing data and analyses on compensation levels and trends. In addition, external independent compensation experts consult with the LDCC regarding specific topics as further described in the following paragraph. An executive session, without management present, is generally held at the end of each LDCC meeting. The independent members of the Board of Directors make all decisions regarding the Chief Executive Officer’s compensation in executive session, upon the recommendation of the LDCC. The LDCC Chair provides regular reports to the Board of Directors regarding actions and discussions at LDCC meetings.

Use of Independent Compensation Advisors. The LDCC, which has the authority to retain special counsel and other experts, including compensation consultants, has engaged Frederic W. Cook & Co. (“Cook & Co.”) to assist the LDCC with: (1) advice regarding trends in executive compensation, (2) independent review of management proposals, and (3) an independent review and recommendation on Chief Executive Officer compensation, as well as other items that come before the LDCC. Cook & Co. has reviewed the compensation philosophy, objectives, strategy, benchmark analyses and recommendations regarding Officer compensation.

At least annually, the LDCC reviews the support provided by the independent compensation advisors to ensure the level of support, consultation and fees are appropriate and aligned with the LDCC’s needs. The LDCC conducted a thorough review in 2013, including interviews of other independent compensation advisors, and upon completing the interviews, the Committee retained the services of Cook & Co. based on their approach, expertise and fee structure.

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Cook & Co. is engaged solely by the LDCC and does not provide any services or advice directly to management unless authorized to do so by the Committee. In connection with its engagement of Cook & Co., the LDCC reviewed Cook & Co.’s independence including, but not limited to, the amount of fees received by Cook & Co. from Newmont as a percentage of Cook & Co.’s total revenue, Cook & Co.’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship (including stock ownership) that could impact Cook & Co.’s independence. After reviewing these and other factors, the LDCC determined that Cook & Co. is independent and that its engagement did not present any conflicts of interest. Cook & Co. also determined that it was independent from management and confirmed this in a written statement delivered to the Chair of the LDCC.

Compensation Decision Process. When making compensation decisions for Officers, the LDCC considers factors beyond market data and the advice of consultants. At the beginning of the compensation cycle, the Chief Executive Officer and Human Resources Management provide a fulsome review of business performance, executive performance and proposed compensation (for executives other than the Chief Executive Officer) to the LDCC for consideration. The LDCC then considers the individual’s performance, tenure and experience, the overall performance of the Company, any retention concerns, the individual’s historical compensation and the compensation of the individual’s peers within the Company and market. While the LDCC does have certain guidelines, goals, and tools that it uses to make its decisions, as explained below, the compensation process is not an exact science but incorporates the reasoned business judgment of the LDCC. Final decisions are made at a subsequent meeting after full consideration of all factors highlighted below. Below is a summary of the performance review process for 2016, reflecting the process and integration of talent and rewards into decision making:

Compensation Components and Alignment to Compensation Philosophy

The components of our executive compensation program contain five main elements as shown in the chart at the beginning of this section. We explain the philosophy and key features of each below.

Determining the Proper Mix of Different Pay Elements. In determining how we allocate an Officer’s total compensation package among various components, we emphasize compensation elements that reward performance on measures that align closely with business success, underscoring our pay-for-performance philosophy. A significant portion of our executive compensation is performance-based or “at-risk.” Our Chief Executive Officer and other Officers have a higher percentage of at-risk compensation relative to other employees, because our Officers have the greatest influence on Company performance. Stock-based long-term incentives represent the largest component of pay, in order to encourage sustained long-term performance and ensure alignment with stockholders’ interests. In the graphs below, we show the emphasis on at-risk or stockholder-aligned compensation through performance-based short-term and long-term incentives compared to base salary, with the Chief Executive Officer reflecting the most significant “at-risk” portion of compensation.

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Components of Compensation and Alignment to Goals. The Company recognizes that its stock price is influenced by the price of gold, copper and other commodities, which are outside of the control of the Company. Thus, as a way to balance the commodity fluctuation, the Company grants a mix of incentives including performance-leveraged stock units (based on share return measures) and time-based restricted stock units (based on stock price performance) to align the interests of management with the long-term interests of stockholders. This balanced approach means that management needs to achieve specific performance results to earn the incentives even in periods of positive gold/copper price movement, and that the equity package continues to motivate performance in down-cycles as the stock and restricted stock units continue to retain value and have motivational impact even when gold/copper prices are falling. At the same time, the use of stock price-based incentives ensures that the highest rewards will only occur with an increasing stock price and performance that exceeds the median of the Company’s gold mining peers.

The components of the compensation structure are:

Time Horizon	Component	Purpose	Key Features
Current	Base Salary	Compensation for the level of responsibility, experience, skills, and sustained individual performance.

Fixed compensation is not subject to financial performance risk;

Benchmarked to the median range of the peer group to ensure the ability to compete for highly talented leadership;

Individual compensation can vary above or below the market reference point based on such factors as performance, skills, experience and scope of the role relative to internal and external peers.

Short-Term	Corporate Performance Bonus	Supports annual operating and financial performance, based on defined performance metrics.

Annual cash award which ranges from 0-200% of target based on:

•   CPB EBITDA (earnings);

•  Cash Sustaining Cost;

•  Health and Safety;

•  Project execution and cost;

•   Reserve and resource additions; and

•  Sustainability.

	Personal Bonus	Rewards the achievement of individual objectives designed to support current initiatives, long-term sustainability and Company performance.	Annual cash award based on stated individual measures and objectives, which are calibrated by management and approved in advance by the LDCC.
Long-Term	Performance-Leveraged Stock Units	Incentive to outperform peer group stock price performance and to make Newmont the preferred gold stock; aligns pay with stockholder interests and long-term stock price performance.	Awards are based on absolute stock price growth and relative stock price performance against the PSU peer group (described later in this CD&A), over a three-year period, and are settled in shares of Company stock at the end of the three years.
	Restricted Stock Units	Long-term shareholder alignment and employee retention.	Minority portion of LTI (one-third of LTI value) for senior executives; Awards vest over three-year period; Provides a strong retention and stock-price linkage for eligible employees.

40  •  Newmont Mining Corporation 2017 Proxy Statement

Process for Determining Target Total Compensation. We consider a variety of factors when determining target Officer compensation to ensure we have a comprehensive understanding of alignment to goals, reasonableness of pay, internal equity, pay-for-performance, and ability to attract and retain executive talent. The primary items considered when making executive compensation determinations are discussed below and include:

Factors	Purpose/Key Considerations
Market Information	To ensure reasonableness of pay relative to industry peers.
Performance and Leadership	To understand important performance and leadership context, such as: Experience, skills and scope of responsibilities; Individual performance; Company performance; and Succession Planning.
Pay Mix	To ensure pay “at-risk” is consistent with philosophy and comparator group practices; a significant majority of pay should be “at-risk.”
Pay Equity	To understand whether internal pay differences are reasonable between executives and consistent with market practice.
Total Compensation	To understand the purpose and amount of each pay component as well as the sum of all compensation elements in order to gauge the reasonableness and the total potential expense.
Chief Executive Officer and other Officer compensation versus Total Shareholder Return (“Pay-for-Performance Charts”)	To ensure that pay is aligned with performance and set appropriately given industry performance and pay rates.
Performance Sensitivity Analysis	To understand potential payments assuming various Company performance outcomes; understand how potential performance extremes are reflected in pay; a component of our compensation risk assessment.

Competitive Considerations (Market Information)

Peer Group Determination. We strive to compensate our employees, including our Officers, competitively relative to industry peers. As part of the LDCC’s charter and to ensure the reasonableness and competitiveness of Newmont’s position in the industry, the LDCC regularly evaluates Newmont’s peer group with the aid of its independent consultant, Cook & Co., and with input from management. As noted above, peer groups are used in the compensation benchmarking process as one input in helping to determine appropriate pay levels. When reviewing the appropriateness of a peer group, the LDCC’s analysis includes a review of information regarding each potential peer company’s industry, complexity of their business and organizational size, including revenue, net income, total assets, market capitalization and number of employees. This approach ensures a reasonable basis of comparison.

2016 Peer Group. The LDCC completed a comprehensive review of the peer group for 2015 and no additional changes were made for 2016. The peer group is structured to ensure it is a valid representation of Newmont’s business and operating environment. Given this, the peer group is weighted towards Newmont’s core business of mining (gold and global diversified companies, in particular), with a lesser emphasis on Oil & Gas (similar operations and commodity-based businesses) and Engineering, Procurement and Construction (similar to Newmont’s project development group). The LDCC regularly reviews the peer group with the assistance of the Committee’s consultant and management. The following peer group, retained from 2015, was used as the reference point to determine the competitiveness of Newmont’s pay for 2016:

Alcoa Corporation	Freeport-McMoran Copper and Gold Inc.
Anglo American	Goldcorp Inc.
Apache Corporation	Kinross Gold Corporation
Barrick Gold Corporation	The Mosaic Company
Canadian Natural Resources Limited	Noble Energy, Inc.
CONSOL Energy Inc.	Peabody Energy Corporation
Devon Energy Corporation	Rio Tinto plc.
EOG Resources, Inc.	Teck Resources Limited
First Quantum Minerals Ltd.	United States Steel Corporation

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Newmont’s ranking within the peer group is consistent with benchmarking standards and generally ranks at or near the median on key scope metrics, as indicated below. Relative positioning will vary over time based on commodity and market price changes, as well as annual business operations. Based on industry, company scope and the longer-term view on comparative metrics, the LDCC has validated this list to be appropriate for benchmarking purposes.

(1)

Market Cap and Employee data is reflected as of December 31, 2016. Other market statistics reflect trailing twelve months (Q4 2015 and Q1-Q3 2016) for: Newmont, EOG Resources, Canadian Natural Resources, Apache Corporation, Anglo American, First Quantum and Peabody. Trailing twelve month data for remaining peers are for fiscal year ending December 31, 2016.

Newmont’s peer group may differ from the peer groups used by proxy advisory services; the LDCC believes Newmont’s peer group appropriately represents the relevant industry comparators and companies where Newmont competes for talent.

2017 Peer Group. During 2016, in preparation for 2017 compensation planning, the LDCC completed a comprehensive review of the peer group to ensure the reference companies continue to represent a valid point of comparison based on the industry and Newmont’s business model. As criteria to improve the peer group, the LDCC sought to:

•	continue emphasis on mining and related extractive industries (i.e. oil and gas),

•	continue focus on U.S.-based companies to minimize volatility due to foreign exchange and differences in local laws and practices,

•	address situations where material changes in corporate structure have taken place,

•	include a review of Say on Pay results of peer companies to ensure the peer group represents companies with pay practices that have majority support by stockholders.

Based on this review, the LDCC removed two companies and added two companies to the peer group. The peer group for 2017 includes:

Alcoa Corporation	Freeport-McMoran Copper and Gold Inc.
Anadarko Petroleum Corporation (added)	Goldcorp Inc.
Anglo American	Kinross Gold Corporation
Apache Corporation	The Mosaic Company
Barrick Gold Corporation	Noble Energy, Inc.
Canadian Natural Resources Limited	Rio Tinto plc.
Devon Energy Corporation	Teck Resources Limited
EOG Resources, Inc.	United States Steel Corporation
First Quantum Minerals Ltd.	Vulcan Materials Company (added)

Companies that were removed from the peer group include CONSOL Energy Inc. and Peabody Energy Corporation.

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Positioning of Pay Relative to Peers for 2016. For 2016 compensation, the LDCC determined that the appropriate benchmarking reference is a median range, and that actual compensation may be above or below the median range depending on the Company’s performance and other factors described in this section.

Material Differences Among Officers. The targets for salary and incentive compensation vary among Newmont’s Officers in an effort to reflect differences in job responsibilities and industry pay levels. This aims to avoid setting amounts that may be above or below market pay levels as would be the case if a “one size fits all” approach were used. Specifically for the Chief Executive Officer, the target percentage for each incentive compensation component is greater than the other Officers due to his position as the top executive of the Company, commensurate with the level of accountability and degree of impact that this executive can have on overall business results and strategy.

Other Factors Used to Determine Compensation

Effect of Individual Performance. The LDCC takes into consideration a variety of elements, such as the Officer’s skill set, individual achievements and role with Newmont during the relevant fiscal year. Additionally, an assessment of each Officer’s progress against his or her Personal Objectives (discussed later in this CD&A) is completed by the LDCC based on input provided by the Chief Executive Officer. The LDCC ultimately makes the compensation decisions for all of the Officers, including recommendations to the full Board for the Chief Executive Officer, based on the LDCC members’ own collective experience and business judgment.

Effect of Compensation Previously Received on Future Pay Decisions. We consider actual compensation received in determining whether our compensation programs are meeting their pay-for-performance and retention objectives. Adjustments to future awards may be considered based on results. However, the LDCC generally does not adjust compensation program targets based on compensation received in the past to avoid creating a disincentive for exceptional performance or providing compensation not aligned with our plans.

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2016 Compensation

While the amount of compensation may differ among our Officers, the compensation policies are generally the same for each of our Officers, including our Chief Executive Officer. In this section, we discuss the LDCC’s considerations with respect to each element of compensation paid in 2016.

2016 Compensation Program Changes. Each year the LDCC holds a planning meeting outside of the regular Board of Directors meeting schedule to review executive compensation and talent management programs, as well as feedback received during the stockholder engagement cycle (including input from stockholders, proxy advisory services, and the results of the Company’s annual Say on Pay vote). The LDCC discusses current and future business objectives to determine whether adjustments should be considered to improve the alignment of pay and performance. Based on this review and subsequent discussions on proposed plan design revisions, the following plan changes were implemented for 2016.

Program	What Changed	Why
Corporate Performance Bonus	Added new Sustainability metrics, including reputation, as measured by the Dow Jones Sustainability Index (DJSI) World ranking, and performance against public targets for water management, closure and reclamation, and resolution of complaints and grievances.

The addition of Sustainability objectives supports Newmont’s values and relays the principles of how we operate and engage with the communities in which we work. Newmont’s reputation and access to land, resources, and approvals is critical to the achievement of the Company’s business plan and strategy.

DJSI World ranking was selected as the best measure of reputation as it is one of the most rigorous and reputable sustainability indices and provides stakeholders with an independent, measurable and comparative analysis of our performance in areas that matter most to stakeholders.

	Added a Health Risk Management metric in support of Newmont’s goal to further protect the health of our employees, which includes providing support to improve their wellness. This metric focuses on the identification of work-related health risks and the implementation of enhanced controls to mitigate risks.	The inclusion of the Health Risk Management metric reinforces the importance of protecting the health of our employees and supports our objective of achieving leading health and safety performance.

Adjusted the weightings of several metrics:

•     Corporate Performance Bonus (CPB) EBITDA weighting increased from 20% to 30%;

•     Cash Sustaining Costs per Gold Equivalent Ounce (CSC per GEO)(1) weighting decreased from 40% to 30%; and

•     Reserves and Resources weighting decreased from 10% to 5% to incorporate the addition of Sustainability metrics at 5%.

The increased weighting of CPB EBITDA (with a commensurate decrease in weighting of CSC per GEO) was made to further increase the focus on delivering value to stockholders. Other metric weighting changes were made to drive further alignment with the 2016 business plan and strategy.
Long-Term Incentives

The Long-Term Incentive program was reviewed by the LDCC and the decision was made to retain the current program structure. Changes were previously made to the Long-Term Incentive program in 2015 as disclosed in the prior proxy statement.

The current Long-Term Incentive program structure drives long-term performance aligned with stockholder interests.

(1)

CSC per GEO is calculated by dividing Cash Sustaining Costs (CSC) by GEO. CSC is calculated by adding back non-cash changes in inventory and stockpile and leach pad inventory adjustments to AISC (See Annex A for AISC). GEO is gold equivalent ounce; determined by converting copper production into a gold equivalent for an overall measure of production efficiency

Introduction: Executive Transitions during 2016. As noted in the executive summary, planful leadership transitions in both Operations and Finance leadership in 2016 maintained the strength of Newmont’s Executive Leadership Team (“ELT”) and positions Newmont’s leadership to continue its work toward delivering on the Company’s strategy. Following is a summary of Named Executive Officers who joined Newmont or transitioned roles in 2016. See the “Summary Compensation Table” for complete 2016 compensation details for each Named Executive Officer.

•

Thomas Palmer, Executive Vice President and Chief Operating Officer, promoted to this role effective May 1, 2016, as part of a planned succession from Chris Robison who retired from Newmont in May 2016. Prior to

44  •  Newmont Mining Corporation 2017 Proxy Statement

this role, Mr. Palmer successfully led operations for the Asia Pacific region as the Regional Senior Vice President. Prior to joining Newmont in March 2014 as the Regional Senior Vice President, Indonesia, Mr. Palmer was the Chief Operating Officer, Pilbara Mines at Rio Tinto Iron Ore.

•

Promotion compensation: Mr. Palmer received an increase in salary, short-term incentives target (target of 75% of base salary for 2016 and a target of 125% for 2017 forward) and long-term incentive targets commensurate with the scope of the role as described later in this CD&A. Mr. Palmer also received a relocation bonus of $650,000 in 2016.

•

Nancy Buese, Executive Vice President and Chief Financial Officer, hired in October 2016. Ms. Buese took over the duties of the Chief Financial Officer from Laurie Brlas as part of a planned transition. Ms. Buese is an accomplished finance leader with extensive experience in the natural resources sector. In her role as Chief Financial Officer at Newmont, Ms. Buese is responsible for Newmont’s global finance, accounting, business planning, tax, treasury, investor relations and value assurance functions. Internal Audit continues to report directly to the Chair of the Audit Committee of our Board of Directors, and reports administratively to Ms. Buese.

•

New Hire compensation: In addition to the salary, short-term incentive and long-term incentive components described later in this section, Ms. Buese received a sign-on bonus in consideration for compensation forfeited from her prior employer as a result of joining Newmont in the amount of (i) $600,000; (ii) a grant of restricted stock units of $2.6 million, of which $0.7 million will vest in one year and $1.9 million will vest in two years; and (iii) a bonus service credit entitling her to annual short-term incentives for the full 2016 performance period. The sign-on bonus requires repayment equal to 1/24th of the full amount for each month of a 24 month period after her hire date if she voluntarily departs Newmont during such period. Additionally, if Ms. Buese voluntarily separates employment from the Company prior to the vesting of the restricted stock unit grants in (ii) above, the units are canceled.

•	Randy Engel, Executive Vice President, Strategic Development, who has served in this capacity since 2008, remains in this role.

•	Stephen Gottesfeld, Executive Vice President and General Counsel, who has served in this capacity since 2013, remains in this role.

Former executives of Newmont discussed in this section include:

•	Laurie Brlas, Former Executive Vice President and Chief Financial Officer, departed Newmont in December of 2016 after a structured transition with Ms. Buese.

•

Severance compensation: Ms. Brlas received severance compensation in accordance with the terms of the Executive Severance Plan of Newmont and pursuant to the severance terms in the Senior Executive Compensation Program with respect to Performance-Leveraged Stock Units, and applicable stock award agreements with respect to Restricted Stock Units. Please reference the “All Other Compensation” column of the Summary Compensation Table for payments made under the Executive Severance Plan of Newmont.

2016 Company and Individual Results.

This section provides a summary of the Company and individual results, and corresponding compensation for the Named Executive Officers.

Base Salary. The LDCC considered the compensation levels of comparable positions in the market data to help determine a reasonable base salary range, but also considered individual performance, tenure and experience, the overall Company performance, any retention concerns, individual historical compensation and input from other Board members. While the LDCC has not adopted a policy with regard to the internal relationship of compensation among the Officers or other employees, this relationship is reviewed and discussed when the LDCC determines total compensation for our Officers.

Mr. Goldberg: Based on Newmont’s strong sustained operating performance since assuming the role of Chief Executive Officer in 2013, Mr. Goldberg received a 13% increase in base salary for 2016, positioning Mr. Goldberg’s base salary between the median and 65th percentile of the compensation peer group. Mr. Goldberg’s performance and corresponding compensation are covered further in the “Personal Bonus” and “Long-Term Equity Incentive Compensation” sections. (Mr. Goldberg did not receive an increase for 2017).

Mr. Engel: Mr. Engel received a 2.3% base salary increase for his performance in 2016 to ensure continued competitiveness relative to market.

Newmont Mining Corporation 2017 Proxy Statement   •  45

Mr. Gottesfeld: Mr. Gottesfeld received a 3% base salary increase for his performance in 2016 to ensure continued competitiveness relative to market.

Base salaries for 2016 were set as follows based on the criteria noted above.

Name	2015 Base Salary	2016 Base Salary	Change
Gary Goldberg	$1,150,000	$1,300,000	13%
Nancy Buese(1)	n/a	$675,000	—
Randy Engel	$615,825	$630,000	2.3%
Stephen Gottesfeld	$500,000	$515,000	3%
Thomas Palmer(2)	n/a	$750,000	—
Laurie Brlas(3)	$700,000	$700,000	—

(1)	Ms. Buese was hired in 2016 and therefore did not have a 2015 salary comparison. Actual salary received, as noted in the Summary Compensation Table, was prorated for the time of employment.

(2)

Mr. Palmer was promoted to the role of Executive Vice President and Chief Operating Officer in February 2016. Upon promotion to the role, Mr. Palmer received a base salary adjustment to the amount noted above for 2016 to reflect the change in responsibilities from his prior role of Regional Senior Vice President, Asia Pacific Region. Actual salary received, as noted in the Summary Compensation Table, was prorated for the time in each role in 2016.

(3)	Ms. Brlas separated employment with Newmont on December 31, 2016, and did not receive a base salary increase in 2016.

Short-Term Non-Equity Incentive Compensation.

Short-Term Incentive Compensation Highlights:

•	Comprised of two components:

•	Corporate Performance Bonus (70% of the total short-term incentive opportunity); and

•	Personal Bonus (30% of the total short-term incentive opportunity).

2016 SHORT-TERM INCENTIVE TARGETS

Name	Target Corporate Performance Bonus as a Percentage of Base Salary (A)	Target Personal Bonus as a Percentage of Salary (B)	Total as a Percentage of Base Salary (A+B)
Gary Goldberg	105%	45%	150%
Nancy Buese	70%	30%	100%
Randy Engel	63%	27%	90%
Stephen Gottesfeld	59.5%	25.5%	85%
Thomas Palmer(1)	52.5%	22.5%	75%
Laurie Brlas	70%	30%	100%

(1)	Mr. Palmer’s short-term incentive target for 2016 was 75% and will adjust to 125% of base salary commensurate with his new role of Chief Operating Officer for 2017 forward.

Corporate Performance Bonus (70% of short-term incentives).

Corporate Performance Bonus Summary:

•	Payment based on overall corporate performance results which include annual financial and operational targets based on key business objectives;

•	Payment ranges from 0-200% of target corporate performance;

•	All seven measures performed above target levels in 2016; and

•	Weighted performance resulted in an award of 138.4% of target payment for 2016.

The Corporate Performance Bonus provides an annual reward based on seven measures designed to balance short-term and long-term factors, business performance and successful investment in and development of Company assets. The LDCC reviews and approves the performance metrics and target levels of performance annually to ensure metrics are well aligned to deliver shareholder value. The amounts of 2016 Corporate

46  •  Newmont Mining Corporation 2017 Proxy Statement

Performance Bonuses earned by the Officers are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The measures that the LDCC established for 2016 are listed below.

2016 Corporate Performance Bonus. The Company’s focus on safety, profitability, growth, and sustainability set the overall theme of the Corporate Performance Bonus plan. See “2016 Compensation Program Changes” for more detail on the changes implemented for the 2016 program.

The components of the 2016 Corporate Performance Bonus are as follows:

Corporate Performance Bonus Measure	What It Is	Why It Is Used
Health and Safety	Measures both leading and lagging indicators to ensure we continuously improve our health and safety results.	Safety is a core value and Newmont’s highest priority. The Health and Safety measures support the strategic objectives of developing a Culture of Zero Harm and achieving industry leading health and safety performance.
CPB EBITDA	Measures pre-tax cash income or earnings from Newmont’s operations. It also serves as a proxy for cash flow from operations as it excludes payments for income taxes and financing. See Annex A for the detailed definition of this non-GAAP compensation measure and adjustments.	CPB EBITDA is an important profitability metric reflective of our financial operating results. It aligns with our focus on delivering value to shareholders.
Cash Sustaining Cost	Measures the total production and early stage cost per gold equivalent ounce, including G&A, sustaining capital and other key operating expense items, excluding impact of non-cash write-downs.	Cost is a key financial metric within employees’ control and helps to ensure efficiency and accountability to support a value focus for production. Cost continues to be an important operating metric due to continued volatility in gold price and the mining industry.
Project Execution	Measures the progress of new key capital projects which are expected to add to Newmont’s production portfolio in the short- to medium- term. Project cost versus budget and development stage advancement are used to measure progress during the year.	New projects are important for sustaining Newmont’s business over the long-term as well as providing the opportunity to grow production capability.
Reserves and Resources(1)	Measures the reserves potentially available for future mining as well as the mineralization not yet proven to the level required for reserve reporting.	The Reserves and Resources metrics promote the long-term sustainability of the business; this includes discovery of new deposits and the successful completion of the work needed to report new deposits.
Sustainability	Measures Newmont’s reputation, as well as achievement of key strategic Sustainability and External Relations objectives relating to access to land, resources and approvals.	Sustainability is a core value for Newmont. We are focused on delivering sustainable value for our people, stakeholders and host communities.

(1)	Reserves and Resources are measured separately, resulting in a total of seven measures.

Target Setting Process and Calculation of Corporate Performance Bonuses. The 2016 Corporate Performance Bonus targets were a mix of demanding financial, production, and growth objectives derived from the annual business planning process. It is the LDCC’s perspective that the target should be challenging, yet achievable, and the 2016 targets are structured accordingly.

Using the annual business plan as the foundation for target setting, a rigorous process is completed annually to ensure the level of difficulty for the bonus plan targets and ranges are deemed to be reasonably challenging. Key components of the process include:

Newmont Mining Corporation 2017 Proxy Statement   •  47

Leveraging the above process, performance targets for the 2016 bonus plan were thoroughly reviewed to ensure meaningful performance objectives were established, as summarized here:

Corporate Performance Bonus Measure	Change in Targets from 2015 to 2016	Approach and Rationale
Health and Safety

TRIFR target achievement for 2016 was set as a 10% reduction from the “best demonstrated performance” (requiring higher performance than the 2015 target).

Target achievement for the completion of Critical Control Audits increased from 90% to 100%.

In 2015, our safety result was the highest in the Company’s history and among the highest in the ICMM. The 10% reduction in “best demonstrated performance” continues to drive focus on further reducing injury rates.

2015 achievement of Critical Control audits was at 97%. The increase in target for 2016 was intended to drive continuous improvement in our safety results.

For the new health risk management metric, a baseline of key health risks was established through a health risk assessment process completed in 2015, which included identifying work-related health risks and developing alternative actions/controls to mitigate risks. While the Company had existing mitigation actions in place, the goal is to consider alternative mitigation controls, for instance reduction of ambient dust by equipment controls, rather than personal protective equipment. Target achievement was set as a 10% reduction in health risks from the established baseline.
CPB EBITDA	Target achievement for 2016 was consistent with 2015, utilizing the respective business plan for target achievement.	To determine the payout range, a statistical analysis based on historical performance was conducted; results of the analysis were then reviewed by internal experts and adjusted as appropriate based on an understanding of the operating environment. For 2016, the performance for maximum payout increased from 16.5% to 23.9%.
Cash Sustaining Cost	Target achievement for 2016 was a 10% cost improvement over the 2015 target.	The same process as noted with CPB EBITDA was used to determine the range of payout; based on the review, performance required for maximum payout increased by 35% (the performance for maximum payout increased from 10% overachievement to 13.5%).
Project Execution	Company projects (as well as the phase of on-going projects) vary year-to-year; therefore, year-to-year comparisons may not be valid. However, targets and ranges for these measures are based on business plan targets and incorporate probability models of achievement to ensure the objectives are deemed to be sufficiently challenging.
Reserves and Resources	Exploration investment decisions for reserves and resources vary year-to-year; therefore, year-to-year comparisons may not be valid. However, targets and ranges for these measures are based on business plan targets and incorporate probability models of achievement to ensure the objectives are deemed to be sufficiently challenging.
Sustainability

Targets and ranges for reputation (DJSI World ranking) were based on Newmont’s target position, historical performance and assessment of acceptable performance.

For public target completion (water management, closure and reclamation, and complaints and grievances), targets and ranges are based on assessment of acceptable performance for the first year of this metric. In future years, targets will be based on year-over-year improvement based on a reduction on best demonstrated performance.

If the Company achieves its targeted performance for each of the metrics, the payout percentage for the Corporate Performance Bonus is 100%. If the minimum amounts are not achieved for a particular metric (the threshold), no Corporate Performance Bonus is payable for that metric. For performance between the threshold and maximum for any metric, the amount is prorated to result in a payout percentage between 20% and a maximum of 200%.

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2016 CORPORATE PERFORMANCE BONUS METRICS AND SUMMARY OF RESULTS

Newmont’s operating performance for 2016 exceeded plan and in most cases, prior year performance. In reviewing the performance results and corresponding bonus plan payments, the LDCC also considered the business benefits of achieving above-target performance relative to the resulting additional bonus funding from the above-target performance (a form of return-on-investment, or “ROI,” perspective). The LDCC concluded that the bonus amount resulting from the performance above target was aligned with performance as business results from this performance exceeded the incremental bonus plan funding (a summary of this is illustrated in the table “Description of Above Target Achievement for the Corporate Performance Bonus and Corresponding Bonus Plan Funding” provided in the Executive Summary).

The structure of the Corporate Performance Bonus structure as well as the performance and bonus results for 2016 are provided in the table below:

Bonus Structure			Bonus Payment Range			2016 Results
Performance Metric	Measure/ Unit	Weighting	Minimum (20%)	Target (100%)	Maximum (200%)	2016 Performance	Performance Percentage	Payout Percentage(1)
Health and Safety	Leading / Lagging	20%	Details provided below			Above Target	114.0%	22.8%
CPB EBITDA	$M	30%	$1,567	$2,059	$2,551	$2,321(2); Above Target	153.2%	26.0%
Cash Sustaining Cost	cost/ GEO(3)	30%	$948	$879	$760	$841; Above Target	131.9%	39.6%
Project Execution	Milestone/ Cost	10%	Details provided below			Above Target	135.1%	13.5%
Reserves	Moz	2.5%	0.9	2.5	CD(4)	4.0(5); Above Target	137.9%	3.4%
Resources	Moz	2.5%	1.9	2.5	CC(4)	4.9(5); Above Target	160.7%	4.0%
Sustainability	DJSI; public targets	5%	Details provided below			Above Target	182.7%	9.1%
Total Result =								138.4%

(1)	Calculated by multiplying “Weighting” x “Performance Percentage.”

(2)	Company performance against CPB EBITDA was 200%; however, the Committee exercised its discretion to reduce the CPB EBITDA performance by including components of certain 2016 impairments.

(3)	“GEO” is Gold Equivalent Ounce; determined by converting copper production into a gold equivalent for an overall measure of production efficiency.

(4)	CD is cover depletion; CC is cover conversion.

(5)	Reserves and Resources performance includes revisions.

Summary of the Health and Safety metrics for 2016: Our Corporate Performance Bonus includes two categories of performance measures. First are leading indicator metrics which aim to identify and remediate potential health and safety risks, and further embed a culture of zero harm. The second is a lagging indicator safety metric to measure the results of our continuous improvement efforts and ensure our actions are improving safety performance.

In 2016, our Total Recordable Injury Frequency Rate (TRIFR) was steady at 0.32. The loss of hours worked due to the Batu Hijau divestiture impacted this data for 2016. This performance is still among the best of all International Council on Mining and Metals (ICMM) member companies.

Bonus Structure		Bonus Payment Range			2016 Results
Safety Metric & Purpose	Weighting	Minimum (20%)	Target (100%)	Maximum (200%)	2016 Performance	Performance Percentage	Payout Percentage(1)
Fatality Risk Management: Completion of Critical Control Audits Percent of layered audits of critical control management plans completed against plan	3%	80%	90%	100%	98%	180%	5.4%
Fatality Risk Management: Effectiveness of Critical Controls Assessment of effectiveness of behaviors, processes, and equipment; verification that controls are operating as designed	3%	60%	75%	90%	82%	147%	4.4%

Newmont Mining Corporation 2017 Proxy Statement   •  49

Bonus Structure		Bonus Payment Range			2016 Results
Safety Metric & Purpose	Weighting	Minimum (20%)	Target (100%)	Maximum (200%)	2016 Performance	Performance Percentage	Payout Percentage(1)
Fatality Risk Management: Progression toward ownership and integration Qualitative assessment of workforce engagement to further embed critical controls and drive fatality prevention	3%	20%	100%	200%	100%	100%	3.0%
Health Risk Management Reduction of work-related health risks through the implementation of controls required to prevent or minimize these risks	3%	5%	10%	20%	16%	162%	4.9%
TRIFR: Reduce Total Reportable Injury Frequency Rate (“TRIFR”) by 10% from best demonstrated performance (% reduced)	8%	0.35	0.30(2)	0.23	0.32	64%	5.1%
Total Result	20%					114%	22.8%

(1)	Calculated by multiplying “Weighting” x “Performance Percentage.”

(2)	Target adjusted for Batu Hijau divestiture.

Summary of the Project Execution metric for 2016: The project execution metric is an objective, results-based measure of project performance. For major projects that are planned to move into operation, we measure project spend versus budget and expected production. For projects that remain in the study phase, we measure performance based on how the projects are progressing through our investment decision process (or progress against schedule). The results and corresponding payment are audited by the Company’s internal audit department. For 2016, the total project performance yielded a score of 135.1% as noted in the table below.

Project Execution Elements	Factor Weighting	Performance Percentage
Merian	32%	150.0%
Long Canyon	18%	196.2%
Cripple Creek and Victor Expansion	16%	200.0%
Tanami Expansion	14%	100.4%
Project Advancement	20%	28.9%

Total Achievement	100%	135.1%

Summary of the Sustainability metric for 2016: Our Sustainability metrics are comprised of reputation, as measured by Dow Jones Sustainability Index (DJSI) World rating and performance against public targets in the areas of water management, closure and reclamation, and complaints and grievances. See “2016 Compensation Program changes” for additional details on the inclusion of Sustainability metrics into our Corporate Performance Bonus for 2016.

Newmont was named the mining industry’s overall leader in sustainability by DJSI World for the second year in a row. Newmont will continue to focus on improving our safety, economic and social performance so that Newmont remains an industry leader and is well positioned for long-term success.

Newmont communicates public targets annually for key areas such as water management, closure and reclamation and complaints and grievances in order to provide transparency to our external stakeholders around our sustainability commitments. In 2016, most sites met or exceeded the public targets for water management and closure and reclamation, and all sites exceeded the public targets set for complaints and grievances.

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Bonus Structure		Bonus Payment Range			2016 Results
Sustainability Metric & Purpose	Weighting	Minimum (20%)	Target (100%)	Maximum (200%)	2016 Performance	Performance Percentage	Payout Percentage(1)
Reputation (Dow Jones Sustainability World Index (DJSI World rating): External benchmark; Independent, measurable and comparative analysis of our sustainability practices	2%	Above the average score of the industry group	Silver Class = Within 1-5% of Industry Leader score	Gold Class and Industry Leader	Gold Class and Industry Leader	200%	4%
Water Management: Completion of implementation of Water Strategy action plans. Roll-up of results by region/site.	1%	80% completion	100% completion by Dec. 31, 2016	100% completion by Sept. 30, 2016	Most sites above target	133%	1.3%
Closure and Reclamation: Percentage completion of planned reclamation acres. Roll-up of results by region/site.	1%	70% completion	80% completion	90% completion	Most sites above target	180%	1.8%
Complaints and Grievances: Completion of Tier 1 complaints and grievances closed within 30 days. Roll-up of results by region/site.	1%	87%	90%	93%	100%	200%	2%
Total Result							9.1%

(1)	Calculated by multiplying “Weighting” x “Performance Percentage.”

Corporate Performance Bonus Payments. To calculate the Corporate Performance Bonus percentage for each of the Officers, the respective target percentage of eligible earnings (i.e., prorated salary) was multiplied by 138.4% to determine the actual value of the bonus. The amount of the Corporate Performance Bonus paid to the Officers is also reflected in the Non-Equity Incentive Plan column of the Summary Compensation Table.

Name	2016 Eligible Earnings (A)	Target Payout (%) (B)	Company Performance % (C)	2016 Payout (A*B*C)
Gary Goldberg(1)	$1,270,742	105.0%	138.4%	$1,846,642
Nancy Buese(2)	$90,865	70.0%	138.4%	$88,030
Randy Engel(1)	$627,196	63.0%	138.4%	$546,865
Stephen Gottesfeld(1)	$512,074	59.5%	138.4%	$421,683
Thomas Palmer(3)	$623,230	52.5%	144.5%	$472,798
Laurie Brlas(4)	$700,000	70.0%	138.4%	$678,160

(1)	Messrs. Goldberg, Engel and Gottesfeld received a salary increase during 2016 and therefore, eligible earnings differ from annual base salary.
(2)

For 2016 only, based on the terms of her offer letter, in recognition of compensation forfeited from her prior employer as a result of joining Newmont, Ms. Buese received a Corporate Performance Bonus credit entitling her to annual short-term incentives for the full 2016 performance period. As noted in the Summary Compensation Table, Ms. Buese received $88,030 of Non-Equity Incentive Plan Compensation tied to the Corporate Performance Bonus and an additional $565,910 reflected in Bonus to cover the full 2016 performance period. The total of the Corporate Performance Bonus and additional bonus payout for Ms. Buese based on her offer letter was $653,940.

(3)

Mr. Palmer’s Corporate Performance Bonus was prorated for the amount of time in each role at each respective bonus target. Mr. Palmer received a promotion increase during 2016 and therefore, eligible earnings differ from annual base salary.

(4)	Ms. Brlas received the full Corporate Performance Bonus based on her employment through December 31, 2016.

Newmont Mining Corporation 2017 Proxy Statement   •  51

Personal Bonus (30% of short-term incentives).

Personal Bonus Highlights:

•	Individualized personal objectives established for each Officer by the LDCC;

•	Objectives are pre-approved by the LDCC and the Committee receives a year-end performance assessment from the CEO;

•	Payment ranges from 0-200% of target based on individual performance;

•	Incorporates the leadership areas of strategy, people and organizational development, safety, operational execution and efficiency, corporate sustainability and financial goals;

•	Objectives may be single or multi-year; and

•	Payments are based on objective results and reasoned business judgment of the LDCC.

Purpose of the Personal Bonus: The purpose of the Personal Bonus is to align personal performance with key individualized objectives that will support the long-term sustainability and performance of the Company. The personal objectives encompass the broad spectrum of responsibilities inherent in senior leadership roles and, in some cases, may not have immediate or tangible measures. The Personal Bonus component of the executive compensation program provides for a well-rounded assessment of executive performance, resulting in an improved correlation of pay and performance. Specifically, the program serves to provide the ability to:

•	Holistically consider performance against a broad set of strategic, operational, environmental, social, safety and financial business goals;

•	Incentivize and reward efforts that may be difficult to quantify, but provide long-term stockholder value;

•	Reward for timely adjustments to business dynamics not anticipated prior to the performance period;

•

Consider the multitude of complex factors that can affect performance inside and outside of management’s control for the purpose of assessing performance and providing appropriate compensation (e.g., economic cycles, market volatility, and fluctuations in commodities prices);

•	Take an extended long-term perspective ensuring directional alignment of current performance with the vision of the organization’s future;

•	Control the potential risk of sub-optimized results due to a focus on set goals which may no longer be a key priority; and

•	Differentiate awards based on a broad perspective of an individual’s contribution to the Company.

Determining the Personal Bonus: The Personal Bonus is not strictly formulaic given the difficulty in explicitly quantifying the aggregate performance. Accordingly, payments under this program are awarded based on results subject to the qualified business judgment of the LDCC. The LDCC can award payments out of a total bonus opportunity assigned to each Officer based upon such Officer’s overall performance against annual objectives. The LDCC receives a year-end performance assessment and recommendation for each of the Officers (except for the Chief Executive Officer) from the Chief Executive Officer. For the Chief Executive Officer, the Board of Directors determines the Personal Bonus based on his performance against the stated objectives for the year, as well as other factors potentially not contemplated prior to the start of the year. While the Personal Bonus is based on pre-established individual goals, they do not constitute performance measures that result in automatic payout levels. Instead, they provide a context for the Chief Executive Officer and LDCC to evaluate each Officer’s performance and contributions to the Company’s success when making the bonus payout determinations.

While no single personal objective is either material to an understanding of the Company’s compensation policies relating to the Personal Bonus program or dispositive in the LDCC’s decisions regarding the specific payout levels, in determining the awards for 2016 the LDCC considered the accomplishments as described below for each Officer.

52  •  Newmont Mining Corporation 2017 Proxy Statement

Personal Objectives for the Chief Executive Officer: Mr. Goldberg’s objectives and a summary of the results for those objectives are listed in the following table. For these achievements, Mr. Goldberg received a 150% Personal Bonus.

Objective	Summary of Results
Key Financial Results

•  Achieved $2.4 billion in Adjusted EBITDA.(1)

•  More than doubled free cash flow to $784 million.(1)

•   Reduced debt by $1.3 billion, increased liquidity to nearly $6 billion, and maintained an investment-grade balance sheet.

•   Paid $67 million in dividends and enhanced the gold price-linked dividend policy for 2017 to provide additional upside to shareholders as gold prices increase.

Lead Newmont’s Safety Journey to zero harm by focusing on individual behaviors, safety leadership coaching and operational risk management

•  Led actions to embed Newmont’s health and safety culture further in the organization; delivered industry leading safety performance as measured by both leading and lagging indicators.

•  Newmont had no fatalities in 2016, lowered serious injuries by 75 percent and held our total injury rate to .32, remaining in the first quartile among ICMM peers.

Lead Newmont to safely, responsibly and profitably reach production and cost targets

•  Lowered gold all-in sustaining costs for the fourth consecutive year to $912 per ounce, or two percent lower than 2015.(1)

•   Increased gold production to 4.9 million ounces on an attributable basis, 7% higher than 2015.

•   Exceeded efficiency targets by 180%, delivering sustainable cost and efficiency improvements of about $325 million. Significant safety, cost and productivity improvements delivered at Cripple Creek and Victor and KCGM after assuming operating control.

•  Delivered cost and efficiency improvements through the outsourcing of select IT, Supply Chain and Finance functions and strengthened cyber security resources and systems.

Lead Newmont to achieve profitable, sustainable growth through cost-effective projects, M&A and exploration

•  Improved portfolio value and risk by selling our Indonesian assets for gross proceeds of $920 million and contingent payments of $403 million tied to higher copper prices and future development.

•  Achieved commercial production at Merian on time and $150 million below budget, and at Long Canyon two months ahead of schedule and $50 million below budget.

•  Advanced profitable expansions at Cripple Creek & Victor, Tanami and Northwest Exodus. Failure to secure permits in a timely manner, however, resulted in approval consideration for our Ahafo expansion projects being delayed until the first half of 2017.

•   Improved share price by 89 percent against an 8 percent increase in gold price.

Lead Newmont in building a strong and diverse leadership pipeline across all regions

•  Built a strong and increasingly diverse bench of leaders across the portfolio. Supported the smooth transitions of the Chief Operating Officer, Chief Financial Officer and Board Chair.

•  Effectively progressed Global Inclusion & Diversity objectives, meeting targets to improve national representation in leadership ranks and advancing efforts to embed a more inclusive culture. Achieved a perfect score of 100 on the Corporate Equality Index.

•   Strong employee engagement levels well above the industry benchmark as measured in our Global Employee Survey.

Lead Newmont in establishing industry leadership in the areas of social and environmental responsibility

•  Newmont named mining sector sustainability leader by the Dow Jones Sustainability Index for the second consecutive year.

•   Met external targets to improve complaint resolution, closure and reclamation planning and local content across the portfolio; met water management targets at all but two operations.

•   Introduced new standards and strategies on artisanal small-scale mining.

•  Continued progress on closure obligations at Yanacocha.

(1)	See Annex A for a reconciliation of these Non-GAAP metrics.

Newmont Mining Corporation 2017 Proxy Statement   •  53

Personal Objectives results for the other Officers: Key accomplishments for each of the other Officers relative to their Personal Objectives are as follows:

•	Nancy Buese: Ms. Buese received an at-target Personal Bonus based on Newmont’s approach for employees recently hired.

•

Randy Engel: Mr. Engel significantly improved Newmont’s portfolio value and risk profile through the sale of our Indonesian assets, resulting in gross cash proceeds of $920 million. Mr. Engel also led the ongoing assessment of other potential value accretive transactions in 2016. Mr. Engel strengthened country economic impact study processes in partnership with sustainability and external relations and continued to actively represent Newmont at key investor events and with key capital markets participants. Based on these accomplishments, Mr. Engel received an above-target Personal Bonus.

•

Stephen Gottesfeld: Mr. Gottesfeld provided significant and effective support to the sale of our Indonesian assets, in addition to providing ongoing support to the evaluation of other potential value accretive transactions. Mr. Gottesfeld continued to provide strong leadership of Newmont’s ethics and compliance function. Last, Mr. Gottesfeld effectively supported the transition of Newmont’s Board Chair in 2016. Based on these accomplishments, Mr. Gottesfeld received an above-target Personal Bonus.

•

Thomas Palmer: During 2016, Newmont lowered its serious injury rate by 75 percent and maintained among the lowest total injury rates (.32) in the mining sector with no fatalities. Mr. Palmer positively influenced these results through reinforcing a culture of zero harm, and through his leadership to standardize and verify controls to address top fatality risks globally. Mr. Palmer delivered strong operational results, increasing gold production and maintaining copper production (excluding Indonesia). Cost and efficiency target improvements were exceeded. Merian and Long Canyon were built on or ahead of schedule and $200 million below budget — both mines were built safely and with smooth and successful commissioning and transitioning to operations. Profitable expansions at Cripple Creek & Victor, Tanami and Northwest Exodus were advanced. Based on these accomplishments, Mr. Palmer received an above-target Personal Bonus.

The LDCC considered Mr. Goldberg’s recommendations, each Officer’s performance and key accomplishments in determining each Officer’s Personal Bonus amounts. In alignment with Mr. Goldberg’s recommendations, other than for Mr. Goldberg, the Committee adopted and approved the following amounts:

Name	2016 Eligible Earnings (A)	Target (%) (B)	Personal Objectives Performance (C)	Payout (A*B*C)

Gary Goldberg(1)	$1,270,742	45.0%	150%	$857,751
Nancy Buese(2)	$90,865	30%	100%	$27,260
Randy Engel(1)	$627,196	27%	180%	$304,817
Stephen Gottesfeld(1)	$512,074	25.5%	115%	$150,166
Thomas Palmer(3)	$623,230	22.5%	120%	$168,272
Laurie Brlas(4)	$700,000	30%	100%	$210,000

(1)	Messrs. Goldberg, Engel and Gottesfeld received a salary increase during 2016 and therefore, eligible earnings differ from annual base salary.
(2)

Ms. Buese received an at-target personal bonus based on her October 2016 hire date. As noted in the Summary Compensation Table, Ms. Buese received $27,260 of Non-Equity Incentive Plan Compensation tied to the Personal Bonus and an additional $175,240 reflected in Bonus to cover the full 2016 performance period. The total Personal Bonus payout and additional bonus for Ms. Buese based on her offer letter was $202,500.

(3)	Mr. Palmer received a promotion increase during 2016 and therefore, eligible earnings differ from annual base salary.
(4)	Ms. Brlas received an at-target Personal Bonus in accordance with the terms of the Corporate Performance Bonus program.

54  •  Newmont Mining Corporation 2017 Proxy Statement

For the year, combining the Corporate Performance Bonus and the Personal Bonus, representing 70% and 30% of the target annual incentive program respectively, the total annual bonus for the year as a percent of target is displayed in the table below:

Name	2016 Total Actual Bonus	2016 Total Target Bonus	Total Bonus as a % of Target
Gary Goldberg	$2,704,393	$1,906,113	141.9%
Nancy Buese(1)	$115,290	$90,865	126.9%
Randy Engel	$851,682	$564,477	150.9%
Stephen Gottesfeld	$571,849	$435,263	131.4%
Thomas Palmer	$641,070	$467,423	137.1%
Laurie Brlas	$888,160	$700,000	126.9%

(1)

For 2016 only, based on the terms of her offer letter, in recognition of compensation forfeited from her prior employer as a result of joining Newmont, Ms. Buese received a Corporate Performance Bonus credit entitling her to annual short-term incentives for the full 2016 performance period. As noted in the Summary Compensation Table, Ms. Buese received a total of $115,290 of Non-Equity Incentive Plan Compensation tied to the combined Corporate Performance and Personal Bonus and an additional $741,150 reflected in Bonus to cover the full 2016 performance period. The total of the combined Corporate Performance and Personal Bonus and additional bonus payout for Ms. Buese based on her offer letter was $856,440.

Long-Term Equity Incentive Compensation.

Long-Term Equity Incentive Compensation Highlights:

•	Includes two programs, majority performance-based:

•

Performance Leveraged Stock Units weighted at 67% of the total target long-term incentive award — actual value and grant is dependent upon stock price performance and company TSR performance relative to gold industry peers.

•	Restricted Stock Units weighted at 33% of the total target long-term incentive award — value is based upon Newmont’s stock price performance.

Overview of the Long-Term Equity Incentive Compensation Programs for 2016. The LDCC reviews the executive compensation incentive structure annually for potential adjustments to ensure the programs are aligned with the current business environment and compensation principles.

The LTI programs for 2016 include:

Program Summary	Performance Leveraged Stock Units (PSU)	Restricted Stock Units (RSU)
Percent of Target LTI	Two-thirds (67%)	One-third (33%)
Purpose	Reward for stock price improvement and relative Total Shareholder Return (TSR)	Link pay directly with share price performance; provide a base level of retention value
Vesting Structure	Vests after three years based on performance; no minimum payout floor	Vests one-third per year over three years

Equity Award Target Values. The LDCC designed target values of equity incentives for each Officer based upon competitive market data and the scope of the respective positions. These target values are expressed as a percentage of base salary as follows:

2016 TARGET LONG-TERM EQUITY INCENTIVES

Name	% of Base Salary(1)

Gary Goldberg(2)	550%
Nancy Buese	350%
Randy Engel	300%
Stephen Gottesfeld	270%
Thomas Palmer	350%
Laurie Brlas	375%
(1)	LTI target is based on the employee’s salary as of March 1, 2016.
(2)	Mr. Goldberg’s target long-term equity incentives increased from 478% to 550% as described below.

Newmont Mining Corporation 2017 Proxy Statement   •  55

Newmont’s Policy with Respect to the Granting of Equity Compensation. The Board has delegated to the LDCC the authority to grant equity to Officers, except the CEO; Board of Directors’ approval is required for CEO grants.

Determination of Awards. The LDCC grants equity awards to the Officers, and recommends equity awards for the CEO to the full Board to approve. In addition to the targets discussed above, the LDCC is responsible for determining who should receive awards, when the awards should be made and the number of shares to be granted for each award (in accordance with “Newmont’s Policy with Respect to the Granting of Equity Compensation” as described above). The LDCC considers grants of long-term incentive awards to the Officers each fiscal year. The awards are granted at fair market value (the average of the grant date high and low stock price for Newmont) shortly after the release of quarterly earnings, in which case, financial performance and potentially other material items have already been disclosed publicly, prior to the granting of any awards.

Awards granted in 2016 were determined in accordance with the terms of each long-term incentive plan as approved by the LDCC, with the exception of sign-on restricted stock unit award for Ms. Buese, and special restricted stock unit grants for Messrs. Engel and Gottesfeld as described below in “Special Restricted Stock Unit Grants to Messrs. Engel and Gottesfeld for 2016.”

Criteria Considered in Determining the Amount of Equity-Based Compensation Awards. The LDCC considers several factors when determining equity awards for our Officers, including performance, market practice, projected business needs, the projected impact on stockholder dilution, and the associated compensation expense that will be included in our financial statements. Based on these considerations, the LDCC has managed stockholder dilution well within the norms of our peers and stated guidelines from proxy advisory services and institutional investors. For 2016, Newmont’s gross burn rate (annual use of shares as a percentage of shares outstanding) was approximately 0.59%, below the benchmark set by governance advisory services for our industry.

Change in CEO LTI Percentage and LTI Grants for 2016. The LDCC regularly reviews the Company’s executive pay positioning with the assistance of its independent consultant, Cook & Co., and management. Based on the review, the LDCC increased Mr. Goldberg’s target LTI value by 30% to 550% for 2016. This resulted in a 24% increase in Mr. Goldberg’s Target Total Direct Compensation, placing his Target Total Direct Compensation around the 75th percentile of the peer group. Other than Mr. Goldberg, Officer long term incentive targets were not adjusted for 2016.

Special Restricted Stock Unit Grants to Messrs. Engel and Gottesfeld for 2016. The LDCC awarded special restricted stock unit grants to Messrs. Engel and Gottesfeld in 2016 to recognize long-term performance generally and strategic work by Messrs. Engel and Gottesfeld over the course of the last several years in the sale and acquisition of assets, in addition to serving as long-term retention tools to maintain important institutional knowledge with the Company. The restricted stock unit grants were based on a target dollar value which was divided by the fair market value of Company stock (average of the high and low) on February 22, 2016, to determine the number of shares. For Mr. Engel, the target dollar amount was $1,500,000 and for Mr. Gottesfeld $1,000,000. Both restricted stock unit grants contain a five-year cliff vesting schedule with pro-rata vesting acceleration upon involuntary termination without cause, full vesting acceleration upon termination following a change of control and no vesting upon voluntary termination or termination for cause.

56  •  Newmont Mining Corporation 2017 Proxy Statement

2014-2016 Performance Leveraged Stock Units (PSUs).

PSU Compensation Highlights:

•	Long-term pay-for-performance vehicle based on:

•	Newmont’s share price performance versus peers;

•	Absolute share price growth over the performance period; and,

•	Performance period is three years.

•	2014-2016 PSU Performance:

•	TSR performance was in the top quartile at the 82nd percentile of the gold peer group;

•	Newmont’s stock price appreciation was 33% over the same period;

•	Resulting in a PSU performance of 183% of target; with the change in stock price over the performance period, the average award value is above target at 242.8% of target value.

•	PSUs represent the single largest component of the Officer compensation program and is aligned with stockholders’ experience.

The Performance Leveraged Stock Units (“PSUs”) align Officer compensation with long-term Company and stock price performance. The number of PSUs earned is determined at the end of a three-year performance period based upon the change in Newmont’s stock price (the “Market Payout Factor”) and the relative performance of Newmont’s stock price versus an industry peer group (the “TSR Payout Factor”). Payment for the PSU program can range from 0% to 200% in total, as detailed below.

Determining PSU Awards. The calculation of the PSU awards is based on the Target Performance Leveraged Stock Unit Award, Market Payout Factor and the TSR Payout Factor:

PSU Award = Target Performance Leveraged Stock Unit Award x (Market Payout Factor + TSR Payout Factor)

Target Performance Leveraged Stock Unit Award. The target stock award for each Officer is calculated by multiplying the Officer’s base salary by their target PSU award percentage. This value is then divided by the average daily closing price for the fourth quarter prior to the performance period (the “baseline”) for grants prior to 2016. In 2016, the Company changed the baseline to the average daily closing price for the first 25 trading days of the three year performance period to reduce the potential variability between the grant date and the performance baseline.

Target Performance Leveraged Stock Unit Bonus = (base salary x target %) / baseline

Market Payout Factor (“MPF”). The MPF is based on the absolute stock price change versus the baseline over the three-year performance period. The baseline is compared to the average daily closing price of the last quarter of the performance period to determine the overall stock price change for grants prior to 2016. In 2016, the Company changed the final comparison to the baseline to the average daily closing price for the last 25 trading days of the three-year performance period to reduce the potential variability between the grant date and the performance baseline. The ratio of the two determines the MPF.

Newmont Mining Corporation 2017 Proxy Statement   •  57

The payment for the MPF can range from a minimum of 0% to a cap of 150% of target based on the absolute stock price performance during the performance period. Officers can earn up to 150% of target to incent performance; the award is capped at 150% in recognition that significant stock price appreciation may be related to changes in commodities prices. This range of payment is believed to strike an appropriate balance between retention, incentive and mitigation of excessive risk. The performance range is displayed in the graph below.

TSR Payout Factor (“TPF”). The TPF is based on the relative Total Shareholder Return (“TSR”) of Newmont over the three-year performance period versus the TSR of an index of gold mining peer companies. The stock prices used in the TPF calculation are based on the same approach as noted for the MPF; however the calculation also adjusts for dividends paid during the period.

The payment for the TPF can range from 0 to 50% of target based on Newmont’s relative share price performance. Newmont’s stock price must reach at least threshold performance for Officers to receive any level of payment. Threshold performance under the TPF is defined as the median (50th percentile) TSR of the peer group index. Upon exceeding the peer group median TSR, each percent increase above the median TSR corresponds to a payment equal to 2% of target, up to a maximum of 50%. This 2% multiplier is used to incent over-achievement yet make the maximum award realizable without incenting excessive risk taking. For example, if Newmont’s TSR percentile ranking reaches the 60th percentile (10% above the median), the resulting payment would be 20% of target (10% above the median x 2% multiplier).

In sum, the maximum PSU payout of 200% of the target PSUs would be awarded if the Company’s stock price at the end of the performance period equals 150% of the baseline and if the Company’s TSR reaches the 75th percentile of the peer group. If the Company’s TSR is at or below the median of the peer group, there will be no PSUs earned for the TPF (TSR) metric.

PSU Peer Group. The companies in the TSR peer group are listed below, and may be altered prospectively from time to time due to mergers, acquisitions or at the discretion of the LDCC:

Agnico Eagle Mines Limited	Gold Fields Limited
Anglogold Ashanti Limited	Harmony Gold Mining Company Limited
Barrick Gold Corporation	Kinross Gold Corporation
Compañía de Minas Buenaventura S.A.A.	Newcrest Mining Limited
Freeport-McMoran Copper & Gold Inc.	Yamana Gold Inc.
Goldcorp Inc.

58  •  Newmont Mining Corporation 2017 Proxy Statement

Difference Between the TSR Peer Group and Pay Benchmarking Peer Group. The TSR peer group varies from the total compensation peer group because the TSR peer group is comprised of only companies with large gold mining operations, irrespective of comparable company size. The LDCC determined that a relative TSR peer group should focus on companies with gold operations, as those are the Company’s direct competitors for investors and are subject to similar market forces related to gold price changes. The total compensation peer group includes companies without gold operations, but those entities are more similar in revenue, net income, total assets, market capitalization and number of employees. The LDCC determined that the total compensation peer group is superior to the TSR peer group for evaluating the level of total target compensation, because the companies in the total compensation peer group are the Company’s competitors for talent and their business operations are of a relatively comparable size to Newmont.

PSU results for 2014-2016. Newmont’s stock price performed more favorably than many of its peers, with an 89% increase in stock price in 2016. Newmont’s relative TSR versus peers (“TPF”) ended the period in the first quartile of the PSU peer group at the 82nd percentile resulting in a TSR payout factor of 50%. Stock price appreciation over the performance period was 33% (“MPF”), resulting in an overall PSU performance for 2016 of 183%.

Adjusting for the stock price appreciation over the period, the award value as of December 30, 2016 as a percent of target value for the 2014-2016 PSU program was 242.8% due to stock price leverage in the plan. The chart below shows the payments for each Officer, based on the results of the PSU awards in 2016.

Name	PSU Base Salary (A)	Target % (B)	Award Amount (C)=(AxB)	Average Q4 2013 Closing Price (D)	Target Shares Award (E=C/D)	MPF Price Appreciation % of Tgt (F)	TPF Relative TSR Value (G)	PSU Result (H=F+G+1)	PSU Award(2) (Rounded Down) (ExH)	Value as percent of target as of 12/30/16(1)
Gary Goldberg	$1,075,000	333%	$3,582,975	$25.68	139,523	33%	50%	183.0%	255,327	242.8%
Nancy Buese(3)	—	—	—	—	—	—	—	—	—	—
Randy Engel	$595,000	200%	$1,190,000	$25.68	46,339	33%	50%	183.0%	84,800	242.8%
Stephen Gottesfeld	$500,000	180%	$900,000	$25.68	35,046	33%	50%	183.0%	64,134	242.8%
Thomas Palmer(4)	$498,813	110%	$543,194	$25.68	21,152	33%	50%	183.0%	38,708	242.8%
Laurie Brlas(5)	$700,000	250%	$1,750,000	$25.68	68,146	33%	50%	183.0%	118,448	230.6%

(1)	The closing price of the Company’s stock on December 30, 2016, was $34.07.

(2)	PSU Award reflects what was paid for actual 2014-2016 performance versus the Summary Compensation Table which reflects targets set in 2016, which will pay out in 2019.

(3)	Ms. Buese was not employed with Newmont on the date of the PSU awards in 2014, and therefore, did not receive a grant for this performance period.

(4)	Mr. Palmer’s PSU target was based on his prior role in 2014 as Senior Vice President, Indonesia.

(5)	Ms. Brlas’ PSU award is prorated for her time of service.

Performance Leveraged Stock Unit Trend Results. Using Mr. Goldberg’s awards, PSU payments over the last 3 years averaged 112% of target value (110% on plan performance).

PSU Performance Cycle	PSU Target Value	PSU Target Shares	PSU Plan Performance	Performance Adjusted Shares	Value of Shares as of 12/31 of vest year(1)	Value as a percentage of Target

2012-2014 PSU	$1,937,500	29,711	58%	17,262	$326,252	17%
2013-2015 PSU	$3,582,975	72,824	87%	63,648	$1,145,028	32%
2014-2016 PSU	$3,582,975	139,523	183%	255,327	$8,698,991	243%
Average	$3,034,483	80,686	110%	112,079	$3,390,090	112%

(1)

2012-2014 PSU is valued at December 31, 2014, closing stock price of $18.90; 2013-2015 PSU is valued at December 31, 2015, closing stock price of $17.99; 2014-2016 PSU is valued at December 30, 2016, stock price of $34.07.

Newmont Mining Corporation 2017 Proxy Statement   •  59

Restricted Stock Units.

Restricted Stock Unit Highlights:

•	Represent one-third (33%) of the total LTI target value;

•	Vest one-third per year over three years;

•

RSUs align executive pay with shareholder returns as the value varies directly with Newmont’s share price, further assist with increasing the ownership position of our executive team, and aid with retention during volatile economic cycles.

Structure of RSUs. Restricted Stock Units (RSUs) were added into the executive compensation program in 2015. RSUs are subject to the approval by the LDCC, granted as a percent of base salary at Fair Market Value (the average of the high and low price of Newmont on the date of grant), and vest one-third per year over three years.

2016 Restricted Stock Unit Awards. The Company granted Restricted Stock Unit Awards in February 2016. The RSUs vest in equal annual increments on the first, second and third anniversaries from the date of grant (February 22, 2017, 2018, and 2019). The grants were made in the following amounts:

Name	2016 Base Salary (A)	Target % (B)		Target Award Amount (C = AxB)	Award Date FMV of NEM stock (D)	Shares Awarded (E = C/D)	Value as a percent of target as of 12/30/16(1)
Gary Goldberg	$1,300,000	183	%(2)	$2,383,333	$24.785	96,160	137.5%
Nancy Buese(3)	—	—		—	$37.85	68,692	90.0%
Randy Engel	$630,000	100%		$630,000	$24.785	25,418	137.5%
Stephen Gottesfeld	$515,000	90%		$463,500	$24.785	18,700	137.5%
Thomas Palmer	$750,000	117	%(2)	$875,000	$24.785	35,303	137.5%
Laurie Brlas(4)	$700,000	125%		$875,000	$24.785	10,155	39.5%

(1)	Based on Newmont’s closing price on December 30, 2016, of $34.07.
(2)	Rounded.
(3)

In consideration for compensation forfeited from her prior employer as a result of joining Newmont, Ms. Buese received a grant of restricted stock units of $2.6 million of which $0.7 million will vest in one year and $1.9 million will vest in two years.

(4)	Ms. Brlas shares awarded where prorated for her time of service.

As described above under “2016 Special Restricted Stock Unit Grants for Messrs. Engel and Gottesfeld,” Mr. Engel and Mr. Gottesfeld received an additional RSU grant in 2016 with cliff vesting in full, five years from the date of grant in the following amounts:

Name	Target RSU Value (A)	Award Date FMV of NEM stock (B)	Shares Awarded (A/B)	Value as a percent of target as of 12/30/16(1)
Randy Engel	$1,500,000	$24.785	60,520	137.5%
Stephen Gottesfeld	$1,000,000	$24.785	40,346	137.5%
(1)	Based on Newmont’s closing price on December 30, 2016, of $34.07. Final value as a percent of target will be determined upon the final close price on December 30, 2021.

The Company accrues cash dividend equivalents on restricted stock units and pays them after vesting when common stock is issued.

60  •  Newmont Mining Corporation 2017 Proxy Statement

“Realizable” Compensation for 2016.

To assist stockholders with understanding regular annual compensation (salary, short-term incentives and long-term incentives) for Newmont’s Officers as of December 31, 2016, the following table summarizes actual salary paid, actual short-term incentives (Corporate Performance Bonus and Personal Bonus) paid for 2016 performance, and long-term incentives (RSUs and PSUs) awarded (targets set) in 2016 with the value based on Newmont’s closing stock price on December 30, 2016. The following table is not intended as a substitute for the Summary Compensation Table required by the Securities and Exchange Commission, which appears at page 67.

Newmont delivered strong operating results and outperformed gold price and gold industry indices with a share price increase of 89%, resulting in realizable values above target at year end:

Name	Actual Salary Paid(1)	Total Actual Bonus(2)	Total Actual Cash	Long-Term Incentives(3)	2016 Realizable Compensation	Realizable Compensation as a % of Target
Gary Goldberg	$1,270,742	$2,704,393	$3,975,134	$11,805,596	$15,780,730	152.8%
Thomas Palmer	$623,230	$641,070	$1,264,300	$4,334,181	$5,598,481	150.7%
Nancy Buese	$90,685	$115,290	$205,975	$2,340,336	$2,546,311	91.5%
Randall Engel	$627,196	$851,682	$1,478,878	$3,120,608	$4,599,486	149.3%
Stephen Gottesfeld	$512,074	$571,849	$1,083,923	$2,295,841	$3,379,764	144.6%
Laurie Brlas	$700,000	$888,160	$1,588,160	$4,334,181	$5,922,341	147.1%

(1)	Salary paid in 2016.
(2)

Total Actual Bonus column reflects the amounts paid in 2017 for 2016 performance under the Corporate Performance Bonus and the Personal Bonus as stated in the section “Short-Term Incentives” earlier in this CD&A.

(3)	Long-Term Incentives reflect:

•

PSU awards made in 2016 for the performance period 2016-2019, payable in 2019. The value reflects target shares times Newmont’s stock price on December 30, 2016, of $34.07 resulting in a current award value of approximately 119% of target (stock price basis for determining the 2016 award was $19.04). Actual number of shares granted will not be known until after the completion of the 2016-2019 performance period.

•

RSU awards made in 2016 under the Restricted Stock Unit program as stated in the section “Long-term Incentives” earlier in this CD&A. The value reflects actual share grants based on the RSU award under the program times Newmont’s stock price on December 30, 2016, of $34.07 resulting in a current average award value of approximately 137.5% of target for awards granted in February 22, 2016 and 90.0% of target for awards granted November 1, 2016. (Fair Market Value on the date of grant was $24.785 for awards made on February 22, 2016, and $37.85 award made on November 1, 2016).

See the “Executive Summary” section for further description of the difference between realized pay, realizable pay, and the pay disclosed in the Summary Compensation Table.

Looking Ahead to 2017

Each year the LDCC holds a planning meeting outside of the regular Board of Directors meeting schedule to reflect on incentive plan performance and any feedback received regarding these plans (including input from shareholders and proxy advisory services, as well as considering the results of the Company’s annual “Say on Pay” vote), and discuss current and future business objectives to determine whether adjustments should be considered to improve the alignment of pay and performance. Based on this review in 2016, future considerations include:

•

Evaluate incentive plans (metrics, incentive plan leverage) for continuous improvement and ensure structure drives long-term performance aligned with stockholder interests. Any resulting plan design revisions will be disclosed in future annual proxy statements.

•	In particular, for compensation plan purposes, metrics on a per share basis will be considered, including for example, CPB EBITDA per share and Reserves per share.

•

Perform evaluation of Newmont’s peer group to ensure the reference companies continue to represent a valid point of comparison based on the industry and Newmont’s business model. See “Peer Group Determination” for the revised peer group for 2017.

•	The PSU Peer Group has been revised for 2017 to include Randgold to more closely align to the competitor peer group used for investor relations purposes.

•

For 2017, the Health and Safety metrics of the Corporate Performance Bonus (“CPB”) will evolve to reinforce the focus on risk management (fatality prevention and improving health controls). Specific to fatality risk

Newmont Mining Corporation 2017 Proxy Statement   •  61

management, Newmont will focus on the implementation of globally consistent standards, critical controls and verification activities for key risks across the business and CPB metrics will align to support this work. Full details of this program change will be provided in the 2017 CD&A.

•	Continued focus on ensuring holistic perspective on leadership, performance and rewards.

Post-Employment Compensation

In order to alleviate concerns that may arise in the event of an employee’s separation from service with the Company and enable employees to focus on Company duties, the Company has post-employment compensation plans and policies in place that include Company funded benefits as well as employee contribution-based benefits. Post-employment compensation plans and policies provide for a broad range of post-employment benefits to employees, including Officers, and create strong incentives for employees to remain with the Company. The Company’s decisions regarding post-employment compensation take into account the industry sector and general business comparisons to ensure post-employment compensation is aligned with the broader market.

Retirement. The Company offers two tax-qualified retirement plans, the Pension Plan, which is a defined benefit plan and the Savings Plan, which is a defined contribution plan (401(k)). Both of these plans are available to a broad range of Company employees, generally including all U.S. domestic salaried employees. Because of the qualified status of the Pension Plan and Savings Plan, the Internal Revenue Code limits the benefits available to highly-compensated employees. As a result, the Company provides a non-qualified defined benefit plan (Pension Equalization Plan) and a non-qualified savings plan (Savings Equalization Plan) for executive grade level employees who are subject to the Internal Revenue Code limitations in the qualified plans. The two equalization plans are in place to give executive grade level employees the full benefit intended under the qualified plans by making them whole for benefits otherwise lost as a result of Internal Revenue Code annual compensation limits.

On a regular basis, the Company reviews its retirement benefits. The purpose of the review is to assess the level of replacement income that the Company’s retirement plans provide for a full career Newmont employee. The Company attempts to maintain a competitive suite of retirement benefits that accomplishes a degree of income replacement post retirement. The level of income replacement varies depending on the income level of the employee. The benefits included in the analysis are the pension plan, pension equalization plan, 401(k) matching contribution and social security benefits. The Company retirement benefits are important hiring and retention tools for all levels of employees within the Company.

See the 2016 Pension Benefits Table and 2016 Non-Qualified Deferred Compensation Table for a description of benefits payable to the Officers under the Pension Plan, Pension Equalization Plan and the Savings Equalization Plan.

Change of Control. The Company recognizes that the potential for a change of control can create uncertainty for its employees that may interfere with an executive’s ability to efficiently perform his or her duties or may result in a voluntary termination of an executive’s employment with the Company during a critical period. As a result, the Company originally adopted the Executive Change of Control Plan of Newmont in 1998, which was subsequently revised in 2008, to retain executives and their critical capabilities to enhance and protect the best interests of the Company and its stockholders during an actual or threatened change of control. As of January 1, 2012, the Company adopted a new Executive Change of Control Plan that removed the excise tax gross up, reduced the formula for change of control base cash benefit, removed retirement plan contributions and reduced the time period for continuation of health benefits. The 2012 Executive Change of Control Plan applies to employees hired into, or current employees promoted into, eligible positions. The prior plan remains in place for employees who were eligible on, or prior to, December 31, 2011, because the terms of the prior plan prohibit any reduction in benefits to plan participants. The levels of benefits provided in the 2008 and 2012 Executive Change of Control Plans are intended to motivate and retain key executives during an actual or threatened change of control. Of the Named Executive Officers, based on their dates of hire, Messrs. Goldberg, Engel and Gottesfeld are eligible for benefits under the 2008 Executive Change of Control Plan; Ms. Buese and Mr. Palmer are eligible for benefits under the 2012 Executive Change of Control Plan.

In the event of a Change of Control, as defined in both the 2008 and 2012 Plans, and a qualifying termination of employment, certain designated Officers receive up to three times annual pay and other benefits. See the Potential Payments Upon Termination or Change of Control section for potential amounts payable to the Officers under the applicable Change of Control Plan. These benefits, paid upon termination of employment following a change of control on what is sometimes referred to as a “double-trigger” basis, provide incentive for executives to remain employed to complete the transaction and provide compensation for any loss of employment thereafter.

62  •  Newmont Mining Corporation 2017 Proxy Statement

The 2013 Stock Incentive Plan approved by stockholders in 2013 incorporates a double-trigger upon change of control for any equity vesting and all equity outstanding only vests upon a double trigger of change of control and termination of employment.

Severance. On October 26, 2011, the Company adopted the Executive Severance Plan of Newmont (the “ESP”) which replaced the Severance Plan of Newmont for employees in executive levels. The ESP provides severance benefits following involuntary termination without cause. The ESP was adopted to mitigate negotiation of benefits upon termination, provide additional protection to the Company and define and cap severance costs. Maximum benefits under the ESP are reduced from the prior severance plan of Newmont. Equity will vest pro-rata. The pro-rata portion represents the amount deemed to be earned. The purpose of the ESP is to provide income and benefit replacement for a period following employment termination, where termination is not for cause. The ESP allows the terminated employee time and resources to seek future employment.

See the Potential Payments Upon Termination or Change of Control section for potential amounts payable to the Officers.

Officer’s Death Benefit. The Company maintains group life insurance for the benefit of all salaried employees of the Company. In addition, Officers and executive grade level employees have a supplemental Officer Death Benefit Plan. The purpose of the Officer Death Benefit Plan is to provide benefits to Officers of the Company beyond the maximum established in the Company’s group life insurance, as appropriate to their higher income levels.

See the Potential Payments Upon Termination or Change of Control section for potential amounts payable to the Officers under the Officer Death Benefit Plan.

Executive Agreements. All of the Officers are at-will employees of the Company, without employment agreements. However, the Company has agreed to provide Mr. Goldberg with benefits under the Executive Severance Plan of Newmont at the time of his hire, pursuant to the terms of such plan, even if the Company alters the terms of such plan.

Newmont Mining Corporation 2017 Proxy Statement   •  63

Other Policies and Considerations

Results of the 2016 Advisory Vote on 2015 Executive Compensation (“Say on Pay”)

In 2016, Newmont conducted an advisory vote on the 2015 compensation of the Officers in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in 2010, commonly known as “Say on Pay.” As Newmont regularly engages stockholders to discuss a variety of aspects of our business and welcomes stockholder input and feedback, the Say on Pay vote serves as an additional tool to guide the Board and the LDCC in ensuring alignment of the Company’s executive compensation programs with stockholder interests.

The result of our 2016 Say on Pay advisory vote indicates substantial support for the executive compensation of our Officers with 94% (excluding abstentions) of the votes cast “For” the advisory vote on executive compensation. The LDCC reviewed this result, and concluded that this result affirms our stockholders’ support of the Company’s approach to executive compensation. However, consistent with the Company’s ongoing commitment to best practices in compensation governance and strong emphasis on pay for performance, the LDCC continues to review compensation programs to further align executive pay with stockholder interests, as described in this CD&A. Although the LDCC did not make any changes to our 2016 executive compensation program and policies specifically as a result of the Say on Pay advisory vote, the LDCC did consider the vote in making decisions for the 2016 incentive structure. The LDCC will continue working to ensure that the design of the Company’s executive compensation programs is focused on long-term stockholder value creation, emphasizes pay-for-performance and does not encourage the taking of short-term risks at the expense of long-term results. The LDCC will continue to use the Say on Pay vote as a guidepost for stockholder sentiment and continue to respond to stockholder feedback.

Executive Compensation Risk Assessment

We believe that Newmont’s compensation program for the Chief Executive Officer and Officers is structured in a way that balances risk and reward, yet mitigates the incentive for excessive risk taking. Beyond prudent plan design and compensation policies, in January 2016, the Company’s Enterprise Risk Management (“ERM”) team conducted a risk assessment of the executive compensation program, reviewing all program changes since the prior assessment completed in January 2014.

Upon review of the changes to the executive compensation programs from 2014 through 2015, it was determined that these changes align with the experience of shareholders and do not provide an incentive for excessive risk taking. The changes include an adjustment in the short-term incentive program that increases the percentage weighting for the Company Performance Bonus (with a corresponding decrease in the weighting for the Personal Bonus) for senior executives, the addition of EBITDA to the Company Performance Bonus, the replacement of the Strategic Stock Units (“SSU”) program with a Restricted Stock Unit (“RSU”) program at the senior executive level since EBITDA is now included in the short-term incentive program, and the replacement of SSUs with Performance Share Units (“PSUs”) at the vice president level.

In addition to the Company’s risk assessment process, the incentive program results are reviewed by the Company’s Internal Audit function (which formally reports to the Audit Committee of the Board of Directors) to further ensure program process and calculations are accurate and conform to the rules contained within each respective program. Finally, the 2013 Stock Plan approved by the stockholders of the Company provides for a limit of 1 million shares of restricted stock or restricted stock units, as defined in the 2013 Stock Plan that may be granted with less than a 3-year vesting period.

Accelerated Grant and Vesting of Stock Awards

Change of Control. Immediately prior to a change of control, the following occurs:

•

PSUs: PSU performance will be measured using the change of control price of the Company stock. The pro-rata percentage of the actual payout of PSUs correlating to the period of time that elapsed prior to the change of control shall be granted in common stock. For the remainder of the actual PSUs correlating to the performance period that did not elapse prior to the change of control, the Company will issue restricted stock units that will vest at the end of the performance period. In the event that the acquiring company will not issue equity, the acquiring company may issue cash equivalent awards; and

•

RSUs: For the year of the change of control, a target RSU will be granted in the form of restricted stock units with one-third of the grant vesting the following January 1 and the next two-thirds of the grant vesting on the following two anniversaries of the initial vest.

64  •  Newmont Mining Corporation 2017 Proxy Statement

Termination of Employment following Change of Control. All PSUs and RSUs vest upon termination of employment following a change of control.

Death/Long-Term Disability/Retirement/Severance

•

PSUs: In the event of severance, retirement, death or disability, PSU grants shall vest in a pro-rata amount based on actual performance for each PSU award. Performance for the time period for each award will be calculated (using the most recent fiscal quarter-end performance) and settled accordingly on a pro-rated basis.

•	RSUs: In the event of severance, retirement, death or disability, RSU grants shall vest in a pro-rata amount based upon the date of grant and separation date.

Stock Ownership Guidelines. The Company’s stock ownership guidelines require that all Officers own shares of the Company’s stock, the value of which is a multiple of base salary. For the Officers, the stock ownership guidelines are as follows:

STOCK OWNERSHIP GUIDELINES

Name	Multiple of Base Salary
Gary Goldberg	5
Thomas Palmer	3
Nancy Buese	3
Randy Engel	3
Stephen Gottesfeld	3

Stock ownership guidelines were put in place to increase the alignment of interests between executives and stockholders by encouraging executives to act as equity owners of the Company. The LDCC sets the ownership guidelines by considering the size of stock awards. Unvested RSUs, shares held in retirement accounts and target PSUs within the three year performance period are considered owned for purposes of the guidelines. The LDCC reviews compliance with the guidelines annually. Executives who are new to their positions have five years to comply with the guidelines. All of the executives identified above are in compliance with the stock ownership guidelines or fall within the exception period.

Restrictions on Trading Stock. The Company has adopted a stock trading standard for its employees, including the Officers. The standard prohibits certain employees from trading during specific periods at the end of each quarter until after the Company’s public disclosure of financial and operating results for that quarter, unless they have received the approval of the Company’s general counsel. The Company may impose additional restricted trading periods at any time if it believes trading by employees would not be appropriate because of developments at the Company that are, or could be, material. In addition, the Company requires pre-clearance of trades in Company securities for its Officers, and prohibits buying shares on margin or using shares as collateral for loans. Other than as stated in this paragraph and the stock ownership requirements stated above, the Company does not have a holding period on common stock delivered following the expiration of a restricted stock unit vesting period, or common stock delivered following the exercise of a stock option.

Perquisites. The Company’s philosophy is to provide minimal perquisites to its executives. In 2013, the LDCC approved financial advisory services for the executives beginning in 2014. The benefit was approved on the basis that it assists with managing personal complexity with financial planning at this level and supports greater focus on Company business. For 2016, the benefit value ranges from $12,000 to $15,500 depending on employee level, and the executive may decide whether or not to receive the financial advisory services. If the executive elects to receive the financial advisory services, the amount of such services will be paid by the Company but will not be grossed up; employees will have the responsibility of paying the tax liability associated with the imputed income for the benefit. Separately, as the Company believes in promoting financial wellness for all employees, the Company also provides access to individual financial planning services for all employees under the terms of the agreement with the Company’s 401(k) administrator.

In alignment with Newmont’s safety and wellness culture, the LDCC approved the implementation of annual Executive Health Assessments for the CEO and Executive Leadership Team effective January 1, 2016. The Company strongly believes in investing in the health and well-being of its senior executives as an important component in providing continued effective leadership for the Company. The expected benefit value will range from approximately $3,000 to $5,000 per senior executive and will not include a tax gross-up.

Newmont Mining Corporation 2017 Proxy Statement   •  65

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount of compensation in excess of $1,000,000 that the Company may deduct in any one year with respect to its chief executive officer and three other most highly compensated executive officers (excluding the chief financial officer) whose compensation must be included in this proxy statement because they are the most highly compensated executive officers. There are exceptions to the $1,000,000 limitation for performance-based compensation meeting certain requirements. For 2016, Corporate Performance Bonuses, Personal Bonuses, Performance Leveraged Stock Units and Restricted Stock Units do not meet the performance-based exception under Section 162(m) and are therefore subject to the $1,000,000 deduction limit. Thus, in 2016, Officer compensation amounts are greater than $1,000,000 and a portion of their salaries, bonuses, stock awards and other compensation items are not deductible by the Company. In 2016, Messrs. Goldberg, Engel and Palmer compensation amounts are greater than $1,000,000 and a portion of their salaries, bonuses, stock awards, and other compensation items are not deductible by the Company.

The Company is primarily focused on designing compensation programs that are intended to incentivize executive performance that will lead to long-term value creation for our stockholders. Nonetheless, the Company did include certain plans in the 2013 proxy statement that would allow the Company the ability to utilize the 162(m) performance-based exemption in 2014 and beyond, which is subject to ongoing analysis by the Company. Based upon this ongoing analysis, we may designate programs to be subject to the performance-based exception requirements under Section 162(m) in the future.

66  •  Newmont Mining Corporation 2017 Proxy Statement

Executive Compensation Tables

2016 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation(4) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compen- sation(6) ($)	Total ($)
Gary Goldberg	2016	$1,270,742	$0	$11,778,961	$0	$2,704,393	$726,422	$109,576	$16,590,094
President and Chief Executive Officer	2015 2014	$1,135,783 $1,075,000	$0 $0	$9,452,443 $5,587,034	$0 $0	$2,467,261 $2,297,006	$502,954 $523,724	$50,484 $64,640	$13,608,925 $9,547,404
Nancy Buese	2016	$90,865	$1,341,150	$2,599,992	$0	$115,290	$13,252	$3,332	$4,163,881
Executive Vice President and Chief Financial Officer
Randy Engel	2016	$627,196	$0	$4,613,559	$0	$851,682	$1,277,350	$58,542	$7,428,329
Executive Vice President, Strategic Development	2015 2014	$611,877 $595,000	$0 $0	$3,175,119 $1,855,415	$0 $0	$797,508 $848,500	$21,610 $1,963,741	$34,998 $102,691	$4,641,112 $5,365,347
Stephen Gottesfeld	2016	$512,074	$0	$3,290,641	$0	$571,849	$616,059	$57,585	$5,048,207
Executive Vice President and General Counsel	2015 2014	$500,000 $500,000	$0 $0	$2,320,149 $1,403,240	$0 $0	$577,235 $592,663	$25,270 $890,479	$31,305 $95,089	$3,453,959 $3,481,471
Thomas Palmer	2016	$615,134	$650,000	$4,324,405	$0	$641,070	$98,313	$291,433	$6,620,354
Executive Vice President and Chief Operating Officer
Laurie Brlas	2016	$700,000	$0	$4,324,405	$0	$888,160	$0	$1,104,668	$7,017,232
Former Executive Vice President and Chief Financial Officer	2015 2014	$700,000 $700,000	$0 $0	$4,511,366 $2,728,570	$0 $0	$908,740 $951,650	$250,062 $323,095	$28,721 $653,734	$6,398,889 $5,357,049
(1)

For Ms. Buese, represents salary since joining the Company on October 31, 2016. For Mr. Palmer, includes Australian earnings through April 30, 2016, converted at an exchange rate of $1 Australian dollar: $0.734 U.S. dollar. For Ms. Brlas, represents twenty-six payroll periods (one year).

(2)

For 2016, amount shown for Ms. Buese represents a sign-on bonus paid in 2016 and differentiation from the Corporate Performance and Personal Bonus payments. The differentiation from the Corporate Performance and Personal Bonus in 2016 for Ms. Buese is a calculation of such payout based on annualized salary rate rather than salary paid in the year. Ms. Buese received a sign on bonus of $600,000 and a differentiation from the Corporate Performance and Personal Bonus of $741,150 in consideration of compensation forfeited from a prior employer as a result of joining Newmont. For Mr. Palmer, represents a relocation bonus of $650,000 to assist with additional support for his transition from Australia to the U.S.

(3)

Amounts shown represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”). For the Strategic Stock Units utilized in 2014, the grant date fair value is the target number of shares granted, multiplied by the fair market value on the date of grant, and the maximum value is 150% of the target. The Company’s 2005 and 2013 Stock Incentive Plans define fair market value of the stock as the average of the high and low sales price on the date of the grant, which is the grant date fair value for the Strategic Stock Units (“SSU”) and the 2015 and 2016 restricted stock unit grants. For the 2014 SSU grants, the fair market value on the date of grant, February 26, 2014, was $23.655. In 2015, the Company transitioned to a restricted stock unit program to replace the SSU program. The restricted stock unit grants have a three year pro-rata vesting schedule. For details of the design of the program, see the CD&A. For the 2016 restricted stock unit grants, the fair market value on the date of the grant, February 22, 2016, was $24.785, except for Ms. Buese who received a grant on November 1, 2016, with a fair market value of $37.85 pursuant to her offer of employment; the grant values are shown in the Grants of Plan Based Awards Table. For the 2015 restricted stock unit grants, the fair market value on the date of the grant, February 24, 2015, was $25.555. Pursuant to ASC 718, the aggregate grant date fair value of Performance Leveraged Stock Units (“PSU”) is determined by multiplying the target number of shares by a Monte Carlo calculation model, which determined a grant date fair value of the 2016-2018 (payout 2019) Performance Leveraged Stock Units of $37.53 per share for each participating Named Executive Officer (see “Supplemental Note” below for additional details). For 2015-2017 Performance Leveraged Stock Units (payout 2018, reflected in 2015), the aggregate grant date fair value of Performance Leveraged Stock Units is determined by multiplying the target number of shares by a Monte Carlo calculation model value of $41.85 per share for each participating Named Executive Officer. For 2014-2016 Performance Leveraged Stock Units (payout 2017, reflected in 2014), the aggregate grant date fair value of Performance Leveraged Stock Units is determined by multiplying the target number of shares by a Monte Carlo calculation model value of $27.20 per share for each participating Named Executive Officer. The maximum value of the Performance Leveraged Stock Units is 200% of target. Amounts also include the special restricted unit grants for Messrs. Engel and Gottesfeld which were provided to recognize long-term performance generally and strategic work over the course of the last several years in the sale and acquisition of assets in addition to serving as long-term retention tools to maintain important institutional knowledge with the Company. The fair market value for these awards on the date of the grant, February 22, 2016, was $24.785. These awards will vest in full after five years from the date of grant.

Newmont Mining Corporation 2017 Proxy Statement   •  67

(4)

Amounts shown represent Corporate Performance Bonuses and the Personal Bonuses paid in cash. The executives received bonuses as follows: Mr. Goldberg corporate $1,846,642 and personal $857,751; Ms. Buese corporate $88,030 and personal $27,260; Mr. Engel corporate $546,865 and personal $304,817; Mr. Gottesfeld corporate $421,683 and personal $150,166, and; Mr. Palmer corporate $472,798 and personal $168,272. For Ms. Buese, represents the value based on Corporate Performance bonus and Personal Bonus eligible wage basis which includes earnings beginning with her employment date of October 31, 2016.

(5)

Amounts shown represent the increase in the actuarial present value under the Company’s qualified and non-qualified defined benefit pension plans. The PEP interest rate is based upon the PBGC interest rate. At December 31, 2016, the PBGC lump sum interest rate was 0.75%, at December 31, 2015, the PBGC lump sum interest rate was 1.25%, and at December 31, 2014, the PBGC lump sum interest rate was 1.00%. At December 31, 2016, the FASB rate was 4.36%, December 31, 2015, the FASB rate was 4.80%, and at December 31, 2014, the FASB rate was 4.32%. Ms. Brlas was not vested in her pension benefit at the time of her separation of employment.

(6)	Amounts shown are described in the All Other Compensation Table.

Supplemental note to Footnote (3) Above—2016 Target Stock Compensation Value: With respect to the target long-term incentive or stock value, the following is provided to clarify the differences in the amounts noted in the Summary Compensation Table and the target grant value as provided by the LDCC. The Summary Compensation Table indicates a value of $11,778,961 (comprised of $9,395,636 for PSUs and $2,383,326 for RSUs), the PSU value is above the target value awarded due to the estimated projected accounting value (or “Fair Value”) for the 2016 Performance-Leveraged Stock Unit (PSU) grant (payable in 2019) which resulted from the “Monte Carlo” simulation model (consistent with U.S. GAAP accounting standards for valuing performance stock awards). Due to the increase and volatility in Newmont’s stock price during the first quarter of 2016, the model projected a 2019 payout or performance result of 151.4% of target value. This estimated future value is the required amount to disclose in the Summary Compensation Table.

The following table is intended to clarify the decision by the LDCC in 2016, illustrating the value the LDCC utilized for the award versus the projected estimated stock value provided in the Summary Compensation Table.

2016-2018 Performance Stock Unit Value Comparison	Target Shares Granted (vesting 2019 subject to performance)	Price Used to Value the PSU Grant			Comparison of the Valuation Approaches for the PSU Award
		Price Used to Determine Target Shares Granted (vesting 2018)	Newmont’s Stock Price on December 30, 2016	Fair Value per share Based on the “Monte Carlo” Projected Value[a]
Target Value as Awarded by the LDCC	250,350	$19.04			$4,766,664
“Realizable” Value as of December 30, 2016	250,350		$34.07		$8,529,425
2016 Fair Value (projected) in Accordance with Disclosure Requirements	250,350			$37.53	$9,395,636

(a)	In comparison, the 2014 and 2015 Fair Value per share result from the Monte Carlo simulation was $27.20 and $41.85, respectively

If the PSUs awarded to Mr. Goldberg achieve the value disclosed in the Summary Compensation Table, the stock price performance required to meet this level of payout would be an absolute shareholder return of 51% or a combination of above-peer group performance and shareholder return. If the Summary Compensation Table value is used to assess Mr. Goldberg’s PSU value, then the stock price performance required to result in this level of compensation should be assumed. (Details for the PSU program are provided in the CD&A.)

Refer to the Compensation Discussion and Analysis section of this Proxy Statement for a description of the components of compensation, along with a description of all material terms and conditions of each component. In 2016, the Salary and Bonus columns accounted for 8% of Mr. Goldberg’s total compensation as reflected in the Summary Compensation Table. The Salary and Bonus columns accounted for 34%, 8%, 10%, 19%, and 10% of Ms. Buese’s, Mr. Engel’s, Mr. Gottesfeld’s, Mr. Palmer’s and Ms. Brlas’ total compensation, respectively, as reflected in the Summary Compensation Table.

68  •  Newmont Mining Corporation 2017 Proxy Statement

2016 ALL OTHER COMPENSATION TABLE

Name	Company Contributions to Defined Benefit Plans(1) ($)	Change in Value of Post-Retirement Medical and Life Insurance(2) ($)	Perquisites(3) ($)	Relocation Reimbursement and Tax Gross-Ups(4) ($)	Termination Payments(5) ($)	Total ($)
Gary Goldberg	$15,900	$81,471	$12,205	—		$109,576
Nancy Buese	—	$3,332	—	—		$3,332
Randy Engel	$15,900	$27,102	$15,540	—		$58,542
Stephen Gottesfeld	$15,900	$27,282	$14,403	—		$57,585
Tom Palmer	$10,385	$45,360	—	$235,688		$291,433
Laurie Brlas	$15,900	—	$13,768	—	1,075,000	$1,104,668

(1)

Under the Company’s defined contribution plan, the Savings Plan, the Company will match 100% of the first 6% of a participant’s base salary contribution to the Savings Plan annually with a maximum match of $15,900.

(2)

Messrs. Engel and Gottesfeld are eligible for retiree medical, having been employed before January 1, 2003. Mr. Goldberg, Ms. Buese, Messrs. Engel, Gottesfeld and Palmer are eligible for officer death benefits post-employment if they attain a total of 75 by adding age and years of service by retiring at the date of unreduced pension (65 years of age for Mr. Goldberg, 65 years of age for Ms. Buese, 59.667 years of age for Mr. Engel, 57.667 years of age for Mr. Gottesfeld, and 65 years of age for Mr. Palmer).

(3)

The Company provides the named executive officers with the opportunity to obtain financial advisory services up to a value of $15,700, paid by the Company and executive health assessment benefits with a maximum value of approximately $5,000. These amounts are not grossed up for taxes and any executive electing to obtain the services is responsible for the personal tax liability associated with the imputed income for the benefit. Mr. Goldberg’s perquisite consists of $9,405 for financial advisory services and $2,800 for the executive health assessment. Mr. Engel’s perquisite consists of $11,843 for financial advisory services, $1,850 for the executive health assessment, and $1,848 for personal administrative services provided by Company staff. Mr. Gottesfeld’s perquisite consists of $11,843 for financial advisory services and $2,560 for the executive health assessment. Ms. Brlas’ perquisite consists of $13,768 for personal administrative services provided by Company staff.

(4)

For Mr. Palmer, this amount includes $87,593 in relocation costs, $9,400 in imputed income for expenses related to an automobile lease, $84,573 in tax gross-up payments related to imputed income for relocation benefits, and $73,736 for the payout of his annual leave balance upon transitioning from Australia to U.S. employment. These amounts are in accordance with the Company’s standard relocation policies.

(5)	Amount shown represents severance benefits under the Executive Severance Plan of Newmont in the amounts of: $1,050,000 and $25,000 related to a payroll cycle for 2017 accelerated into 2016.

Newmont Mining Corporation 2017 Proxy Statement   •  69

2016 GRANTS OF PLAN-BASED AWARDS TABLE

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary Goldberg
2016 AICP Corporate Performance & Personal Bonus		$266,856	$1,906,113	$3,812,225
2016 PSU (payable 2019)	2/22/2016				0	250,350	500,700		$9,395,636
2016 RSU	2/22/2016							96,160	$2,383,326
Nancy Buese
2016 AICP Corporate Performance & Personal Bonus		$12,721	$90,865	$181,731
2016 RSU (fully vests 2021)	11/1/2016							68,692	$2,599,992
Randy Engel
2016 AICP Corporate Performance & Personal Bonus		$79,027	$564,477	$1,128,953
2016 PSU (payable 2019)	2/22/2016				0	66,176	132,352		$2,483,585
2016 RSU	2/22/2016							25,418	$629,985
2016 RSU (fully vests 2021)	2/22/2016							60,520	$1,499,988
Stephen Gottesfeld
2016 AICP Corporate Performance & Personal Bonus		$60,937	$435,263	$870,526
2016 PSU (payable 2019)	2/22/2016				0	48,686	97,372		$1,827,186
2016 RSU	2/22/2016							18,700	$463,480
2016 RSU (fully vests 2021)	2/22/2016							40,346	$999,976
Thomas Palmer
2016 AICP Corporate Performance & Personal Bonus		$65,439	$467,423	$934,845
2016 PSU (payable 2019)	2/22/2016				0	91,911	183,822		$3,449,420
2016 RSU	2/22/2016							35,303	$874,985
Laurie Brlas
2016 AICP Corporate Performance & Personal Bonus		$98,000	$700,000	$1,400,000
2016 PSU (payable 2019)	2/22/2016				0	91,911	183,822		$3,449,420
2016 RSU	2/22/2016							35,303	$874,985

(1)

Amounts shown represent threshold, target and maximum amounts for 2016 Corporate & Personal Bonuses. The Corporate Performance Bonus has a threshold of 20% payout, with the potential to have a zero payout, and the Personal Bonus has no threshold. The Leadership Development and Compensation Committee established the target for corporate metrics and personal objectives in March 2016. Payments of Corporate Performance & Personal Bonuses for 2016 performance are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Refer to the Compensation Discussion and Analysis for a description of the criteria for payment of Corporate Performance & Personal Bonuses. Ms. Buese’s 2016 AICP Corporate Performance & Personal Bonus is based on the start date of October 31, 2016.

(2)

Amounts shown represent the threshold, target and maximum number of shares of the Performance Leveraged Stock Unit bonuses potentially awardable for the targets set in 2016, which will pay out in 2019. See the Compensation Discussion and Analysis for a description of these awards and the rationale.

(3)

Amounts shown represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”). For the restricted stock units, the grant date fair value is the target number of shares granted multiplied by the fair market value on the date of grant. The Company’s 2005 and 2013 Stock Incentive Plans define fair market value of the stock as the average of the high and low sales price on the date of the grant, which is the grant date fair value for the restricted stock units. The fair market value on the date of grant, February 22, 2016, was $24.785, and the grant values are shown in the Stock Awards column of the Summary Compensation Table. The restricted stock unit awards vest pro-ratably over three years, with the exception of one award to Mr. Engel of 60,520 units that will cliff vest in full in 2021, one award to Mr. Gottesfeld of 40,346 that will cliff vest in full in 2021, and one award to Ms. Buese of 68,692 granted November 1, 2016 with fair market value of $37.85 that will vest ratably over two years. See the Compensation Discussion and Analysis for a description of this award and the rationale. Pursuant to ASC 718, the aggregate grant date fair value of Performance Leveraged Stock Units is determined by multiplying the target number of shares by a Monte Carlo grant date fair value $37.53 for the 2016-2019 (payout 2019) Performance Leveraged Stock Unit grant, and such amounts are shown in the Stock Awards column of the Summary Compensation Table.

70  •  Newmont Mining Corporation 2017 Proxy Statement

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options(1) (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
Name	Exercisable	Unexercisable
Gary Goldberg						47,827	(4)	$1,629,466
						96,160	(5)	$3,276,171
2014-2017 PSU (payout 2017)									139,523	$4,753,549
2014 SSU (payout 2015-2017)									23,106	$787,221
2015-2018 PSU (payout 2018)									182,058	$6,202,716
2016-2019 PSU (payout 2019)									250,350	$8,529,425
Nancy Buese						68,692	(6)	$2,340,336
Randy Engel						16,066	(4)	$547,369
						25,418	(5)	$865,991
						60,520	(7)	$2,061,916
	25,000		$44.49	4/28/2008	4/28/2018
	41,863		$39.95	5/4/2009	5/4/2019
	34,982		$55.68	4/29/2010	4/29/2020
	33,000		$58.69	4/25/2011	4/25/2021
2014-2017 PSU (payout 2017)									46,339	$1,578,770
2014 SSU (payout 2015-2017)									7,672	$261,385
2015-2018 PSU (payout 2018)									61,154	$2,083,517
2016-2019 PSU (payout 2019)									66,176	$2,254,616
Stephen Gottesfeld						11,740	(4)	$399,982
						18,700	(5)	$637,109
						40,346	(7)	$1,374,588
	14,000		$42.06	4/30/2007	4/30/2017
	15,000		$44.49	4/28/2008	4/28/2018
	15,026		$39.95	5/4/2009	5/4/2019
	10,494		$55.68	4/29/2010	4/29/2020
	13,240		$58.69	4/25/2011	4/25/2021
2014-2017 PSU (payout 2017)									35,046	$1,194,017
2014 SSU (payout 2015-2017)									5,802	$197,674
2015-2018 PSU (payout 2018)									44,687	$1,522,486
2016-2019 PSU (payout 2019)									48,686	$1,658,732
Thomas Palmer						6,927	(4)	$236,003
						35,303	(5)	$1,202,773
2014-2017 PSU (payout 2017)									21,152	$720,649
2014 SSU (payout 2015-2017)									3,502	$119,313
2015-2018 PSU (payout 2018)									26,368	$898,358
2016-2019 PSU (payout 2019)									91,911	$3,131,408
Laurie Brlas						22,826	(4)	$777,682
						35,303	(5)	$1,202,773
2014-2017 PSU (payout 2017)									68,146	$2,321,734
2014 SSU (payout 2015-2017)									11,282	$384,378
2015-2018 PSU (payout 2018)									86,891	$2,960,376
2016-2019 PSU (payout 2019)									91,911	$3,131,408

(1)	From 2006 to 2011 stock options were granted one time per year. Stock options were granted two times per year prior to 2006. The Company did not grant stock options in 2012 or thereafter.

(2)	Assumes stock price of $34.07, the closing price on December 30, 2016.

(3)

Target number of Performance Leveraged Stock Unit bonuses are shown for all outstanding targets for which performance and grant are not yet determined, which are described in the Compensation Discussion and Analysis. The maximum achievable amount of Performance Leveraged Stock Unit bonuses is 200% of target.

(4)	Vesting dates are February 24, 2017 and 2018.

(5)	Vesting dates are February 22, 2017, 2018 and 2019.

(6)	Vesting dates are November 1, 2017 and 2018.

(7)	Vesting date is February 22, 2021.

Newmont Mining Corporation 2017 Proxy Statement   •  71

2016 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary Goldberg	—	—	124,829	$3,234,654
Nancy Buese	—	—	—	—
Randy Engel	—	—	41,544	$1,076,511
Stephen Gottesfeld	—	—	20,556	$531,580
Thomas Palmer	—	—	6,965	$180,010
Laurie Brlas	—	—	96,118	$3,539,625

2016 PENSION BENEFITS TABLE(1)(2)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Gary Goldberg	Pension Plan	5.083	$180,314	—
	Pension Equalization Plan	5.083	$2,116,789	—
Nancy Buese	Pension Plan	0.250	$13,252	—
	Pension Equalization Plan	0.250	—	—
Randy Engel	Pension Plan	23.000	$1,153,545	—
	Pension Equalization Plan	23.000	$6,815,899	—
Stephen Gottesfeld	Pension Plan	19.833	$774,693	—
	Pension Equalization Plan	19.833	$2,528,906	—
Thomas Palmer	Pension Plan	0.667	$24,008	—
	Pension Equalization Plan	0.667	$74,304	—

(1)	All calculations in the 2016 Pension Benefits Table were calculated using target Corporate Performance Bonus and target Personal Bonus for 2016.

(2)

Ms. Brlas separated from the Company on December 31, 2016. She did not have five years of service with the Company, and therefore did not have any vested benefits under either the Pension Plan or the Pension Equalization Plan.

The Company provides two tax-qualified retirement plans, a Pension Plan and a Savings Plan (401(k) plan). In addition, the Company offers a non-qualified pension plan (the “Pension Equalization Plan”), and non-qualified savings plan (the “Savings Equalization Plan”) for executive grade level employees.

Pension Plan. Mr. Goldberg, Ms. Buese, Mr. Engel, Mr. Gottesfeld and Mr. Palmer are participants in the qualified Pension Plan. The Pension Plan is available to a broad group of Company employees, which generally includes U.S. domestic salaried employees of the Company. The plan provides for post-retirement payments determined by a formula based upon age, years of service and pension-eligible earnings for employees hired before January 1, 2007, called the final average pay calculation, up to July 2014. For employees hired after January 1, 2007 and for all participants accruing benefits beginning July 2014 including those formerly in the final average pay pension plan, the plan provides for post-retirement payments determined by a formula based upon years of service.

72  •  Newmont Mining Corporation 2017 Proxy Statement

Final Average Pay Calculation. As of July 2014, all employees accrue pension benefits in the stable value pension. However, those employees hired before January 1, 2007 retain previously accrued benefits in the final average pay pension. Age 62 is the normal retirement age under the Pension Plan for final average pay calculation, meaning the age upon which the employee may terminate employment and collect benefits, or a participant may retire at age 55 with 10 years of service and collect reduced benefits immediately. If a Pension Plan participant terminates employment prior to age 55, but has a vested benefit by having acquired 5 years of service with the Company, the participant will begin to collect a benefit at age 62. If the participant terminates employment prior to age 55, but has 10 or more years of service with the Company, the participant may elect to collect a reduced benefit at age 55. If a participant attains the age of 48, has 10 years of service, and is terminated from employment within 3 years of a change of control, the participant is entitled to commence benefits. The Pension Plan utilizes the same definition of change of control as the Executive Change of Control Plan. The formula based upon age and years of service for benefits provides a strong incentive for Company employees to remain employed with the Company, even in times of high demand in the employment marketplace.

According to the Pension Plan, at the normal retirement age of 62, the Company calculates the monthly pension benefit amount through the following formula:

1.75% of the average monthly salary minus (-) 1.25% of the participant’s primary social security benefit times (×) the participant’s years of credited service

To determine the average monthly salary, the Company calculates the highest average from 5 consecutive prior years of employment within the last 10 years of employment of regular pay, vacation pay, cash bonus and a change of control payment, if applicable. Severance payments are not included as pensionable earnings. Salary does not include stock based compensation, foreign assignment premiums, signing bonuses, fringe benefits, payments from non-qualified plans or indemnity benefit payments. In the event a vested participant dies prior to the commencement of benefit payments, the participant’s legal spouse receives survivor benefits which are calculated based upon the pension benefit that the participant would have received upon retirement the day prior to death with an additional reduction factor applied. If the participant does not have a legal spouse, there is no benefit paid.

In the event of early retirement, meaning after reaching the age of 55 and at least 10 years of service, a participant is eligible to collect a monthly pension benefit upon retirement using the formula above with the following reductions:

EARLY RETIREMENT REDUCTIONS

Age at Termination	Years of Service	Reduction
55	At least 30	No reduction — payable upon termination
60	At least 10	Lesser of 1/3 of 1% for each month of service less than 30 years of service (4% per year) or 1/3 of 1% for each month by which the date of benefit commencement precedes age 62 (4% per year) payable upon termination
At least 55	At least 10	1/3 of 1% for each month by which the date of benefit commencement precedes age 62 (4% per year) payable upon termination
Under 55	At least 10	1/2 of 1% for each month by which the date of benefit commencement precedes age 62 (6% per year) payable following termination and attainment of age 55
	At least 30	No reduction — payable at age 55

CHANGE OF CONTROL EARLY RETIREMENT

Age	Years of Service	Reduction
48 at time of change of control	At least 10	Lower reduction of 2% for each year by which termination precedes age 62, or applicable reduction above

Newmont Mining Corporation 2017 Proxy Statement   •  73

STABLE VALUE CALCULATION

For the stable value pension, benefits are determined as follows:

Full Years of Services Completed by the end of the Plan Year	Percentage of Salary up to and including Social Security Wage Base	Percent of Salary Over the Social Security Wage Base
0-9	13%	21%
10-19	15%	23%
20+	17%	25%

The stable value benefit, as of a given date, is the sum of all of the amounts accrued for each year of service. Salary in the stable value pension is defined the same as in the final average pay pension. Normal retirement age under the stable value pension is 65 and the vesting period is 5 years. If a stable value participant has 5 years of service and separates employment with Newmont prior to age 65, the participant is entitled to a reduced benefit. Under the stable value pension, participants may take their benefit in lump sum or an annuity.

Messrs. Engel and Gottesfeld have vested benefits under the final average pay (for service prior to July 2014) and the stable value (for service after July 2014) pensions by virtue of five or more years of service. Mr. Goldberg, Ms. Buese, and Mr. Palmer participate in the stable value calculation of the Pension Plan of Newmont based upon their dates of hire. Mr. Goldberg has vested benefits under the stable value pension by virtue of five or more years of service. Ms. Buese and Mr. Palmer do not have vested benefits under the Pension Plan, as they do not have five years of service with the Company.

The Pension Plan contains a cap on eligible earnings as required by the Internal Revenue Code as well as a cap on benefits as required by section 415 of the Internal Revenue Code. This cap limits the pension benefits that executive-grade employees of the Company can receive under the Pension Plan.

Pension Equalization Plan. The Pension Equalization Plan provides for an actuarially determined present value cash lump sum amount upon retirement, or upon termination after 5 years of service with the Company. The Company determines the lump sum amount by calculating a full pension benefit under the Pension Plan, utilizing the definition of Salary from the Pension Equalization Plan, and subtracting the actual benefit owed under the Pension Plan that is subject to the cap in benefits.

If a participant dies while employed with the Company, or after retirement but before receipt of benefits under the Pension Equalization Plan, and the participant was entitled to benefits under the Pension Plan, the participant’s legal spouse receives survivor benefits which are calculated based upon the full Pension Equalization benefit minus the Pension Plan benefit amount. If the Company terminates a participant for cause, the participant forfeits all benefits under the Pension Equalization Plan.

Pension Calculation Assumptions. For final average pay benefits, the qualified pension present value uses a discount rate at December 31, 2016, of 4.36% and FASB mortality. The final average pay pension equalization value uses a pension equalization plan lump sum rate of .75% as of December 31, 2016, and mortality as defined in the Pension Equalization Plan to determine the lump sum payable at an executive’s earliest unreduced retirement age. For stable value benefits, from the qualified plan and the pension equalization plan are defined as a lump sum at age 65, the age at which the stable value benefits are unreduced. All of the benefits shown are also discounted from the earliest unreduced retirement age to current age using the FASB rate of 4.36%.

2016 NONQUALIFIED DEFERRED COMPENSATION TABLE(1)

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Gary Goldberg	—	—	—	—	—
Nancy Buese	—	—	—	—	—
Randy Engel	—	—	—	—	—
Stephen Gottesfeld	—	—	$4,732	—	$34,508
Thomas Palmer	—	—	—	—	—

(1)	Ms. Brlas separated from the Company on December 31, 2016. She did not participate in the Savings Equalization Plan during her employment.

74  •  Newmont Mining Corporation 2017 Proxy Statement

Amounts shown in the table above are part of the Company’s Savings Equalization Plan. The Company maintains a Savings Plan and a Savings Equalization Plan for eligible employees.

Savings Plan. The Savings Plan is the Company’s defined contribution plan that is available to a broad group of Company employees, which generally includes U.S. domestic salaried employees of the Company. The Savings Plan provides that eligible employees may contribute before-tax or after-tax compensation to a plan account for retirement savings. Under the Savings Plan, the Company will match 100% of the first 6% of a participant’s base salary (with a maximum of $265,000 in salary and a maximum match of $15,900) contribution to the Savings Plan annually. The Company contribution vests as follows:

SAVINGS PLAN VESTING SCHEDULE

Years of Service	Percentage of Company Contribution Vested
Less than 1 year	0
1 year	20
2 years	40
3 years	60
4 or more years	100

In the event of death, disability, retirement, change of control (same definition as Executive Change of Control Plan explained in the Potential Payments Upon Termination or Change of Control section below) or termination of the Savings Plan, a participant is fully vested in the Company contribution component of the Savings Plan. In accordance with the Internal Revenue Code, the Savings Plan limits the before-tax and after-tax contributions that highly compensated participants may make to the Savings Plan.

Savings Equalization Plan. The Savings Equalization Plan allows eligible participants the opportunity to defer up to 100% of compensation (minus before-tax contributions under the Savings Plan) beyond the Internal Revenue Code limitations set forth in the Savings Plan on a pre-tax basis. The Savings Equalization Plan is a non-qualified deferred compensation plan. To participate in the Savings Equalization Plan, an employee must be executive grade or a grandfathered participant and be eligible to participate in the Savings Plan of Newmont. The purpose of the Savings Equalization Plan is to allow executive grade level employees a way to defer additional compensation for post-employment savings purposes beyond the limits set forth in the Savings Plan. A participant’s deferred compensation is contributed at the direction of the participant to various hypothetical investment alternatives. Such investments are selected by a committee of Company representatives, with the advice of professional investment managers.

Upon distribution of Savings Equalization Plan accounts, the participant receives a cash amount equal to the value of the contributions if such contributions had been invested in such hypothetical investments, as of the applicable valuation date. A participant receives distribution of Savings Equalization amounts in lump-sum form, or at a pre-selected distribution date in the future according to the provisions of the plan and 409A.

In early 2010, the Company established a trust for participants’ account balances in the Savings Equalization Plan and the Company funds the participant account balances in the trust. The assets held in this trust may be subject to claims of the Company’s creditors in the event the Company files for bankruptcy.

Potential Payments Upon Termination or Change of Control

Terms of Plans: See the Compensation Discussion and Analysis section and the text following the tables for a description of the material terms, conditions and assumptions for any of the Company’s benefit plans.

Retirement Benefits: Messrs. Goldberg, Engel and Gottesfeld have vested benefits under the Pension Plan and Pension Equalization Plan. Ms. Buese and Mr. Palmer have not yet vested in the Pension Plan or the Pension Equalization Plan as they have not attained 5 years of service. See the Pension Benefits Table for the present value of benefits under these plans.

Voluntary Termination: The Named Executive Officers would receive no payments or other benefits upon voluntary termination, except for vested benefits under the Pension Plan and Pension Equalization Plan. See the Pension Benefits Table for the present value of benefits under these plans.

Termination Not For Cause: On October 25, 2011, the Board of Directors and the Compensation Committee of the Board adopted an Executive Severance Plan applicable to the Senior Director and above levels of the

Newmont Mining Corporation 2017 Proxy Statement   •  75

Company. Under the Executive Severance Plan, any eligible employee who is subject to involuntary termination of employment for any reason other than cause is entitled to severance benefits. Cause is defined as engagement in illegal conduct or gross negligence, or willful misconduct or any dishonest or fraudulent activity, breach of any contract, agreement or representation with the Company, or violation of Newmont’s Code of Conduct. Severance benefits consist of: 1) a fixed number of months of base salary; 2) pro-rated actual bonus (this benefit is contained in the bonus plan); 3) medical benefits for the severance period, not to exceed 18 months; and 4) outplacement services for up to 18 months. The range of fixed number of months of base salary for the Named Executive Officers is 24 months of salary for Mr. Goldberg, 15 months of salary + 1 month of salary for every year of service up to a maximum of 18 months of salary for Ms. Buese, Mr. Engel, Mr. Gottesfeld and Mr. Palmer. For equity grants in the case of separation of employment under the Executive Severance Plan, there shall be a pro-rata percent acceleration of restricted stock units that have already been granted. For Performance Leveraged Share Unit bonus granted prior to 2015, there shall be a pro-rata grant of any Performance Leveraged Share Unit bonus that is beyond the first performance year in the lesser amount of target or actual payout. For Performance Leveraged Share Unit bonus granted beginning in 2015 and forward, there shall be a pro-rata payout based upon the most recent calculation of the performance against the metrics. The calculations below in the termination tables utilize the target payout for Performance Leveraged Share Unit bonuses.

Termination For Cause: No additional benefits are payable in any case of termination for cause. The Company’s plans generally define cause as stated above.

Change of Control: Acceleration of any equity grant requires a double-trigger of a change of control and a termination of employment. The cash bonus plan provides for payment of target Corporate Performance Bonus and Personal Bonus upon a change of control between September 1 and December 31, and a target pro-rata bonus payment in the event of a change of control between January 1 and August 31. The final average pay Pension Plan (applicable only to Messrs. Engel and Gottesfeld) provides a retirement option at age 48 with 10 years of service and a lesser reduction factor in benefits, compared to circumstances not involving a change of control. Additionally, the Savings Plan provides for immediate vesting of the Company matching contributions which is capped at a total of $15,900 per year.

The Company’s Executive Change of Control Plan applies to Senior Director level employees and above, including the Officers, in the event of a change of control, which is generally defined as:

1)	The acquisition of beneficial ownership of 20% or more of either (a) the then outstanding shares of the Company; or (b) the combined voting power of the then outstanding shares of the Company entitled to vote generally in the Election of Directors (but not an acquisition by a Company entity or Company benefit plan); or

2)	The individuals constituting the Company’s Board of Directors on January 1, 2008 (for 2008 Executive Change of Control Plan) and January 1, 2012 (for 2012 Executive Change of Control Plan), cease to constitute at least a majority of the Board, with certain exceptions allowing the Board the ability to vote in new members by a majority; or

3)	Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation. The acquisition of assets of another corporation does not constitute a change of control if certain requirements are met to evidence that the Company is the acquiring company and will conduct the business of the combined entity going forward.

Termination After Change of Control: Messrs. Goldberg, Engel and Gottesfeld are subject to the 2008 Executive Change of Control Plan and Ms. Buese and Mr. Palmer are subject to the 2012 Executive Change of Control Plan. The plans provide for enhanced benefits in the case of termination following change of control of the Company (within three years for the 2008 plan and within two years for the 2012 plan), in most cases based on salary and bonus payments in previous years.

76  •  Newmont Mining Corporation 2017 Proxy Statement

Executives are eligible for benefits under the change of control plans if terminated within the requisite time period of a change of control or if the executive terminates for good reason within the requisite time period of a change of control. The Change of Control Plans generally define good reason as any of the following without the executive’s prior consent: (a) material reduction in salary or bonus compensation from the level immediately preceding the change of control; (b) requiring the executive to relocate his or her principal place of business more than 35 miles (50 miles in the 2012 Executive Change of Control Plan) from the previous principal place of business; (c) failure by the employer to comply with the obligations under the Change of Control Plan; or (d) assigning the executive duties inconsistent with the executive’s position immediately prior to such assignment or any action resulting in the diminution of the executive’s position, authority, duties or responsibilities.

If an executive is eligible for termination benefits under the Executive Change of Control Plan, the executive is entitled to:

•	pro-rated bonus determined by percentage of the year worked at target level (or the full target bonus if change of control occurs between September 1 and December 31 according to the cash bonus plan);

•

2 times the “annual pay” for most executives and up to 3 times for individuals specified by the Board. Annual pay is defined as annual salary, annual cash bonus at the highest amount that the executive received in the three years prior to the change of control, and the highest employer matching contribution made to the Savings Plan on behalf of the executive in the three years prior to the change of control;

•

for a three-year period (or the COBRA period for the 2012 Executive Change of Control Plan), health, dental, vision, prescription and life insurance benefits for the executive and his or her family; and

•	outplacement services consistent with the Company’s practices during the one-year period prior to the change of control.

For participants in the 2008 Executive Change of Control Plan, the executive is entitled to the following additional benefits:

•

a cash amount equal to the actuarial equivalent of three years of additional benefits under the Pension Plan, Pension Equalization Plan, Savings Equalization Plan and credit for three additional years under these plans for purposes of actuarial calculations; and

•	certain gross-up payments for excise taxes on the change of control payment.

Messrs. Goldberg, Engel and Gottesfeld participate in the 2008 Executive Change of Control Plan at three times annual pay level as of December 31, 2016. Ms. Buese and Mr. Palmer participate in the 2012 Executive Change of Control Plan with Ms. Buese at two and one half times annual pay level and Mr. Palmer at three times annual pay level as of December 31, 2016. These individuals are designated for the enhanced benefits because they all hold positions that would require continuity during a change of control or threatened change of control. In addition, the positions that the designated individuals hold are at high risk for change of personnel in the event of a change of control and the enhanced benefit provides additional incentive for such executives to stay with the Company despite any concerns regarding a change of control.

An unvested participant of the pension plan who is separated from employment following a change of control vests in the pension plan. See the Pension Benefits Table and following text for pension values and unvested participants.

Death: Upon the death of one of the Named Executive Officers, payment is made to the estate based on the terms of the Officers’ Death Benefit Plan. The Officers’ Death Benefit Plan provides for a cash payment upon the death of currently employed executive-level officers of the Company, as well as eligible (eligibility acquired prior to January 1, 2017) retired executive-level officers. The Officer Death Benefit Plan provides a lump sum cash benefit paid by the Company upon death as follows:

•	3 times final annual base salary for an executive officer who dies while an active employee;

•	1 times final annual base salary for an eligible executive officer who dies after retiring at or after normal retirement age; and

•

30% to 90% of final annual base salary for an eligible executive officer who dies after separating employment but who retired prior to normal retirement age, depending on the number of years remaining to normal retirement age.

Newmont Mining Corporation 2017 Proxy Statement   •  77

As of December 31, 2016, Mr. Goldberg, Ms. Buese, Mr. Engel, Mr. Gottesfeld and Mr. Palmer were currently employed executive-level officers of the Company, and thus eligible for the Officer Death Benefit Plan. In the event of death during employment an unvested participant of the pension plan who dies while employed vests in the pension plan. See the Pension Benefits Table and following text for pension values and unvested participants.

Disability: Short-term disability benefits provide for 100% of base pay (salary and bonus) for the initial eight weeks of disability and 60% of base pay for the remainder of short-term disability for a total period of up to six months. In the event of long-term disability, the Company has an insurance plan that provides a maximum monthly benefit to executives and officers of the Company of $15,000 per month. The maximum benefit period for the long-term disability benefit varies depending upon the age on date of disability.

2016 Performance Bonuses: All amounts shown for Bonuses include Corporate Performance Bonuses, Personal Bonuses, Performance Leveraged Stock Unit bonuses, Restricted Stock Unit bonuses and are calculated at target level for 2016 performance.

Accelerated Vesting of Restricted Stock: The amounts shown assume vesting as of December 30, 2016, of restricted stock units at the December 30, 2016, closing price of $34.07. The amounts shown do not include any vested stock awards.

Performance Leverage Stock Unit Bonus: The amounts shown for the Performance Leveraged Stock Unit Bonus in the event of a Change of Control assume target payout and a stock price of $34.07, the December 30, 2016, closing price, because there is no change of control price to determine actual payout, as contemplated by the PSU program.

Restricted Stock Unit Bonus: The amounts shown for the Restricted Stock Unit Bonus in the event of termination following a change of control represent the target bonus granted upon a change of control for the year of the change of control in the form of restricted stock units that are then subject to a vesting period beginning with one-third vesting the following January 1 and the following two-thirds each vesting with the two anniversaries after the initial vesting. The vesting accelerates upon a termination of employment after a change of control. The figures shown represent target payout and a stock price of $34.07, the December 30, 2016, closing price.

Incremental Non-Qualified Pension: The amounts shown as Incremental Non-Qualified Pension are based on three additional years of service credit following termination of employment in the case of change of control for those Named Executive Officers who participate in the 2008 Executive Change of Control Plan. All amounts payable are based upon the same assumptions and plan provisions used in the Summary Compensation Table and Pension Benefits Table, except that the Termination After Change of Control calculation does not include a present value discount.

Health Care Benefits: The value of health care benefits disclosed below is based on the incremental additional cost to the Company for the length of coverage specified in the Executive Severance Plan of Newmont or the Executive Change of Control Plans, except that for Change of Control, the amount is determined without any present value discount.

Life Insurance: Life insurance coverage and proceeds are provided under the terms of the Officers Death Benefit Plan.

78  •  Newmont Mining Corporation 2017 Proxy Statement

280G Tax Gross-Up: The Company adopted an Executive Change of Control Plan in 2012 that eliminates a 280G tax gross-up, and provides for the payment of the higher of the change of control payment with the application of the excise tax imposed by Section 4999 of the Code, or a reduced change of control payment to an amount at which the excise tax does not apply. For named Executive Officers eligible for benefits under the 2008 Change of Control Plan (which has been frozen to new participants as of January 1, 2012), the Company has agreed to reimburse the executive for all excise taxes that are imposed on the executive under Section 280G and any income taxes and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G taxes, if payment to an individual beneficiary exceeds 110% of the safe harbor under Section 4999. If the payment to the individual does not exceed 110% of the safe harbor under Section 4999, the change of control benefit will be reduced to fall within the safe harbor, rather than providing an excise tax gross-up. Any 280G tax gross-up amounts reflected in the tables below assume that the executive is entitled to a full reimbursement by the Company of any (a) excise taxes that are imposed on the executive as a result of the change of control, (b) any income and excise taxes imposed on the executive as a result of the Company’s reimbursement of the excise tax amount, and (c) any additional income taxes and excise taxes that are imposed on the executive as a result of the Company’s reimbursement to the executive for any excise or income taxes. The calculation of the 280G gross-up amount in the tables below is based upon a 280G excise tax rate of 20%, a 39.6% federal income tax rate, a 2.35% Medicare tax rate and a 4.63% state income tax rate. For purposes of the Section 280G calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a non-competition agreement. For any employee hired or promoted into an executive position after January 1, 2012, the Company does not provide a 280G tax gross-up benefit.

Newmont Mining Corporation 2017 Proxy Statement   •  79

The following tables describe the estimated potential payments upon termination or change of control of the Company for the Named Executive Officers. The amounts shown assume that the termination or change of control occurred on December 31, 2016. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

POTENTIAL PAYMENTS ON TERMINATION

	Termination Not For Cause ($)	Change of Control ($)	Termination After Change of Control ($)	Death ($)	Disability ($)
Gary Goldberg
Base Benefit	$2,600,000	—	—	—	—
Bonus (Corporate Performance and Personal)	$1,906,113	$1,906,113	—	$1,906,113	$1,906,113
Restricted Stock Unit Bonus	—	—	$2,383,333	—	—
Performance Leveraged Stock Unit Bonus	$11,731,766	$11,731,766	$7,753,923	$11,731,766	$11,731,766
Change of Control Payment	—	—	$11,349,483	—	—
Accelerated Vesting of Restricted Stock Units	$2,316,147	—	$5,692,859	$5,692,859	$5,692,859
Incremental Non-Qualified Pension	—	—	$2,344,934	—	—
Health Care Benefits and Life Insurance Coverage	$69,871	—	$135,834	—	—
Life Insurance Proceeds	—	—	—	$3,900,000	—
Outplacement Services	$14,800	—	$14,800	—	—
280G Tax Gross-Up	—	—	$21,260,699	—	—
Total	$18,638,697	$13,637,879	$50,935,865	$23,230,738	$19,330,738
Nancy Buese
Base Benefit	$843,750	—	—	—	—
Bonus (Corporate Performance and Personal)	$90,865	$90,865	—	$90,865	$90,865
Restricted Stock Unit Bonus	—	—	$2,599,984	—	—
Performance Leveraged Stock Unit Bonus	—	—	—	—	—
Change of Control Payment	—	—	$3,375,000	—	—
Accelerated Vesting of Restricted Stock Units	$198,764	—	$2,340,336	$2,340,336	$2,340,336
Incremental Non-Qualified Pension	—	—	$13,003	—	—
Health Care Benefits and Life Insurance Coverage	$31,622	—	$38,412	—	—
Life Insurance Proceeds	—	—	—	$2,025,000	—
Outplacement Services	$9,990	—	$9,990	—	—
280G Tax Gross-Up	—	—	—	—	—
Total	$1,174,991	$90,865	$8,376,725	$4,456,201	$2,431,201
Randy Engel
Base Benefit	$945,000	—	—	—	—
Bonus (Corporate Performance and Personal)	$564,477	$564,477	—	$564,477	$564,477
Restricted Stock Unit Bonus	—	—	$629,988	—	—
Performance Leveraged Stock Unit Bonus	$3,719,286	$3,719,286	$2,197,617	$3,719,286	$3,719,286
Change of Control Payment	—	—	$4,483,200	—	—
Accelerated Vesting of Restricted Stock Units	$1,063,802	—	$3,736,661	$3,736,661	$3,736,661
Incremental Non-Qualified Pension	—	—	$3,611,928	—	—
Health Care Benefits and Life Insurance Coverage	$46,246	—	$99,141	—	—
Life Insurance Proceeds	—	—	—	$1,890,000	—
Outplacement Services	$14,800	—	$14,800	—	—
280G Tax Gross-Up	—	—	$8,602,164	—	—
Total	$6,353,611	$4,283,763	$23,375,499	$9,910,424	$8,020,424

80  •  Newmont Mining Corporation 2017 Proxy Statement

POTENTIAL PAYMENTS ON TERMINATION, CONTINUED

	Termination Not For Cause ($)	Change of Control ($)	Termination After Change of Control ($)	Death ($)	Disability ($)
Stephen Gottesfeld
Base Benefit	$772,500	—	—	—	—
Bonus (Corporate Performance and Personal)	$435,263	$435,263	—	$435,263	$435,263
Restricted Stock Unit Bonus	—	—	$463,488	—	—
Performance Leveraged Stock Unit Bonus	$2,761,885	$2,761,885	$1,613,351	$2,761,885	$2,761,885
Change of Control Payment	—	—	$3,372,579	—	—
Accelerated Vesting of Restricted Stock Units	$761,499	—	$2,609,353	$2,609,353	$2,609,353
Incremental Non-Qualified Pension	—	—	$2,321,248	—	—
Health Care Benefits and Life Insurance Coverage	$41,960	—	$90,098	—	—
Life Insurance Proceeds	—	—	—	$1,545,000	—
Outplacement Services	$14,800	—	$14,800	—	—
280G Tax Gross-Up	—	—	$6,420,337	—	—
Total	$4,787,907	$3,197,148	$16,905,254	$7,351,501	$5,806,501
Thomas Palmer
Base Benefit	$1,062,500	—	—	—	—
Bonus (Corporate Performance and Personal)	$467,423	$467,423	—	$467,423	$467,423
Restricted Stock Unit Bonus	—	—	$874,986	—	—
Performance Leveraged Stock Unit Bonus	$2,363,300	$2,363,300	$2,387,115	$2,363,300	$2,363,300
Change of Control Payment	—	—	$3,937,500	—	—
Accelerated Vesting of Restricted Stock Units	$549,481	—	$1,558,089	$1,558,089	$1,558,089
Incremental Non-Qualified Pension	—	—	$20,274	—	—
Health Care Benefits and Life Insurance Coverage	$67,947	—	$72,245	—	—
Life Insurance Proceeds	—	—	—	$2,250,000	—
Outplacement Services	$9,990	—	$9,990	—	—
280G Tax Gross-Up	—	—	—	—	—
Total	$4,520,641	$2,830,723	$8,860,199	$6,638,812	$4,388,812

Newmont Mining Corporation 2017 Proxy Statement   •  81

Proposal No. 2 — Ratify Appointment of

Auditors

The Audit Committee of the Board of Directors (the “Audit Committee”) of Newmont Mining Corporation and its subsidiaries (“Newmont” or the “Company”) evaluates the selection of independent auditors each year and has selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. EY has served as the Company’s independent registered public accounting firm since 2015.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm retained to audit the Company’s consolidated financial statements. In accordance with its commitment to sound corporate governance practices, the Audit Committee reviews whether it is in the Company’s best interests to rotate the Company’s independent registered public accounting firm (“independent auditor”). In fulfilling its oversight responsibility, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters, performance of the independent auditors and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee and its Chair are also directly involved with the selection, review and evaluation of the lead engagement partner and the negotiation of audit fees. The Audit Committee reviews the performance of the independent registered public accounting firm annually. In conducting its review, the Audit Committee considered, among other things:

•	the professional qualifications and effectiveness of EY, the lead audit partner and other key engagement partners;

•	EY’s historical and recent performance on the Company’s audit, including the extent and quality of EY’s communications with the Audit Committee;

•	an analysis of EY’s known legal risks and significant proceedings that may impair its ability to perform the Company’s annual audit;

•	data relating to audit quality and performance, including the most recent PCAOB reports on EY and its peer firms;

•	the appropriateness of EY’s fees on an absolute basis and as compared with fees paid by certain peer firms;

•	EY’s independence policies and its processes for maintaining its independence;

•

EY’s tenure as the Company’s independent auditor and its depth of understanding of the Company’s global business, operations and systems, accounting policies and practices, including the potential effect on the financial statements of the major risks and exposures facing the Company, and internal control over financial reporting;

•	EY’s demonstrated professional integrity and objectivity, including through rotation of the lead audit partner and other key engagement partners;

•	EY’s capability, expertise and efficiency in handling the breadth and complexity of the Company’s global operations, including of the lead audit partner and other key engagement partners; and

•	the advisability and potential impact of selecting a different independent public accounting firm.

82  •  Newmont Mining Corporation 2017 Proxy Statement

As a matter of good corporate governance, the Board and the Audit Committee submit the selection of the independent audit firm to our stockholders for ratification in connection with the 2017 Annual Meeting. If the selection of EY is not ratified by a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter, the Audit Committee will review its selection of an independent registered public accounting firm in light of that vote result. Even if this appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

We expect that a representative of EY will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF EY AS NEWMONT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017.

Newmont Mining Corporation 2017 Proxy Statement   •  83

INDEPENDENT AUDITORS FEES

EY billed the following fees in 2016 and 2015 for professional services rendered to Newmont:

	2016	2015

Audit Fees(1)	$5,261,625	$5,269,315

Audit-Related Fees(2)	$245,000	—

Tax Fees(3)	$487,701	$300,649

All Other Fees	—	—

Total(4)	$5,994,326	$5,569,964

(1)

Audit Fees were primarily for professional services rendered for the audits of the consolidated financial statements and internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, the review of documents filed with the SEC, consents, comfort letters and financial accounting and reporting consultations.

(2)	Audit-Related Fees were primarily for professional services rendered for the audits of disposed businesses and other attest services.

(3)	Tax Fees were for professional services related to general tax consultation, tax advisory, tax compliance and international tax matters.

(4)	The audit committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered public accounting firm.

The Audit Committee has established procedures for engagement of the Company’s independent registered public accounting firm to perform services other than audit, review and attest services.

In order to safeguard the independence of the Company’s independent registered public accounting firm, for each engagement to perform such non-audit service, (a) management and EY affirm to the Audit Committee that the proposed non-audit service is not prohibited by applicable laws, rules or regulations; (b) management describes the reasons for hiring EY to perform the services; and (c) EY affirms to the Audit Committee that it is qualified to perform the services.

The Audit Committee pre-approves and reviews audit and non-audit services performed by EY as well as the fees charged by EY for such services and is provided with quarterly reporting on actual spending. The Audit Committee has delegated to its Chair its authority to pre-approve such services in limited circumstances, and any such pre-approvals are reported to the Audit Committee at its next regular meeting and ratified. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. All services provided by EY in 2016 were permissible under applicable laws, rules and regulations and were pre-approved by the Audit Committee in accordance with its procedures. The Audit Committee considered the amount of non-audit services provided by EY in assessing its independence.

For additional information concerning the Audit Committee and its activities with EY, see “Corporate Governance” and “Report of the Audit Committee” in this Proxy Statement.

84  •  Newmont Mining Corporation 2017 Proxy Statement

Report of the Audit Committee

The Audit Committee of the Board of Directors is composed entirely of Directors who are not officers or employees of the Company or any of its subsidiaries and are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Committee has adopted a Charter that describes its responsibilities in detail. The Charter is available on the Company’s website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/ .

The primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company. The Audit Committee’s primary purpose is to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, the independent auditor’s selection, compensation, retention, qualifications, performance, objectivity and independence, the performance of the Company’s internal audit function, treasury and finance matters and enterprise risk management, privacy and data security. The Audit Committee reviews the financial information that will be provided to the stockholders and others, the systems of internal controls that management and the Board have established, and the audit, accounting and financial reporting process. Additional information about the Audit Committee’s role in corporate governance can be found in the Audit Committee’s Charter.

The Audit Committee has reviewed and discussed with management and EY, the Company’s independent auditors, the audited financial statements of the Company for the fiscal year ended December 31, 2016. Management has affirmed to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has also reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with EY the matters required to be discussed by Statement on Auditing Standard No. 1301 “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received and reviewed the disclosure and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed EY’s independence with them.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Submitted by the members of the Audit Committee of the Board of Directors:

Bruce R. Brook, Chair

J. Kofi Bucknor

Noreen Doyle

Julio M. Quintana

Newmont Mining Corporation 2017 Proxy Statement   •  85

Proposal No. 3 — To Approve, on an

Advisory Basis, the Compensation of

the Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in 2010, an advisory vote on the frequency of stockholders votes on executive compensation was conducted in connection with the 2011 Annual Meeting of Stockholders and is being conducted again in connection with this 2017 Annual Meeting of Stockholders as set forth in Proposal No. 4. The Board recommended, and our stockholders agreed, that the advisory vote on executive compensation be held on an annual basis. Accordingly, we are asking stockholders to approve on an advisory basis, the compensation of our Named Executive Officers as described in the “Compensation Discussion and Analysis,” the compensation tables and related narrative discussion included in this Proxy Statement. This Proposal No. 3, commonly known as a “Say on Pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2016 executive compensation programs and policies and the compensation paid to the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as described in this Proxy Statement.

This proposal allows our stockholders to express their opinions regarding the decisions of the Leadership Development and Compensation Committee (the “LDCC”) on the prior year’s annual compensation to the Named Executive Officers. Because your vote on this proposal is advisory, it will not be binding on us, the Board or the LDCC. However, your advisory vote will serve as an additional tool to guide the Board and the LDCC in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its stockholders, and is consistent with our commitment to high standards of corporate governance.

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Act of 1933, as amended, including the “Compensation Discussion and Analysis,” compensation tables and related-narrative discussion in this 2017 Proxy Statement, is hereby APPROVED.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for and against, the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOREGOING RESOLUTION FOR THE REASONS OUTLINED BELOW.

The Company has historically received strong support from stockholders in favor of Say on Pay. Over the past five years, our average “vote in favor” has been 94% (excluding abstentions), with annual results ranging from 92% to 97%.

While our historical results indicate strong support for Newmont’s Officer compensation, the LDCC continues to review our executive compensation structure to increase its effectiveness and further align with stockholder interests in light of changing industry dynamics. To further ensure alignment with stockholder interests, over the last year we have engaged with our largest investors with the intent of clarifying our programs, governance and performance, obtaining feedback to be considered in designing our compensation programs, and continuing open dialogue to foster regular communication in support of aligning with their interests. We will continue this practice as a critical component of our annual governance review process.

Before you vote, we urge you to read the “Compensation Discussion and Analysis” section of this Proxy Statement for additional details on our executive compensation.

86  •  Newmont Mining Corporation 2017 Proxy Statement

Based upon this process and the leadership of the LDCC, executive compensation is highly aligned to company performance and shareholder experience. See the Proxy Summary or the Executive Summary of the “Compensation Discussion and Analysis” for a review of 2016 Company performance and its correlation to CEO compensation.

Company results on operational, financial and relative stockholder return measures (the “incentive measures”) have a direct link to our incentive compensation plans, which comprise the majority of executive compensation. We believe our incentive measures are key drivers for business results, support sustained long-term performance, and promote stockholder alignment as shown in our executive compensation structure below.

•	Pay for Performance. Our structure emphasizes compensation elements that reward performance on measures that align closely with business success, underscoring our pay-for-performance philosophy;

•

Long-term equity compensation. Long-term equity compensation is designed to align the interests of our executive officers with those of our stockholders by rewarding management for financial, share price and relative share price performance — with restricted stock units and performance-leveraged stock units vesting over multi-year periods. These stock-based long-term incentives represent the largest component of pay, in order to encourage sustained long-term performance and ensure alignment with stockholders’ interests;

•

Total cash compensation tied to performance. Cash awards for the corporate performance bonus based upon defined performance metrics of safety, profitability, cash sustaining costs, project cost and execution, reserves and resource mineralization additions, and sustainability in order to support annual operating and financial performance. Cash awards for the personal bonus are based upon measures and objectives approved in advance by the LDCC, which are designed to reward achievement of individual objectives to support current initiatives, long-term sustainability and Company performance;

•

At-risk compensation. A significant portion of our executive compensation is performance-based or “at-risk.” We believe that the proportion of at-risk, performance-based compensation should rise as an employee’s level of responsibility increases. As such, our Chief Executive Officer and other executive officers have a higher percentage of at-risk compensation relative to other employees, because our officers have the greatest influence on Company performance. For our Named Executive Officers, all compensation components (excluding base salary) are at-risk, meaning designed to drive performance within the control of management, and/or align management with long-term performance and stockholder interest; and

Newmont Mining Corporation 2017 Proxy Statement   •  87

•

Balanced approach. We believe that the mix and structure of compensation strikes the appropriate balance to promote long-term returns without motivating or rewarding excessive risk taking as described in the section “Executive Compensation Risk Assessment” under “Other Policies and Considerations.”

We encourage you to read the “Compensation Discussion and Analysis — Executive Summary” for additional details about our executive compensation programs, including information about the fiscal year 2016 compensation of our Named Executive Officers, and our 2016 Annual Report on Form 10-K under the heading “Management’s Discussion and Analysis” for additional information regarding the Company’s financial performance.

For the reasons outlined above, we believe that our executive compensation program is well-designed, appropriately aligns executive pay with Company performance and incentivizes desirable behavior. Accordingly, we are asking you to endorse our executive compensation program by voting for the above resolution.

88  •  Newmont Mining Corporation 2017 Proxy Statement

Proposal No. 4 — To Approve, on an

Advisory Basis, the Frequency of Stockholder Vote on Executive Compensation

Background of the Proposal. In accordance with the Dodd-Frank Act, companies are required to provide a separate non-binding stockholder advisory vote on the compensation of our named executive officers once every six years to determine whether the stockholders’ say-on-pay vote should occur every year, every two years or every three years. This proposal is commonly known as a “Say When on Pay” or “Frequency” proposal. Our last “Say When on Pay” vote was held in 2011 and our stockholders voted in favor of annual frequency at that time.

Frequency Vote on Say on Pay. We believe that it is important that our executive compensation program directly links executive compensation to our financial performance and align the interests of our executive officers with those of our stockholders. The Board of Directors believes that giving our stockholders the right to cast an advisory Say on Pay vote is a good corporate governance practice and provides the Company with valuable stockholder input on our compensation philosophy, policies and practices.

The Board of Directors and the LDCC value the opinion of our stockholders and will take into account the outcome of the vote when considering the frequency of the advisory vote. Because this Frequency vote is advisory, however, it is non-binding on the Company and the Board of Directors may decide it is in the best interests of the Company and the stockholders to hold an advisory Say on Pay vote on executive compensation more or less frequently than the option approved by our stockholders.

The recommendation of the Board of Directors appears below and aligns with the feedback that the Company received following the last Frequency vote in 2011. In connection with this year’s voting, stockholders may specify one of four choices for this Proposal No. 4 on the proxy card: three years, two years, one year or abstain. Stockholders are not voting to approve or disapprove the Board of Director’s recommendation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO HOLD A VOTE FOR A ONE-YEAR FREQUENCY FOR THE NON-BINDING ADVISORY STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

Newmont Mining Corporation 2017 Proxy Statement   •  89

Proposal No. 5 — Stockholder Proposal

Regarding Human Rights Risk Assessment

The Company has been advised that the following resolution and statement in support thereof is intended to be presented by or on behalf of a beneficial owner of shares of the Company’s common stock at the Annual Meeting of Stockholders.

“Resolved, that shareholders of Newmont Mining Corporation (“Newmont”) urge the Board of Directors to report to shareholders, at reasonable cost and omitting proprietary information, on Newmont’s process for comprehensively identifying and analyzing potential and actual human rights risks of Newmont’s entire operations and supply chain (a “human rights risk assessment”) addressing the following:

•	Human rights principles used to frame the assessment;

•	Methodology used to track and measure performance, including key performance indicators;

•	Nature and extent of consultation with relevant stakeholders in connection with the assessment; and

•	Actual and/or potential human rights risks identified in the course of the human rights risk assessment (or a statement that no such risks have been identified).

The report should be made available to shareholders on Newmont’s website no later than May 1, 2018.

Stockholder Supporting Statement: As long-term stockholders, we favor policies and practices that protect and enhance the value of our investments. There is increasing recognition that company risks related to human rights violations, such as reputational damage, project delays and disruptions, and litigation, can adversely affect shareholder value.

To manage such risks effectively, companies must assess the risks to shareholder value posed by human rights practices in their operations and supply chain. The United Nations Guiding Principles on Business and Human Rights urge that “business enterprises should carry out human rights due diligence.” (http://www.ohchr.org/Documents/Publications/GuidingPrinciplesBusinessHR_EN.pdf)

Newmont’s business model exposes the company to significant human rights risks. The importance of adequate human rights due diligence to manage that risk effectively is highlighted by Newmont’s operations in Peru. Newmont commissioned an evaluation of compliance with international human rights standards in Peru, where Newmont and its majority-owned subsidiary Minera Yanacocha are engaged in a conflict with a local family over access to and use of land. (http://www.resolv.org/site-yiffm/files/2015/08/YIFFM-report_280916-Final.pdf)

That evaluation found:

•

“material gaps in conformance to the Voluntary Principles [on Security and Human Rights]” [NB: Newmont has committed to the Principles, which provide a framework for companies to maintain the security of their operations while ensuring respect for human rights.]

•

“Minera Yanacocha’s failure to conduct adequate human rights due diligence is one factor that has contributed to a situation where the human rights of the family have been at risk from the outset of the land dispute and have continued to be put at risk as the conflict has unfolded.”

Newmont states that its “actions and philosophies with regard to human rights…reflect the United Nations (UN) Guiding Principles on Business and Human Rights due diligence processes.” (Sustainability and Stakeholder Engagement Policy, at 2 http://s1.q4cdn.com/259923520/files/doc_downloads/newmont_policies/Policy_Sustainability-StakeholderEngagement.pdf) Our proposal asks, then, that Newmont provide shareholders with information about how it is meeting that commitment.

We urge shareholders to vote for this proposal.”

For the reasons discussed below the Board of Directors recommends a vote AGAINST the stockholder proposal.

90  •  Newmont Mining Corporation 2017 Proxy Statement

The Board has carefully considered this proposal and believes that, in light of Newmont’s continued engagement and commitment to actions in connection with human rights risks, the proposed resolution is not necessary.

Newmont believes that upholding fundamental human rights and respecting customs, cultures and values are critical aspects of good business and fundamental to sustainable development. As a result, the Company has already proactively taken the steps to consider human rights and to disclose to its stockholders through its sustainability report its performance and efforts to advance internal systems, invest in processes and develop a deeper cross-functional understanding of our human rights impacts. See our Beyond the Mine Report at http://sustainabilityreport.newmont.com/2015/ethics-and-governance/human-rights for additional details.

Our Code of Conduct commits us to respect and promote the human rights of all people, and our Sustainability and Stakeholder Engagement Policy includes an explicit statement that we will undertake human rights due diligence processes consistent with the United Nations Guiding Principles on Business and Human Rights and the Organization for Economic Co-operation and Development. Supporting our commitments, in 2015, we implemented our Human Rights Standard and became the first company in the extractive industry to publicly report against the United Nations Guiding Principles Reporting Framework, the first comprehensive guide for reporting on human rights risks.

The Company proactively conducted a gap analysis against our Human Rights Standard in 2015 and worked in 2016 to address gaps identified in that analysis across all of our operations. The Company is also conducting human rights impact assessments at a number of our operations and human rights related actions and outcomes are being integrated into our Integrated Management System and other existing processes, such as social impact assessments, grievance mechanisms and stakeholder engagement activities, to ensure management level review. All of our sites are now required to maintain processes to identify human rights risks on an ongoing basis and develop and manage mitigation plans and actions as needed. We believe that on-going and integrated reviews conducted by the Company best position the business to assess salient human rights risks.

The Company has also improved monitoring, tracking and data collection of salient human rights risks. Reporting of grievances or allegations about human rights impacts is provided annually in our Beyond the Mine Report.

The Company also understands the value of utilizing independent third parties to help us form more objective views of our performance. We have drawn on independent expertise to objectively assess or shape our approach to human rights from both a reporting and a performance perspective. For example, in 2016 in connection with a complex land dispute with the Chaupe family at our Yanacocha operation in Peru, the Company brought in RESOLVE, an independent nonprofit organization dedicated to multi-stakeholder consensus building, to conduct a fact-finding process, which is guided by an external advisory panel, to evaluate compliance with international best practices and assess allegations of human rights violations associated with the dispute. As part of this effort, the independent experts and Newmont engaged with a number of NGOs, including Oxfam America, Latin American Mining Monitoring Programme and Amnesty International, to provide status updates. The full report, along with our response to the report and our planned next steps to resolve the dispute, were made publicly available at http://www.newmont.com/Chaupe-Family-Land-Dispute/.

During 2016, our supply chain function began a Newmont-wide supplier risk management project, which will look at all risks across the supplier life cycle (from pre-qualification/selection through to contract close out) including human rights. The Company implemented a supplier screening program including key metrics on human rights performance within our business relationships and we also adopted a Supplier Code of Conduct. The Supplier Code of Conduct is publicly available at http://www.newmont.com/about-us/governance-and-ethics/Supplier-Code-of-Conduct/ . Human rights will be a key component of our supplier training during 2017, and we will define an assurance/audit program for our supply chain to assess high risk business relationship human rights performance. This program is expected to come online in 2019.

In light of Newmont’s continued engagement, policy, standards and robust systems and processes currently in place and our commitment to actions in connection with human rights risks as discussed above and in our Beyond the Mine Report, the Board urges stockholders to vote AGAINST this proposal.

Newmont Mining Corporation 2017 Proxy Statement   •  91

Other Matters

The Board of Directors does not intend to bring other matters before the Annual Meeting, except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment. Additional information about Newmont, including its Annual Report on Form 10-K, is available through the Company’s website, at www.newmont.com.

92  •  Newmont Mining Corporation 2017 Proxy Statement

ANNEX A

NON-GAAP COMPENSATION MEASURES

2016 Corporate Performance Bonus EBITDA

Management of the Company uses Corporate Performance Bonus Adjusted Earnings before interest, taxes and depreciation and amortization (CPB EBITDA) to evaluate the Company’s performance for compensation purposes in connection with the calculation of the Corporate Performance Bonus results. Under the program, CPB EBITDA may be adjusted for one-time accounting items such as asset sales and impairments and for certain commodity and currency impacts as compared to the previously approved annual budget plan which are not in management’s control. CPB EBITDA differs from what is reported under accounting principles generally accepted in the U.S. Further to the discussion of this metric in the section “2016 Compensation” of the Company’s 2017 Proxy Statement, a reconciliation of CPB EBITDA for the year-ended December 31, 2016, appears below.

Year Ended December 31, 2016(1)
Net income (loss) attributable to Newmont stockholders	$(627)
Net income (loss) attributable to noncontrolling interests, net of tax
Continuing operations	(570)
Batu Hijau operations	274
(296)
Loss (income) from discontinued operations, net of tax(2)
Holt property royalty obligation	50
Batu Hijau operations	(517)
Loss on sale of Batu Hijau	600
133
Equity loss (income) of affiliates	13
Income and mining tax expense (benefit)	563
Depreciation and amortization	1,220
Interest expense, net	273
EBITDA	$1,279
EBITDA from discontinued operations(3)	975
EBITDA attributable to noncontrolling interest from continuing operations(4)	414
EBITDA attributable to noncontrolling interest from discontinued operations(5)	(505)
EBITDA attributable to Newmont stockholders	$2,163
2016 Allowable Adjustments(6)	434
Other Adjustments(7)	(276)
CPB ADJUSTED EBITDA	$2,321

(1)	Dollars in table above are represented in millions.

(2)

Loss (income) from discontinued operations relates to (i) adjustments in our Holt property royalty, presented net of tax expense (benefit) of $(19) and $11, respectively, (ii) Batu Hijau operations, presented net of tax expense (benefit) of $309 and $253, respectively, and amounts attributed to noncontrolling interest income (expense) of $(274) and $(224), respectively, and (iii) the loss on sale of Batu Hijau.

Newmont Mining Corporation 2017 Proxy Statement   •  A-1

(3)

EBITDA from discontinued operations is calculated by adding net income attributable to noncontrolling interests, net of tax of $274; loss on sale of Batu Hijau, net of tax of $600; income and mining tax expense of $309; interest expense of $15; and depreciation and amortization of $134 from discontinued operations to net loss from discontinued operations attributable to Newmont stockholders of $357.

(4)

EBITDA attributable to noncontrolling interest from continuing operations is calculated by adding the following amounts attributable to noncontrolling interests: net loss from continuing operations, net of tax of $570; income and mining tax expense of $21; interest expense of $1; and depreciation and amortization of $134.

(5)

EBITDA attributable to noncontrolling interest from discontinued operations is calculated by adding the following amounts attributable to noncontrolling interests: net income from discontinued operations, net of tax of $274; income and mining tax expense of $151; interest expense of $8; and depreciation and amortization of $72.

(6)	CPB related adjustments include asset impairments, exclusion of gain/loss from acquisitions and divestitures, unplanned reclamation accruals, and gain/loss on sale of investments.

(7)	The Committee exercised its discretion to reduce the CPB EBITDA performance for purposes of the bonus payment by including components of certain 2016 impairments.

Investors are cautioned that CPB EBITDA is considered a compensation-related measure by management and should not be confused with the Company’s EBITDA or Adjusted EBITDA reported and reconciled in the Company’s Form 10-K under the heading “Part II — Item 7 — MD&A — Non-GAAP Financial Measures” and which are also set forth below in this Annex A. Management of the Company uses EBITDA and EBITDA adjusted for non-core or unusual items (Adjusted EBITDA) as non-GAAP measures to evaluate the Company’s operating performance. EBITDA and Adjusted EBITDA are non-U.S. GAAP measures. EBITDA, Adjusted EBITDA or CPB EBITDA do not represent, and should not be considered an alternative to, net earnings (loss), operating earnings (loss), or cash flow from operations as those terms are defined by GAAP, and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by GAAP. These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

NON-GAAP FINANCIAL MEASURES

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles (GAAP). These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Unless otherwise noted, we present the Non-GAAP financial measures of our continuing operations in the tables below.

Our management uses adjusted net income, adjusted net income per diluted share and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that adjusted net income, adjusted net income per diluted share and Adjusted EBITDA are used by and are useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional tool to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measures and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. These adjustments consist of special items from our U.S. GAAP financial statements as well as other non-core items, such as property, plant and mine development impairments, restructuring costs, gains and losses on asset sales, abnormal production costs and transaction/acquisition costs included in our U.S. GAAP results that warrant adjustment to arrive at non-GAAP results. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance. Such adjustments are subjective and involve significant management judgment.

For additional information, see Company’s Form 10-K under the heading “Part II — Item 7 — MD&A — Non-GAAP Financial Measures” available on www.sec.gov or www.newmont.com.

Adjusted net income (loss)

Management uses Adjusted net income (loss) to evaluate the Company’s operating performance, and for planning and forecasting future business operations. The Company believes the use of Adjusted net income (loss) allows investors and analysts to understand the results of the continuing operations of the Company and its direct and

A-2  •  Newmont Mining Corporation 2017 Proxy Statement

indirect subsidiaries relating to the sale of products, by excluding certain items that have a disproportionate impact on our results for a particular period. The net income (loss) adjustments are generally presented net of tax at the Company’s statutory effective tax rate of 35% and net of our partners’ noncontrolling interests when applicable. The impact of the adjustments through the Company’s valuation allowance is included in Tax adjustments. Valuation allowance is recorded for items such as foreign tax credits, alternative minimum tax credits, capital losses and disallowed foreign losses. Management’s determination of the components of Adjusted net income (loss) are evaluated periodically and based, in part, on a review of non-GAAP financial measures used by mining industry analysts. Net income (loss) attributable to Newmont stockholders is reconciled to Adjusted net income (loss) as follows:

	Years Ended December 31,
	2016	2015
Net income (loss) attributable to Newmont stockholders	$(627)	$220
Loss (income) attributable to Newmont stockholders from discontinued operations(1)
Holt property royalty obligation	50	(27)
Batu Hijau operations	(243)	(194)
Loss on sale of Batu Hijau	600	—
Net income (loss) attributable to Newmont stockholders from continuing operations	(220)	(1)
Impairment of investments(2)	—	74
Impairment of long-lived assets(3)	336	22
Restructuring and other(4)	18	17
Acquisition costs(5)	6	12
Loss (gain) on asset and investment sales(6)	(107)	(69)
Gain on deconsolidation of TMAC(7)	—	(49)
Reclamation charges(8)	33	94
Ghana Investment Agreement(9)	—	18
Loss on debt repayment(10)	36	—
La Quinua leach pad revision(11)	17	—
Tax adjustments(12)	500	209
Adjusted net income (loss)	$619	$327

(1)

Loss (income) from discontinued operations relates to (i) adjustments in our Holt property royalty, presented net of tax expense (benefit) of $(19) and $11, respectively, (ii) Batu Hijau operations, presented net of tax expense (benefit) of $309 and $253, respectively, and amounts attributed to noncontrolling interest income (expense) of $(274) and $(224), respectively, and (iii) the loss on sale of Batu Hijau.

(2)

Impairment of investments, included in Other income, net, represents other-than-temporary impairments on equity and cost method investments. Amounts are presented net of tax expense (benefit) of $- and $(41), respectively.

(3)

Impairment of long-lived assets, included in Impairment of long-lived assets, represents non-cash write-downs. The 2016 impairments include $970 related to long-lived assets in Yanacocha in the fourth quarter of 2016. Amounts are presented net of tax expense (benefit) of $(180), and $(20), respectively, and amounts attributed to noncontrolling interest income (expense) of $(461) and $(14), respectively.

(4)

Restructuring and other, included in Other expense, net, represents certain costs associated with severance and outsourcing costs and accrued legal costs in our Africa region during 2016, as well as system integration costs related to our acquisition of CC&V. Amounts are presented net of tax expense (benefit) of $(9) and $(12), respectively and amounts attributed to noncontrolling interest income (expense) of $(5) and $(5), respectively.

(5)

Acquisition costs, included in Other expense, net represents adjustments in 2016 to the contingent consideration liability from the acquisition of Boddington and costs associated with the acquisition of CC&V in 2015. Amounts are presented net of tax expense (benefit) of $(4) and $(7), respectively.

(6)

Loss (gain) on asset and investment sales, included in Other income, net, primarily represents the sale of our holdings in Regis in the first quarter of 2016; income recorded in the third quarter of 2016 associated with contingent consideration from the sale of certain properties in our North America segment during 2015; land sales of Hemlo mineral rights in Canada and the Relief Canyon mine in Nevada during the first quarter of 2015;and gains related to the sale of our holdings in EGR in the third quarter of 2015 and Waihi in the fourth quarter of 2015. Amounts are presented net of tax expense (benefit) of $1 and $49, respectively.

(7)

Gain on deconsolidation of TMAC, included in Other income, net, resulted from the deconsolidation of TMAC in the third quarter of 2015. Amounts are presented net of tax expense (benefit) of $- and $27, respectively.

(8)

Reclamation charges, included in Reclamation and remediation, primarily represent adjustments to reclamation liabilities associated with (i) the review of the Yanacocha closure plan during the fourth quarter of 2016 and (ii) revisions to the remediation plan of the Midnite mine during the fourth quarter of 2015. Amounts are presented net of tax expense (benefit) of $(18) and $(51), respectively, and amounts attributed to noncontrolling interest income (expense) of $(37) and $-, respectively.

(9)

Ghana Investment Agreement, included in Other expense, net, represents a charge from the ratification of revised investment agreements by Ghana’s Parliament during the fourth quarter of 2015. Amounts are presented net of tax expense (benefit) of $- and $(9), respectively.

Newmont Mining Corporation 2017 Proxy Statement   •  A-3

(10)

Loss on debt repayment, included in Other income, net, represents the impact of the debt tender offer on our 2019 Senior Notes and 2039 Senior Notes during the first quarter of 2016 and the debt tender offer on our 2022 Senior Notes during the fourth quarter of 2016. Amounts are presented net of tax expense of $(19) and $-, respectively.

(11)

La Quinua leach pad revision, included in Costs applicable to sales and Depreciation and amortization, represents a significant write-down of the estimated recoverable ounces at our Yanacocha operation during the third quarter of 2016. Amounts are presented net of tax expense (benefit) of $(9) and $-, respectively, and amounts attributed to noncontrolling interest income (expense) of $(25) and $- , respectively.

(12)

Tax adjustments include movements in tax valuation allowance and tax adjustments. These tax adjustments were primarily the result of a tax restructuring and a loss carryback which resulted in an increase in the Company’s valuation allowance on credits and capital losses. In addition, an impairment at Yanacocha in the fourth quarter of 2016 resulted in a valuation allowance on the U.S. tax asset related to this investment.

Earnings before interest, taxes and depreciation and amortization and Adjusted earnings before interest, taxes and depreciation and amortization

Management uses Earnings before interest, taxes, and depreciation and amortization (EBITDA) and EBITDA adjusted for non-core or certain items that have a disproportionate impact on our results for a particular period as non-GAAP measures to evaluate the Company’s operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be considered an alternative to, net income (loss), operating income (loss), or cash flow from operations as those terms are defined by GAAP, and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. Although Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our calculation of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies. The Company believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Management’s determination of the components of Adjusted EBITDA are evaluated periodically and based, in part, on a review of non-GAAP financial measures used by mining industry analysts. Net income (loss) attributable to Newmont stockholders is reconciled to EBITDA and Adjusted EBITDA as follows:

	Years Ended December 31,
	2016	2015
Net income (loss) attributable to Newmont stockholders	$(627)	$220
Net income (loss) attributable to noncontrolling interests, net of tax
Continuing operations	(570)	(140)
Batu Hijau operations	274	224
	(296)	84
Loss (income) from discontinued operations, net of tax(1)
Holt property royalty obligation	50	(27)
Batu Hijau operations	(517)	(418)
Loss on sale of Batu Hijau	600	—
	133	(445)
Equity loss (income) of affiliates	13	45
Income and mining tax expense (benefit)	563	391
Depreciation and amortization	1,220	1,102
Interest expense, net	273	297
EBITDA	$1,279	$1,694
Adjustments:
Impairment of investments(2)	$—	$115
Impairment of long-lived assets(3)	977	56
Restructuring and other(4)	32	34
Acquisition costs(5)	10	19
Gain on deconsolidation of TMAC(6)	—	(76)
Reclamation charges(7)	88	145
Ghana Investment Agreement(8)	—	27
Loss on debt repayment(9)	55	—
La Quinua leach pad revision(10)	32	—
Loss (gain) on asset and investment sales(11)	(108)	(118)
Adjusted EBITDA	$2,365	$1,896

(1)

Loss (income) from discontinued operations relates to (i) adjustments in our Holt property royalty, presented net of tax expense (benefit) of $19 and $(11), respectively, (ii) Batu Hijau operations, presented net of tax expense (benefit) of $309 and $253, respectively, and (iii) the loss on sale of Batu Hijau. For additional information regarding our discontinued operations, see Note 3 to our Consolidated Financial Statements.

(2)	Impairment of investments, included in Other income, net, represents other-than-temporary impairments on equity and cost method investments.

A-4  •  Newmont Mining Corporation 2017 Proxy Statement

(3)

Impairment of long-lived assets, included in Impairment of long-lived assets, represents non-cash write-downs. The 2016 impairments include $970 related to long-lived assets in Yanacocha in the fourth quarter of 2016. See Note 7 to our Consolidated Financial Statements for further information.

(4)

Restructuring and other, included in Other expense, net, represents certain costs associated with severance and outsourcing costs and accrued legal costs in our Africa region during 2016, as well as system integration costs related to our acquisition of CC&V.

(5)

Acquisition costs included in Other expense, net, represents adjustments in 2016 to the contingent consideration liability from the acquisition of Boddington and costs associated with the acquisition of CC&V in 2015.

(6)	Gain on deconsolidation of TMAC, included in Other income, net, resulted from the deconsolidation of TMAC in the third quarter of 2015.

(7)

Reclamation charges, included in Reclamation and remediation, primarily represent adjustments to reclamation liabilities associated with (i) the review of the Yanacocha closure plan during the fourth quarter of 2016 and (ii) revisions to the remediation plan of the Midnite mine during the fourth quarter of 2015.

(8)	Ghana Investment Agreement, included in Other expense, net, represents a charge from the ratification of revised investment agreements by Ghana’s Parliament during the fourth quarter of 2015.

(9)

Loss on debt repayment, included in Other income, net, represents the impact of the debt tender offer on our 2019 Senior Notes and 2039 Senior Notes during the first quarter of 2016 and the debt tender offer on our 2022 Senior Notes during the fourth quarter of 2016.

(10)

La Quinua leach pad revision, included in Costs applicable to sales, represents a significant write-down of the estimated recoverable ounces at our Yanacocha operation during the third quarter of 2016.

(11)

Loss (gain) on asset and investment sales, included in Other income, net, primarily represents the sale of our holdings in Regis in the first quarter of 2016; income recorded in the third quarter of 2016 associated with contingent consideration from the sale of certain properties in our North America segment during 2015; land sales of Hemlo mineral rights in Canada and the Relief Canyon mine in Nevada during the first quarter of 2015; and gains related to the sale of our holdings in EGR in the third quarter of 2015 and Waihi in the fourth quarter of 2015.

Free Cash Flow

Management uses Free Cash Flow as a non-GAAP measure to analyze cash flows generated from operations. Free Cash Flow is Net cash provided by operating activities less Net cash provided by operating activities of discontinued operations less Additions to property, plant and mine development as presented on the Statements of Consolidated Cash Flows. The Company believes Free Cash Flow is also useful as one of the bases for comparing the Company’s performance with its competitors. Although Free Cash Flow and similar measures are frequently used as measures of cash flows generated from operations by other companies, the Company’s calculation of Free Cash Flow is not necessarily comparable to such other similarly titled captions of other companies.

The presentation of non-GAAP Free Cash Flow is not meant to be considered in isolation or as an alternative to net income as an indicator of the Company’s performance, or as an alternative to cash flows from operating activities as a measure of liquidity as those terms are defined by GAAP, and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. The Company’s definition of Free Cash Flow is limited in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, the Company believes it is important to view Free Cash Flow as a measure that provides supplemental information to the Company’s Statements of Consolidated Cash Flows.

The following table sets forth a reconciliation of Free Cash Flow, a non-GAAP financial measure, to Net cash provided by operating activities, which the Company believes to be the GAAP financial measure most directly comparable to Free Cash Flow, as well as information regarding Net cash used in investing activities and Net cash provided by (used in) financing activities.

	Years Ended December 31,
	2016	2015
Net cash provided by operating activities	$2,786	$2,145
Less: Net cash provided by operating activities of discontinued operations	(869)	(557)
Net cash provided by operating activities of continuing operations	1,917	1,588
Less: Additions to property, plant and mine development	(1,133)	(1,311)
Free Cash Flow	$784	$277
Net cash used in investing activities(1)	$(80)	$(2,041)
Net cash provided by (used in) financing activities	$1,801	$296

(1)	Net cash used in investing activities includes Additions to property, plant and mine development, which is included in the Company’s computation of Free Cash Flow.

Newmont Mining Corporation 2017 Proxy Statement   •  A-5

All-In Sustaining Costs

Newmont has worked to develop a metric that expands on GAAP measures, such as cost of goods sold, and non-GAAP measures, such as Costs applicable to sales per ounce, to provide visibility into the economics of our mining operations related to expenditures, operating performance and the ability to generate cash flow from our continuing operations.

Current GAAP-measures used in the mining industry, such as cost of goods sold, do not capture all of the expenditures incurred to discover, develop and sustain production. Therefore, we believe that all-in sustaining costs is a non-GAAP measure that provides additional information to management, investors and analysts that aid in the understanding of the economics of our operations and performance compared to other producers and in the investor’s visibility by better defining the total costs associated with production.

All-in sustaining cost (AISC) amounts are intended to provide additional information only and do not have any standardized meaning prescribed by GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The measures are not necessarily indicative of operating profit or cash flow from operations as determined under GAAP. Other companies may calculate these measures differently as a result of differences in the underlying accounting principles, policies applied and in accounting frameworks such as in International Financial Reporting Standards, or by reflecting the benefit from selling non-gold metals as a reduction to AISC. Differences may also arise related to definitional differences of sustaining versus development capital activities based upon each company’s internal policies.

The following disclosure provides information regarding the adjustments made in determining the all-in sustaining costs measure:

Costs Applicable to Sales — Includes all direct and indirect costs related to current production incurred to execute the current mine plan. We exclude certain exceptional or unusual amounts from Costs applicable to sales (CAS), such as significant revisions to recovery amounts. CAS includes by-product credits from certain metals obtained during the process of extracting and processing the primary ore-body. CAS is accounted for on an accrual basis and excludes Depreciation and amortization and Reclamation and remediation, which is consistent with our presentation of CAS on the Statements of Consolidated Operations. In determining AISC, only the CAS associated with producing and selling an ounce of gold or a pound of copper is included in the measure. Therefore, the amount of gold CAS included in AISC is derived from the CAS presented in the Company’s Statements of Consolidated Operations less the amount of CAS attributable to the production of copper at our Phoenix and Boddington mines. The copper CAS at those mine sites is disclosed in Note 5 of the Consolidated Financial Statements. The allocation of CAS between gold and copper at the Phoenix and Boddington mines is based upon the relative sales value of copper and gold produced during the period.

Reclamation Costs — Includes accretion expense related to Asset Retirement Obligation (ARO) and the amortization of the related Asset Retirement Cost (ARC) for the Company’s operating properties. Accretion related to the ARO and the amortization of the ARC assets for reclamation does not reflect annual cash outflows but are calculated in accordance with GAAP. The accretion and amortization reflect the periodic costs of reclamation associated with current production and are therefore included in the measure. The allocation of these costs to gold and copper is determined using the same allocation used in the allocation of CAS between gold and copper at the Phoenix and Boddington mines.

Advanced projects, research and development and Exploration — Includes incurred expenses related to projects that are designed to increase or enhance current production and exploration. We note that as current resources are depleted, exploration and advanced projects are necessary for us to replace the depleting reserves or enhance the recovery and processing of the current reserves. As this relates to sustaining our production, and is considered a continuing cost of a mining company, these costs are included in the AISC measure. These costs are derived from the Advanced projects, research and development and Exploration amounts presented in the Statements of Consolidated Operations less the amount attributable to the production of copper at our Phoenix and Boddington mines. The allocation of these costs to gold and copper is determined using the same allocation used in the allocation of CAS between gold and copper at the Phoenix and Boddington mines.

General and Administrative — Includes costs related to administrative tasks not directly related to current production, but rather related to support our corporate structure and fulfill our obligations to operate as a public company. Including these expenses in the AISC metric provides visibility of the impact that general and administrative activities have on current operations and profitability on a per ounce basis.

Other expense, net — Includes administrative costs to support current production. We exclude certain exceptional or unusual expenses from Other expense, net, such as restructuring, as these are not indicative to sustaining our current operations. Furthermore, this adjustment to Other expense, net is also consistent with the nature of the adjustments

A-6  •  Newmont Mining Corporation 2017 Proxy Statement

made to Net income (loss) attributable to Newmont stockholders as disclosed in the Company’s non-GAAP financial measure Adjusted net income (loss). The allocation of these costs to gold and copper is determined using the same allocation used in the allocation of CAS between gold and copper at the Phoenix and Boddington mines.

Treatment and Refining Costs — Includes costs paid to smelters for treatment and refining of our concentrates to produce the salable metal. These costs are presented net as a reduction of Sales on our Statements of Consolidated Operations.

Sustaining Capital — We determined sustaining capital as those capital expenditures that are necessary to maintain current production and execute the current mine plan. Capital expenditures to develop new operations, or related to projects at existing operations where these projects will enhance production or reserves, are considered development. We determined the classification of sustaining and development capital projects based on a systematic review of our project portfolio in light of the nature of each project. Sustaining capital costs are relevant to the AISC metric as these are needed to maintain the Company’s current operations and provide improved transparency related to our ability to finance these expenditures from current operations. The allocation of these costs to gold and copper is determined using the same allocation used in the allocation of CAS between gold and copper at the Phoenix and Boddington mines.

Year Ended December 31, 2016	Costs Applicable to Sales(1)(2)(3)	Reclamation Costs(4)	Advanced Projects, Research and Development and Exploration	General and Administrative	Other Expense, Net(5)	Treatment and Refining Costs	Sustaining Capital(6)	All-In Sustaining Costs	Ounces (000)/ Pounds (millions) Sold	All-In Sustaining Costs per oz/lb
Gold
Carlin	$797	$5	$19	$5	—	—	$163	$989	944	$1,048
Phoenix	164	5	1	1	1	8	12	192	205	937
Twin Creeks	234	3	8	1	—	—	33	279	455	613
Long Canyon(7)	4	—	—	—	—	—	1	5	22	227
CC&V	216	4	11	2	—	—	10	243	391	621
Other North America	—		32	—	5	—	7	44	—	—
North America	1,415	17	71	9	6	8	226	1,752	2,017	869
Yanacocha	493	57	35	7	—	—	82	674	637	1,058
Merian(8)	34	—	3	—	—	—	—	37	99	374
Other South America	—	—	57	6	—	—	—	63	—	—
South America	527	57	95	13	—	—	82	774	736	1,052
Boddington	530	6	1	—	—	22	51	610	787	775
Tanami	238	3	13	—	—	—	85	339	459	739
Kalgoorlie	257	5	5	—	—	7	19	293	378	775
Other Asia Pacific	—	—	8	15	5	—	6	34	—	—
Asia Pacific	1,025	14	27	15	5	29	161	1,276	1,624	786
Ahafo	313	6	28	—	1	—	54	402	349	1,152
Akyem	235	8	8	—	1	—	24	276	473	584
Other Africa	—	—	2	5	—	—	—	7	—	—
Africa	548	14	38	5	2	—	78	685	822	833
Corporate and Other	—	—	51	190	3	—	10	254	—	—
Total Gold	3,515	102	282	232	16	37	557	4,741	5,199	912
Copper
Phoenix	$99	3	—	1	—	3	9	115	40	2.88
Boddington	126	1	—	—	—	13	12	152	76	2.00
Total Copper	225	4	—	1	—	16	21	267	116	2.30
Consolidated	$3,740	$106	$282	$233	$16	$53	$578	$5,008

(1)	Excludes Depreciation and amortization and Reclamation and remediation.

(2)	Includes by-product credits of $50.

Newmont Mining Corporation 2017 Proxy Statement   •  A-7

(3)

Includes stockpile and leach pad inventory adjustments of $117 at Yanacocha, $77 at Carlin, $71 at Ahafo and $18 at Twin Creeks. Total stockpile and leach pad inventory adjustments at Yanacocha of $151 were adjusted above by $32 related to a significant write-down of recoverable ounces at the La Quinua Leach Pad in the third quarter of 2016.

(4)	Reclamation costs include operating accretion of $75 and amortization of asset retirement costs of $31.

(5)	Other expense, net is adjusted for restructuring and other costs of $32 and acquisition costs of $10.

(6)

Excludes development capital expenditures, capitalized interest, and the increase in accrued capital, totaling $555. The following are major development projects during the period: Merian, Long Canyon and the CC&V and Tanami expansions.

(7)	Advanced projects, research and development and Exploration incurred at Long Canyon prior to reaching commercial production in November 2016 of $20 is included in Other North America.

(8)	Advanced projects, research and development and Exploration incurred at Merian prior to reaching commercial production in October 2016 of $21 is included in Other South America.

Year Ended December 31, 2015	Costs Applicable to Sales(1)(2)(3)	Reclamation Costs(4)	Advanced Projects, Research and Development and Exploration	General and Administrative	Other Expense, Net(5)	Treatment and Refining Costs	Sustaining Capital(6)	All-In Sustaining Costs	Ounces (000)/ Pounds (millions) Sold	All-In Sustaining Costs per oz/lb
Gold
Carlin	$790	$4	$16	$7	$—	$—	$188	$1,005	886	$1,134
Phoenix	163	4	2	2	1	8	15	195	199	980
Twin Creeks	246	4	8	2	2	—	47	309	473	653
CC&V(7)	44	2	3	—	—	—	7	56	82	683
Other North America(8)	—	—	30	—	3	—	8	41	—	—
North America	1,243	14	59	11	6	8	265	1,606	1,640	979
Yanacocha	564	97	37	15	3	—	97	813	924	880
Other South America(9)	—	—	58	4	2	—	—	64	—	—
South America	564	97	95	19	5	—	97	877	924	949
Boddington	570	9	2	—	—	24	47	652	816	799
Tanami	225	3	7	1	—	—	78	314	434	724
Waihi(10)	55	2	3	—	—	—	3	63	116	543
Kalgoorlie	272	5	3	1	—	5	21	307	318	965
Other Asia Pacific	—	—	5	17	14	—	6	42	—	—
Asia Pacific	1,122	19	20	19	14	29	155	1,378	1,684	818
Ahafo	206	7	24	1	1	—	57	296	332	892
Akyem	212	6	8	—	—	—	44	270	472	572
Other Africa	—	—	2	9	—	—	—	11	—	—
Africa	418	13	34	10	1	—	101	577	804	718
Corporate and Other	—	—	72	181	10	—	10	273	—	—
Total Gold	$3,347	$143	$280	$240	$36	$37	$628	$4,711	5,052	$933
Copper
Phoenix	$91	$3	$1	$1	$—	$3	$9	$108	47	$2.30
Boddington	140	2	1	—	—	15	11	169	82	2.06
Total Copper	$231	$5	$2	$1	$—	$18	$20	$277	129	$2.15
Consolidated	$3,578	$148	$282	$241	$36	$55	$648	$4,988

(1)	Excludes Depreciation and amortization and Reclamation and remediation.

(2)	Includes by-product credits of $45.

(3)	Includes stockpile and leach pad inventory adjustments of $116 at Carlin, $14 at Twin Creeks, $77 at Yanacocha and $19 at Boddington.

(4)	Reclamation costs include operating accretion of $74 and amortization of asset retirement costs of $74.

(5)	Other expense, net is adjusted for restructuring costs and other of $34, the Ghana Investment Agreement payment of $27 and acquisition costs of $19.

A-8  •  Newmont Mining Corporation 2017 Proxy Statement

(6)

Excludes development capital expenditures, capitalized interest, and the decrease in accrued capital, totaling $663. The following are major development projects during the period: Turf Vent Shaft, Merian, Long Canyon and the CC&V expansion project.

(7)	The Company acquired the CC&V gold mining business on August 3, 2015.

(8)	Advanced projects, research and development and Exploration incurred at Long Canyon of $22 is included in Other North America.

(9)	Advanced projects, research and development and Exploration incurred at Merian of $12 were previously included in Corporate and Other is included in Other South America.

(10)	On October 29, 2015, the Company sold the Waihi mine.

Newmont Mining Corporation 2017 Proxy Statement   •  A-9

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Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Daylight Time, on April 20, 2017.

Vote by Internet • Go to www.envisionreports.com/NEM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees.

1. Election of Directors:	For	Withhold	Abstain		For	Withhold	Abstain		For	Withhold	Abstain	+
01 - G.H. Boyce	☐	☐	☐	02 - B.R. Brook	☐	☐	☐	03 - J.K. Bucknor	☐	☐	☐
04 - V.A. Calarco	☐	☐	☐	05 - J.A. Carrabba	☐	☐	☐	06 - N. Doyle	☐	☐	☐
07 - G.J. Goldberg	☐	☐	☐	08 - V.M. Hagen	☐	☐	☐	09 - J. Nelson	☐	☐	☐
10 - J.M. Quintana	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.

	For	Against	Abstain

2. Ratify Appointment of Independent Registered Public Accounting Firm for 2017.	☐	☐	☐

	For	Against	Abstain

3. Approve, on an Advisory Basis, Named Executive Officer Compensation.	☐	☐	☐

The Board of Directors recommends a vote for ONE YEAR frequency.

	1 Year	2 Years	3 Years	Abstain

4. Approve, on an Advisory Basis, the Frequency of Stockholder Vote on Executive Compensation.	☐	☐	☐	☐
The Board of Directors recommends a vote AGAINST Proposal 5.
		For	Against	Abstain

5. Stockholder Proposal Regarding Human Rights Risk Assessment.		☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

02IX4D

Important notice regarding the Internet availability of proxy materials for the 2017 Annual Meeting of Stockholders.

The 2017 Proxy Statement and the 2016 Annual Report to Stockholders are available at:

www.envisionreports.com/NEM

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Newmont Mining Corporation	+

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS APRIL 20, 2017.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NEWMONT MINING CORPORATION

The undersigned, a holder of record shares of common stock, par value $1.60 per share, of Newmont Mining Corporation (the “Corporation”) at the close of business on February 21, 2017 (the “Record Date”), hereby appoints Stephen P. Gottesfeld and Logan Hennessey, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the common stock of the Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at 11:00 a.m. local time on Thursday, April 20, 2017 at The St. Regis New York, Two East 55th Street, at Fifth Avenue, New York, New York, USA, and any adjournment thereof, upon the matters listed on the reverse side hereof.

The proxies cannot vote your shares unless you vote by mail, Internet or telephone. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. To vote by Internet or telephone, please follow the instructions on the reverse side hereof. Your Internet or telephone vote authorizes the proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON A MATTER LISTED ON THE REVERSE SIDE HEREOF, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR CHOICE ON A MATTER LISTED ON THE REVERSE SIDE HEREOF, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The undersigned hereby authorizes the proxies, in their discretion, to vote on any other business which may properly be brought before the meeting or any adjournment thereof. Proxies can only be given by the corporation’s common stockholders of record on the Record Date. Please sign your name below exactly as it appears on your stock certificate(s) on the Record Date or on the label affixed hereto. When the shares of the corporation’s common stock are held of record by Joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, the 2017 Proxy Statement and the 2016 Annual Report to Stockholders.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

C	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.